File Pursuant to Rule 424(b)(3)

Registration No. 333-133184

The Neiman Marcus Group, Inc.
9%/9 3/4% Senior Notes due 2015
10 3/8 % Senior Subordinated Notes due 2015

The Senior Notes

The 9%/9 3/4% Senior Notes due 2015 (the “senior notes”) will mature on October 15, 2015.  We will pay interest on the senior notes on each January 15, April 15, July 15 and October 15, commencing on January 15, 2006.  For any interest period through October 15, 2010, we may elect to pay interest on the senior notes in cash or by increasing the principal amount of the senior notes.  Interest payable in cash will accrue at a rate of 9% per annum, and interest payable by increasing the principal amount of the senior notes will accrue at a rate of 9 3/4% per annum.  After October 15, 2010, we must pay all interest payments on the senior notes in cash.  The senior notes will be treated as having been issued with original issue discount for U.S. federal income tax purposes.  The senior notes will be our unsecured, senior obligations and will rank equally in right of payment with all of our existing and future senior indebtedness, senior to all of our existing and future subordinated indebtedness, including the senior subordinated notes, and effectively junior to all of our existing and future secured indebtedness, including our senior secured credit facilities and our 7.125% senior debentures due 2028 (the “2028 debentures”).

The Senior Subordinated Notes

The 10 3/8% Senior Subordinated Notes due 2015 (the “senior subordinated notes” and together with the senior notes, the “notes”) will mature on October 15, 2015.  We will pay interest on the senior subordinated notes on each April 15 and October 15, commencing on April 15, 2006.  The senior subordinated notes will be our unsecured, senior subordinated obligations and will rank junior in right of payment to all of our existing and future senior indebtedness, including our senior secured credit facilities, our 2028 debentures and the senior notes.

Neiman Marcus, Inc., our parent company, and each of our wholly-owned domestic subsidiaries that has guaranteed our senior secured credit facilities, unconditionally guarantees the senior notes with guarantees that will rank equal in right of payment to all of the senior indebtedness of such guarantor, and unconditionally guarantees the senior subordinated notes with guarantees that will be subordinated in right of payment to all existing and future senior indebtedness of such guarantor.

Prior to October 15, 2010, we may redeem some or all of the notes at a redemption price equal to the “make whole” amount for notes of the relevant series set forth in this prospectus.  On or after October 15, 2010, we may redeem some or all of the notes at the redemption prices for notes of the relevant series set forth in this prospectus.  Prior to October 15, 2008, we may redeem up to 35% of each series of the notes from the net cash proceeds of certain equity offerings at the applicable redemption price set forth in this prospectus.

You should consider carefully the “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

This prospectus will be used by Credit Suisse Securities (USA) LLC in connection with offers and sales in market-making transactions at negotiated prices related to prevailing market prices.  There is currently no public market for the securities.  We do not intend to list the securities on any securities exchange.  Credit Suisse Securities (USA) LLC has advised us that it is currently making a market in the securities; however, it is not obligated to do so and may stop at any time.  Credit Suisse Securities (USA) LLC may act as principal or agent in any such transaction.  We will not receive the proceeds of the sale of the securities but will bear the expenses of registration.  See “Plan of Distribution.”

Credit Suisse

The date of this prospectus is October 3, 2008.

WHERE YOU CAN FIND MORE INFORMATION

We, our parent guarantor and our guarantor subsidiaries have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-1 under the Securities Act with respect to the notes.  This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement.  For further information with respect to us and the notes, reference is made to the registration statement.  Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.  In addition, we incorporate by reference important information into this prospectus.  See “Incorporation of Certain Information by Reference.”

We file reports and other information with the SEC.  The registration statement, such reports and other information can be read and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549.  Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates.  You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.  Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

We have agreed under the terms of the notes that, even if we are not required under the Securities Exchange Act of 1934 (the “Exchange Act”) to furnish reports to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us on Forms 10-Q, 10-K and 8-K if we were subject to Sections 13 or 15(d) of the Exchange Act.  So long as our parent is a guarantor, this requirement in respect of the notes may be satisfied by the filing of such reports by our parent, provided that specified consolidating information is provided.  See “Description of Senior Notes” and “Description of Senior Subordinated Notes.”

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements based on estimates and assumptions.  Forward-looking statements give our current expectations or forecasts of future events.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “predict,” “expect,” “estimate,” “intend,” “would,” “could,” “should,” “anticipate,” “believe,” “project” or “continue” or the negative thereof or other similar words.  Any or all of our forward-looking statements in this prospectus may turn out to be incorrect, possibly to a material degree.  Such statements can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties.  Consequently, no forward-looking statement can be guaranteed.  Actual results may vary materially from our forward-looking statements.  Investors are cautioned not to place undue reliance on any forward-looking statements.

Investors should also understand that it is not possible to predict or identify all the risks and uncertainties that could affect future events and should not consider the following list to be a complete statement of all potential risks and uncertainties.  Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

Political and General Economic Conditions

•                  current political and general economic conditions or changes in such conditions including relationships between the United States and the countries from which we source our merchandise;

•                  terrorist activities in the United States and elsewhere;

•                  political, social, economic, or other events resulting in the short- or long-term disruption in business at our stores, distribution centers or offices;

Customer Considerations

•                  changes in the demographic or retail environment;

•                  changes in consumer confidence resulting in a reduction of discretionary spending on goods;

•                  changes in consumer preferences or fashion trends;

•                  changes in our relationships with customers due to, among other things, 1) our failure to provide quality service and competitive loyalty programs, 2) our inability to provide credit pursuant to our proprietary credit card arrangement or 3) our failure to protect customer data or comply with regulations surrounding information security and privacy;

Merchandise Procurement and Supply Chain Considerations

•                  changes in our relationships with designers, vendors and other sources of merchandise, including adverse changes in their financial viability;

•                  delays in receipt of merchandise ordered due to work stoppages or other causes of delay in connection with either the manufacture or shipment of such merchandise;

•                  changes in foreign currency exchange or inflation rates;

•                  significant increases in paper, printing and postage costs;

Industry and Competitive Factors

•                  competitive responses to our loyalty programs, marketing, merchandising and promotional efforts or inventory liquidations by vendors or other retailers;

•                  seasonality of the retail business;

•                  adverse weather conditions or natural disasters, particularly during peak selling seasons;

•                  delays in anticipated store openings and renovations;

•                  our success in enforcing our intellectual property rights;

Employee Considerations

•                  changes in key management personnel and our ability to retain key management personnel;

•                  changes in our relationships with certain of our key sales associates and our ability to retain our key sales associates;

Legal and Regulatory Issues

•                  changes in government or regulatory requirements increasing our costs of operations;

•                  litigation that may have an adverse effect on our financial results or reputation;

Leverage Considerations

•                  the effects of incurring a substantial amount of indebtedness under our senior secured credit facilities and our senior notes and senior subordinated notes;

•                  the effects upon us of complying with the covenants contained in our senior secured credit facilities and the indentures governing our senior notes and senior subordinated notes;

•                  restrictions the terms and conditions of the indebtedness under our senior secured credit facilities may place on our ability to respond to changes in our business or to take certain actions;

Other Factors

•                  impact of funding requirements related to our noncontributory defined benefit pension plan;

•                  the design and implementation of new information systems as well as enhancements of existing systems; and

•                  other risks, uncertainties and factors set forth in this prospectus, including under “Risk Factors,” and in our parent’s Annual Report on Form 10-K incorporated by reference herein.

The foregoing factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business.  Except to the extent required by law, we undertake no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

You should review carefully the section captioned “Risk Factors” in this prospectus for a more complete discussion of the risks of an investment in the notes.

ABOUT THIS PROSPECTUS

Unless the context otherwise indicates or requires, as used in this prospectus:

•                  the terms “we,” “us,” “our,” “Company” or “Neiman Marcus” refer to The Neiman Marcus Group, Inc., and its consolidated subsidiaries, unless we expressly state otherwise or the context otherwise requires;

•                  references to the “issuer” are to The Neiman Marcus Group, Inc.;

•                  references to the “parent” are to Neiman Marcus, Inc. (formerly known as Newton Acquisition, Inc.);

•                  the term “domestic” refers to the United States;

•                  references to “Kate Spade” are to Kate Spade LLC, a Delaware limited liability company in which we formerly owned a 56% interest (although we no longer own Kate Spade, references to Kate Spade in the description of the covenants applicable to the notes have been retained for historical accuracy);

•                  references to the “Transactions” are to the transactions defined as the “Acquisition” in our parent’s Annual Report on Form 10-K for the fiscal year ended August 2, 2008, which is incorporated by reference in this prospectus;

•                  references to the “Sponsors” are to the investment funds affiliated with TPG Capital (formerly Texas Pacific Group) and Warburg Pincus LLC that provided equity investments that funded a portion of the cash consideration paid as part of the merger;

•                  references to the “Initial Purchasers” are to Credit Suisse Securities (USA) LLC (formerly known as Credit Suisse First Boston LLC), Deutsche Bank Securities Inc., Banc of America Securities LLC, and Goldman, Sachs & Co, who were the initial purchasers of the notes on October 6, 2005;

•                  references to “Sponsor Funds” are to investment funds associated with or designated by a Sponsor, including certain other funds which invested directly through a Sponsor Fund to provide equity financing for the Transactions;

•                  references to the “Co-Investors” are to certain investors who agreed to co-invest with the Sponsor Funds or through a vehicle jointly controlled by the Sponsors to provide equity financing for the Transactions;

•                  references to the “2008 notes” are to the 6.65% senior notes due 2008 issued by The Neiman Marcus Group, Inc. pursuant the indenture dated as of May 27, 1998, by and between The Neiman Marcus Group, Inc. and The Bank of New York, as trustee; and

•                  references to any “fiscal year” are to our fiscal year, which ends on the Saturday closest to July 31 (all references to fiscal year 2008 relate to the 53 weeks ended August 2, 2008, and all references to fiscal year 2007 relate to the 52 weeks ended July 28, 2007).

All financial data in this prospectus reflect Kate Spade LLC as discontinued operations for all periods presented.

SUMMARY

The following summary contains selected information about us and about this offering.  It likely does not contain all of the information that is important to you.  Before you make an investment decision, you should review this prospectus in its entirety, including the documents incorporated herein by reference.

The Neiman Marcus Group, Inc.

Overview

We are one of the nation’s leading luxury retailers, offering distinctive merchandise and excellent customer service that cater to the needs of the affluent consumer.  Since our founding in the early 1900s, we have established ourselves as a leading fashion authority among luxury consumers and have become a premier U.S. retail channel for many of the world’s most exclusive designers.  Currently, we operate 40 Neiman Marcus full-line stores at prime retail locations in major U.S. markets and two Bergdorf Goodman stores on Fifth Avenue in New York City.  We also operate catalogs and e-commerce websites under the brands Neiman Marcus®, Bergdorf Goodman® and Horchow®.  During fiscal year 2008, we generated revenues of $4,600.5 million and operating earnings of $466.4 million.

Corporate Information

The Neiman Marcus Group, Inc. is incorporated in the state of Delaware.  Our principal executive offices are located at One Marcus Square, 1618 Main Street, Dallas, Texas.  Our telephone number is (214) 743-7600.  Our website address is www.neimanmarcusgroup.com.  The information on our website is not a part of this prospectus.

Summary of Terms of the Notes

Issuer	The Neiman Marcus Group, Inc.

Notes Offered Senior Notes	$700,000,000 aggregate original principal amount of 9%/9 3/4% Senior Notes due 2015.

Senior Subordinated Notes	$500,000,000 aggregate principal amount of 10 3/8% Senior Subordinated Notes due 2015.

The senior notes and the senior subordinated notes are referred to herein as the “notes.”

Maturity Date Senior Notes	The senior notes will mature on October 15, 2015.

Senior Subordinated Notes	The senior subordinated notes will mature on October 15, 2015.

Interest Payment Dates Senior Notes	January 15, April 15, July 15 and October 15 of each year commencing January 15, 2006.

Senior Subordinated Notes	April 15 and October 15 of each year commencing April 15, 2006.

Form of Interest Payment Senior Notes	We will make the initial interest payment on the senior notes in cash. For any interest period thereafter through October 15, 2010, we may elect to pay interest on the senior notes, at our option:

• entirely in cash (“cash interest”) or

• entirely by increasing the principal amount of the senior notes (“PIK interest”).

Cash interest will accrue at a rate of 9% per annum, and PIK interest will accrue at a rate of 9 3/4% per annum.  If we elect to pay PIK interest, we will increase the principal amount of the senior notes in an amount equal to the amount of PIK interest for the applicable interest payment period (rounded up to the nearest $1,000 in the case of global notes) to holders of senior notes on the relevant record date.  The senior notes will bear interest on the increased principal amount thereof from and after the applicable interest payment date on which a payment of PIK interest is made.  We must elect the form of interest payment with respect to each interest period no later than the beginning of the applicable interest period.  In the absence of such an election or proper notification of such election to the trustee, interest is payable entirely in cash.  After October 15, 2010, we must pay all interest payments on the senior notes entirely in cash.

Senior Subordinated Notes	In cash.

Original Issue Discount

We have the option, until October 15, 2010, to pay interest on the senior notes in cash interest or PIK interest.  For U.S. federal income tax purposes, the existence of this option means that none of the interest payments on the senior notes prior to October 15, 2010 are qualified stated interest even if we never exercise the option to pay interest in the form of PIK interest.  Consequently, the senior notes are treated as issued at a discount and U.S. holders are required to include original issue discount in gross income for U.S. federal income tax purposes in advance of the receipt of cash payments on such notes.  For more information, see “Certain U.S. Federal Income Tax Considerations.”

Optional Redemption Senior Notes

Prior to October 15, 2008, we may redeem up to 35% of the aggregate principal amount of the senior notes with the net proceeds of specified equity offerings.  Prior to October 15, 2010, we may redeem some or all of the senior notes at a price equal to 100% of the principal amount thereof, plus the Applicable Premium set forth under “Description of Senior Notes.” On or after October 15, 2010, we may redeem some or all of the senior notes at the redemption prices listed under “Description of Senior Notes—Optional Redemption.”

Senior Subordinated Notes

Prior to October 15, 2008, we may redeem up to 35% of the aggregate principal amount of the senior subordinated notes with the net proceeds of specified equity offerings.  Prior to October 15, 2010, we may redeem some or all of the senior subordinated notes at a price equal to 100% of the principal amount thereof, plus the Applicable Premium set forth under “Description of Senior Subordinated Notes.” On or after October 15, 2010, we may redeem some or all of the senior subordinated notes at the redemption prices listed under “Description of Senior Subordinated Notes—Optional Redemption.”

Change of Control	If a Change of Control occurs, we must give holders of the notes an opportunity to sell to us the applicable notes at a purchase price of 101% of the principal amount of the applicable notes, plus accrued and unpaid interest to the date of the purchase.  The term “Change of Control” is defined under “Description of Senior Notes—Repurchase at the Option of Holders—Change of Control” and “Description of Senior Subordinated Notes—Repurchase at the Option of Holders—Change of Control.”

Guarantees Senior Notes

The senior notes are guaranteed, jointly and severally, on an unsecured, senior basis, by each of our wholly-owned domestic subsidiaries that guarantee our obligations under our senior secured credit facilities and by our Parent.

Senior Subordinated Notes

The senior subordinated notes are guaranteed, jointly and severally, on an unsecured, senior subordinated basis, by each of our wholly-owned domestic subsidiaries that guarantee our obligations under our senior secured credit facilities and by our Parent.

Ranking	The senior notes and the guarantees thereof are our and the guarantors’ unsecured, senior obligations and rank:

•                  equal in the right of payment with all of our and the guarantors’ existing and future senior indebtedness, including any borrowings under our senior secured credit facilities and the guarantees thereof and our 2028 debentures; and

•                  senior to all of our and our guarantors’ existing and future subordinated indebtedness, including the senior subordinated notes and the guarantees thereof.

The senior notes also are effectively junior in priority to our and our guarantors’ obligations under all secured indebtedness, including our senior secured credit facilities, our 2028 debentures, and any other secured obligations, in each case, to the extent of the value of the assets securing such obligations.

The senior subordinated notes and the guarantees thereof are our and the guarantors’ unsecured, senior subordinated obligations and rank:

•                  junior to all of our and the guarantors’ existing and future senior indebtedness, including the senior notes and any borrowings under our senior secured credit facilities, and the guarantees thereof and our 2028 debentures;

•                  equally with any of our and the guarantors’ future senior subordinated indebtedness; and

•                  senior to any of our and the guarantors’ future subordinated indebtedness.

In addition, all of the notes are structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that are not providing guarantees.  See “Description of Senior Notes—Ranking—Liabilities of Subsidiaries versus Senior Notes” and “Description of Senior Subordinated Notes—Ranking—Liabilities of Subsidiaries versus Senior

Subordinated Notes.”

As of August 2, 2008, we had outstanding on a consolidated basis:

• $1,751.9 million principal amount of secured senior indebtedness, consisting of

• our 2028 debentures (in an aggregate principal amount of $125.0 million);

•                  indebtedness under our senior secured term loan facility (in an aggregate principal amount of $1,625.0 million);

•                  other indebtedness aggregating $1.9 million, consisting primarily of $1.7 million of capital lease obligations;

•                  $700.0 million principal amount of unsecured senior indebtedness, consisting of the original principal amount of the senior notes; and

•                  $500.0 million principal amount of unsecured senior subordinated indebtedness, consisting of the senior subordinated notes.

Although we had no borrowings outstanding under our $600.0 million senior secured asset-based revolving credit facility as of August 2, 2008, we had $576.0 million of unused borrowing capacity available under the facility as of such date based on a borrowing base of over $600.0 million and after giving effect to $24.0 million used for letters of credit.

Furthermore, as of August 2, 2008, our subsidiaries that will not be providing guarantees of the notes had an aggregate amount of approximately $0.2 million of total liabilities, including trade payables.

Restrictive Covenants	The indentures governing the senior notes and the senior subordinated notes contain covenants that limit our ability and certain of our subsidiaries’ ability to:

•                  incur additional indebtedness;

•                  pay dividends on our capital stock or redeem, repurchase or retire our capital stock or subordinated indebtedness;

•                  make investments;

•                  create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the notes;

•                  engage in transactions with our affiliates;

•                  sell assets, including capital stock of our subsidiaries;

• consolidate or merge; • create liens; and

• enter into sale and lease back transactions.

These covenants are subject to important exceptions and qualifications, which are described under “Description of Senior Notes—Certain Covenants” and “Description of Senior Subordinated Notes—Certain Covenants.”

Risk Factors

Investing in the notes involves substantial risk.  See “Risk Factors” for a discussion of certain factors that you should consider before investing in the notes.

RISK FACTORS

You should carefully consider the risk factors set forth below and the risk factors included under Part I, Item 1A to our parent’s Annual Report on Form 10-K for the fiscal year ended August 2, 2008, which is incorporated by reference in this prospectus, as well as the other information contained in this prospectus and in our parent’s Annual Report on Form 10-K for the fiscal year ended August 2, 2008 before making an investment decision.  The risks described below are not the only risks facing us.  Additional risks and uncertainties not currently known to us or those we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations.  Any of the following risks could materially adversely affect our business, financial condition or results of operations.  In such a case, you may lose all or part of your original investment in the notes.

Risks Related to the Notes

We have a substantial amount of indebtedness, which may adversely affect our cash flow and our ability to operate our business, to comply with debt covenants and make payments on our indebtedness, including the notes.

As a result of the Transactions, we are highly leveraged.  As of August 2, 2008, the principal amount of our total indebtedness was approximately $2,951.9 million, which included the notes.  Our unused borrowing availability under our $600.0 million senior secured asset-based revolving credit facility at that date was approximately $576.0 million, based on a borrowing base at that date of over $600.0 million and after giving effect to $24.0 million of letters of credit outstanding thereunder.  Our substantial indebtedness, combined with our lease and other financial obligations and contractual commitments, could have other important consequences to you as a holder of notes.  For example, it could:

•                  make it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the indentures governing the notes and the agreements governing such other indebtedness;

•                  make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•                  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

•                  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•                  place us at a competitive disadvantage compared to our competitors that are less highly leveraged; and

•                  limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other purposes.

Any of the above listed factors could materially adversely affect our business, financial condition and results of operations.

In addition, our interest expense could increase if interest rates increase because the entire amount of the indebtedness under our senior secured credit facilities will bear interest at floating rates.  As of August 2, 2008, we had approximately $1,625.0 million principal amount of floating rate debt, consisting of outstanding borrowings under the senior secured term loan facility.  We also had at that date approximately $576.0  million of unused floating rate debt borrowing capacity available under our senior secured asset-based revolving credit facility based on a borrowing base of over $600.0 million after giving effect to $24.0 million used for letters of credit.  Effective

December 6, 2005, we entered into floating to fixed interest rate swap agreements for an aggregate notional amount of $1,000.0 million to limit our exposure to interest rate increases related to a portion of our floating rate indebtedness.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt.  This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future.  Although the indentures governing the notes and the senior secured credit facilities contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and any indebtedness incurred in compliance with these restrictions could be substantial.  For example, we have the right under our senior secured asset-based revolving credit facility to request up to $200 million of additional commitments under this facility, although the lenders under this facility are not under any obligation to provide any such additional commitments.  Any increase in commitments under this facility is subject to customary conditions precedent, and our ability to borrow under this facility as so increased would remain limited by the amount of the borrowing base.  Our senior secured term loan facilities and the indentures for the notes allow us to incur this additional indebtedness under our senior secured asset-based revolving credit facility without any restriction.  In addition, our senior secured credit facilities and the notes allow us to incur a significant amount of indebtedness in connection with acquisitions (including, in the case of our senior secured term loan facility and the notes, an unlimited amount of debt bearing certain characteristics described in the descriptions of the notes included herein) and a significant amount of purchase money debt.  If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they face would be increased.

To service our indebtedness, we will require a significant amount of cash.  Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations.

Our ability to pay interest on and principal of the notes and to satisfy our other debt obligations will primarily depend upon our future operating performance.  As a result, prevailing economic conditions and financial, business and other factors, many of which are beyond our control, will affect our ability to make these payments.

If we do not generate sufficient cash flow from operations to satisfy our debt service obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our indebtedness, selling assets, reducing or delaying capital investments or seeking to raise additional capital.  Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time.  Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.  The terms of existing or future debt instruments and the indentures governing the notes may restrict us from adopting some of these alternatives.  In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms.

Contractual limitations on our ability to execute any necessary alternative financing plans could exacerbate the effects of any failure to generate sufficient cash flow to satisfy our debt service obligations.  Our senior secured asset-based revolving credit facility permits us to borrow up to $600.0 million; however, our ability to borrow thereunder is limited by a borrowing base, which at any time will equal the lesser of 80% of eligible inventory valued at the lower of cost or market value and 85% of the net orderly liquidation value of the eligible inventory, less certain reserves.  In addition, our ability to borrow under this facility is limited by a minimum liquidity condition, providing that, if less than $60.0 million is available at any time, we are not permitted to borrow any additional amounts under the senior secured asset-based revolving credit facility unless our pro forma ratio of consolidated EBITDA to consolidated Fixed Charges (as such terms are defined in the credit agreement for our senior secured asset-based revolving credit facility) is at least 1.1 to 1.0.  Our ability to meet this financial ratio may be affected by events beyond our control which may prevent us from meeting this ratio.

Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance our obligations at all or on commercially reasonable terms, would have an adverse effect, which could be material, on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations in respect of the notes.

Repayment of our debt, including the notes, is dependent on cash flow generated by our subsidiaries.

Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations.  Accordingly, repayment of our indebtedness, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise.  Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose.  Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes.  Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries.  While the indentures governing the notes limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions.  In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

The notes are effectively subordinated to all liabilities of our non-guarantor subsidiaries and structurally subordinated to claims of creditors of our current and future non-guarantor subsidiaries.

The notes are structurally subordinated to indebtedness and other liabilities of our subsidiaries that are not guarantors of the notes.  In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.

The terms of our senior secured credit facilities and the indentures governing the notes and our 2028 debentures may restrict our current and future operations, particularly our ability to respond to changes in our business or to take certain actions.

The credit agreements governing our senior secured credit facilities and the indentures governing the notes and our 2028 debentures contain, and any future indebtedness of ours would likely contain, a number of restrictive covenants that impose significant operating and financial restrictions, including restrictions on our ability to engage in acts that may be in our best long-term interests.  The indentures governing the notes and the credit agreements governing our senior secured credit facilities include covenants that, among other things, restrict our ability to:

•                  incur additional indebtedness;

•                  pay dividends on our capital stock or redeem, repurchase or retire our capital stock or indebtedness;

•                  make investments;

•                  create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries;

•                  engage in transactions with our affiliates;

•                  sell assets, including capital stock of our subsidiaries;

•                  consolidate or merge;

•                  create liens; and

•                  enter into sale and lease back transactions.

In addition, our ability to borrow under our senior secured asset-based revolving credit facility is limited by a borrowing base and a minimum liquidity condition, as described above under “—To service our indebtedness, we will require a significant amount of cash.  Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations.”

Moreover, our senior secured asset-based revolving credit facility provides discretion to the agent bank acting on behalf of the lenders to impose additional availability restrictions and other reserves, which could materially impair the amount of borrowings that would otherwise be available to us.  There can be no assurance that the agent bank will not impose such reserves or, were it to do so, that the resulting impact of this action would not materially and adversely impair our liquidity.

A breach of any of the restrictive covenants would result in a default under our senior secured credit facilities.  If any such default occurs, the lenders under our senior secured credit facilities may elect to declare all outstanding borrowings under such facilities, together with accrued interest and other fees, to be immediately due and payable, which would result in an event of default under the notes and our 2028 debentures.  The lenders would also have the right in these circumstances to terminate any commitments they have to provide further borrowings.

The operating and financial restrictions and covenants in these debt agreements and any future financing agreements may adversely affect our ability to finance future operations or capital needs or to engage in other business activities.

The senior notes and the senior subordinated notes are not secured by our assets and the lenders under our senior secured credit facilities and our 2028 debentures are entitled to remedies available to a secured lender, which gives them priority over holders of senior notes and senior subordinated notes.

The senior notes and the senior subordinated notes (in the case of the senior subordinated notes, in addition to being contractually subordinated to all existing and future senior indebtedness) are effectively subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness.  Loans under our senior secured credit facilities are secured by security interests in substantially all of our and the guarantors’ assets, our capital stock and in certain of the capital stock held by us (subject to certain significant exceptions).  Our 2028 debentures are secured by a portion of our and the guarantors’ assets and in certain of the capital stock held by us, subject to certain significant exceptions.  As of August 2, 2008, the principal amount of our total indebtedness was approximately $2,951.9 million, with approximately $576.0 million of additional borrowing capacity available under our senior secured asset-based revolving credit facility (based on a borrowing base of over $600.0 million on such date and after giving effect to $24.0 million of outstanding letters of credit).  If we become insolvent or are liquidated, or if payment under the senior secured credit facilities or of any other secured indebtedness is accelerated, the lenders under our senior secured credit facilities and holders of other secured indebtedness (or an agent on their behalf) are entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to our senior secured credit facilities or other senior debt).  For example, the secured lenders and noteholders could foreclose and sell those of our assets in which they have been granted a security interest to the exclusion of the holders of the senior notes and the senior subordinated notes, even if an event of default exists under the indentures governing those notes at that time.  As a result, upon the occurrence of any of these events, there may not be sufficient funds to pay amounts due on the senior notes and the senior subordinated notes.

The right of holders of the senior subordinated notes to receive payments on the senior subordinated notes and the guarantees thereof are junior to the rights of the lenders under our senior secured credit facilities, the senior notes, our 2028 debentures, and to all of our and the guarantors’ other senior indebtedness, including any of our or the guarantors’ future senior debt.

The senior subordinated notes and the guarantees thereof rank junior in right of payment to all of our and the guarantors’ existing senior indebtedness, including borrowings under our senior secured credit facilities, the senior notes and our 2028 debentures and rank junior in right of payment to all of our and the guarantors’ future borrowings and except for any future indebtedness that expressly provides that it ranks equal or junior in right of payment to the senior subordinated notes and the guarantees thereof.  See “Description of the Senior Subordinated Notes—Subordination.”

As of August 2, 2008, the principal amount of our total indebtedness was approximately $2,951.9 million, consisting of:

•                  $1,751.9 million of secured senior indebtedness, consisting of: our 2028 debentures (in an aggregate principal amount of $125.0 million), indebtedness under our senior secured term loan facility (in an aggregate principal amount of $1,625.0 million); and other indebtedness aggregating $1.9 million, consisting primarily of $1.7 million of capital lease obligations;

•                  $700.0 million of unsecured senior indebtedness, consisting of the original principal amount of the senior notes;

•                  $500.0 million of unsecured senior subordinated indebtedness, consisting of the original principal amount of the senior subordinated notes.

As of August 2, 2008, we also had $576.0 million in borrowing capacity outstanding under our senior secured asset-based revolving credit facility (based on a borrowing base of over $600.0 million on such date and after giving effect to $24.0 million of outstanding letters of credit).  Furthermore, as of August 2, 2008, our subsidiaries that will not be providing guarantees of the notes had an aggregate amount of approximately $0.2 million of total liabilities, including trade payables.  We will also be permitted to incur substantial additional indebtedness, including senior indebtedness, in the future.  See “—Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt.  This could further exacerbate the risks associated with our substantial leverage.”

We and the guarantors may not be permitted to pay principal, premium, if any, interest or other amounts on account of the senior subordinated notes or the guarantees thereof in the event of a payment default or certain other defaults in respect of certain of our senior indebtedness, including debt under our senior secured credit facilities and the senior notes, unless such senior indebtedness has been paid in full or the default has been cured or waived.  In addition, in the event of certain other defaults with respect to such senior indebtedness, we or the guarantors may not be permitted to pay any amount on account of the senior subordinated notes or the guarantees thereof for a designated period of time.  See “Description of Senior Subordinated Notes—Ranking—Payment of Notes.”

Because of the subordination provisions in the senior subordinated notes and the guarantees thereof, in the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to us or a guarantor, our or the guarantor’s assets are not available to pay obligations under the senior subordinated notes or the applicable guarantee until we or the guarantor has made all payments in cash on our or its senior indebtedness.  Sufficient assets may not remain after all these payments of principal or interest when due.  In addition, in the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the senior subordinated notes will participate with trade creditors and all other holders of our and the guarantors’ senior subordinated indebtedness, as the case may be, in the assets (if any) remaining after we and the guarantors have paid all of the senior indebtedness.  However, because the indenture governing the senior subordinated notes requires that amounts otherwise payable to holders of the senior subordinated notes in a bankruptcy or similar proceeding be paid to holders of senior indebtedness instead, holders of senior subordinated notes may receive less, ratably, than holders of trade payables or other unsecured, unsubordinated creditors in any such proceeding.  In any of these cases, we and the guarantors may not have sufficient funds to pay all creditors, and holders of the senior subordinated notes may receive less, ratably, than the holders of senior indebtedness.  See “Description of Senior Subordinated Notes—Ranking.”

Federal and state statutes may allow courts, under specific circumstances, to void the notes and the guarantees thereof, subordinate claims in respect of the notes and the guarantees thereof and require note holders to return payments received.

The proceeds of the sales of the notes upon the closing of the Transactions were applied to pay the merger consideration payable to the former stockholders of Neiman Marcus and to repay the 2008 notes.  Certain of our existing domestic subsidiaries have guaranteed, and certain of our future domestic subsidiaries may guarantee, the notes.  Our issuance of the notes, the issuance of the guarantees thereof by the guarantors, as well as other components of the Transactions, including, without limitation, the granting of liens by us and the guarantors, in favor of the lenders under our senior secured credit facilities and our 2028 debentures, may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor.  Under the Federal bankruptcy laws and comparable provisions of state fraudulent transfer and fraudulent conveyance laws, a court may void or otherwise decline to enforce the notes and a guarantor’s guarantee thereof, or a court may subordinate the notes and such guarantee to our or the applicable guarantor’s existing and future indebtedness.

While the relevant laws may vary from state to state, a court might void or otherwise decline to enforce the notes if it found that when we issued the notes, when the applicable guarantor entered into its guarantee thereof or, in some states, when payments became due under the notes or such guarantee, we or the applicable guarantor received less than reasonably equivalent value or fair consideration and either:

•                  we were, or the applicable guarantor was, insolvent, or rendered insolvent by reason of such incurrence; or

•                  we were, or the applicable guarantor was, engaged in a business or transaction for which our or the applicable guarantor’s remaining assets constituted unreasonably small capital; or

•                  we or the applicable guarantor intended to incur, or believed or reasonably should have believed that we or the applicable guarantor would incur, debts beyond our or such guarantor’s ability to pay such debts as they mature; or

•                  we were, or the applicable guarantor was, a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

The court might also void the notes or a guarantee thereof without regard to the above factors, if the court found that we issued the notes or the applicable guarantor entered into its guarantee thereof with actual intent to hinder, delay or defraud our or its creditors.

A court would likely find that we or a guarantor of the notes did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee.  As a general matter, value is given for a note or guarantee if, in exchange for the note or guarantee, property is transferred or an antecedent debt is satisfied.  A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.  For example, in a leveraged transaction, such as the Transactions, there is increased risk of a determination that the issuer incurred debt obligations for less than reasonably equivalent value or fair consideration as a court may find that the benefit of the transaction went to the former stockholders of Neiman Marcus, while neither we nor the guarantors benefited substantially or directly from the notes or the guarantees.

The measures of insolvency applied by courts will vary depending upon the particular fraudulent transfer law applied in any proceeding to determine whether a fraudulent transfer has occurred.  Generally, however, an entity would be considered insolvent if:

•                  the sum of its debts, including subordinated and contingent liabilities, was greater than the fair saleable value of its assets; or

•                  if the present fair saleable value of its assets were less than the amount that would be required to pay the probable liability on its existing debts, including subordinated and contingent liabilities, as they become absolute and mature; or

•                  it cannot pay its debts as they become due.

In the event of a finding that a fraudulent conveyance or transfer has occurred, the court may void, or hold unenforceable, the notes or any of the guarantees thereof, which could mean that you may not receive any payments on the notes and the court may direct you to repay any amounts that you have already received from us or any guarantor to us, such guarantor or a fund for the benefit of our or such guarantor’s creditors.  Furthermore, the holders of voided notes would cease to have any direct claim against us or the applicable guarantor.  Consequently, our or the applicable guarantor’s assets would be applied first to satisfy our or the applicable guarantor’s other liabilities, before any portion of its assets could be applied to the payment of the notes.  Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any.  Moreover, the voidance of the notes or a guarantee thereof could result in an event of default with respect to our and our guarantors’ other debt that could result in acceleration of such debt (if not otherwise accelerated due to our or our guarantors’ insolvency or other proceeding).

Although each guarantee of the notes contains a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

As a holder of the notes, you have the benefit of the guarantees of the guarantors.  However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law.  As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantor.  Further, under the circumstances discussed more fully above, a court under Federal or state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor.  In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of the Senior Notes—Guarantees” and “Description of the Senior Subordinated Notes—Guarantees.”

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of certain change of control events, we will be required to offer to repurchase all notes and amounts under our senior secured term loan facility that are outstanding at 101% of the principal amount thereof, plus any accrued and unpaid interest, and additional interest, if any.  Our senior secured asset-based revolving credit facility provides that certain change of control events (including a change of control as defined in the indentures governing the notes and in our senior secured term loan facility) constitute a default.  Any future credit agreement or other agreements relating to our indebtedness to which we become a party would likely contain similar provisions.  If we experience a change of control that triggers a default under our senior secured asset-based revolving credit facility, we could seek a waiver of such default or seek to refinance our senior secured asset-based revolving credit facility.  In the event we do not obtain such a waiver or refinance our senior secured asset-based revolving credit facility, such default could result in amounts outstanding under our senior secured asset-based revolving credit facility being declared due and payable.  In the event we experience a change of control that results in our having to repurchase your notes, we may not have sufficient financial resources to satisfy all of our obligations under our senior secured credit facilities and the notes.  A failure to make the applicable change of control offer or to pay the applicable change of control purchase price when due would result in a default under the indentures.

In addition, the change of control covenant in the indentures governing the notes does not cover all corporate reorganizations, mergers or similar transactions and may not provide you with protection in a highly leveraged transaction.

We cannot assure you that an active trading market for the notes will develop.

We have not had, and do not intend to have, the notes listed on a national securities exchange or included in any automated quotation system.  We cannot assure you as to the liquidity of markets that exists or may develop for the notes, your ability to sell the notes or the price at which you would be able to sell the notes.  The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors.  If an active market is not maintained, the price and liquidity of the notes may be adversely affected.  Even if an active market were available, the notes could trade at prices lower than their principal amount or purchase price depending on many factors, including prevailing interest rates and the markets for similar securities.  Credit Suisse Securities (USA), LLC has informed us that it intends to make a market in the notes, but it is not obligated to do so.  Credit Suisse Securities (USA), LLC may discontinue any market making in the notes at any time, in its sole discretion.  As a result, any trading market for the notes may not be liquid.  You may not be able to sell your notes at a particular time or at favorable prices or at all.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes.  We cannot assure holders of the notes that the market, if any, for the notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which the holders of the notes may sell their notes.

USE OF PROCEEDS

This prospectus is being delivered in connection with the sale of notes by Credit Suisse Securities (USA) LLC in market-making transactions.  We will not receive any proceeds from such transactions.

DESCRIPTION OF SENIOR NOTES

General

The outstanding senior notes were issued under a Senior Indenture among Newton Acquisition Merger Sub, Inc., Wells Fargo Bank, National Association, as trustee, Holdings and the Subsidiary Guarantors.  Immediately following the closing of the offering and as part of the Transactions, Newton Acquisition Merger Sub, Inc. merged with and into The Neiman Marcus Group, Inc., with The Neiman Marcus Group, Inc. continuing as the surviving corporation and assuming all the obligations of Newton Acquisition Merger Sub, Inc. under the Senior Indenture.  The Senior Indenture has been qualified under and is subject to and governed by the Trust Indenture Act of 1939.  The terms of the senior notes include those stated in the Senior Indenture and those made part of the Senior Indenture by reference to the Trust Indenture Act.

You can find the definitions of certain capitalized terms used in this description under the subheading “Certain Definitions”.  In this description, the “Company” refers to The Neiman Marcus Group, Inc., and not to any of its subsidiaries.

The following description is only a summary of the material provisions of the senior notes and the Senior Indenture.  We urge you to read the Senior Indenture because it, and not this description, defines your rights as a Holder of senior notes.  Copies of the Senior Indenture have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus forms a part.

Brief Description of the Senior Notes and the Guarantees

The senior notes:

•                  are unsecured, senior obligations of the Company;

•                  rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company, including Indebtedness under our Senior Credit Facilities and our Existing 2028 Debentures;

•                  are effectively subordinated to all Secured Indebtedness of the Company, including Indebtedness under our Senior Credit Facilities and our Existing 2028 Debentures, to the extent of the collateral securing such Indebtedness;

•                  are structurally subordinated to all existing and future Indebtedness and claims of holders of Preferred Stock of Subsidiaries of the Company that do not guarantee the senior notes;

•                  rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company, including the Senior Subordinated Notes; and

•                  are guaranteed on a senior unsecured basis by Holdings and the Subsidiary Guarantors that guarantee our Senior Credit Facilities.

The Guarantee of each Guarantor:

•                  is a senior obligation of such Guarantor;

•                  ranks pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor, including its guarantee under our Senior Credit Facilities;

•                  is effectively subordinated to all Secured Indebtedness of such Guarantor, including its guarantee under our Senior Credit Facilities, to the extent of the collateral securing such Indebtedness;

•                  is structurally subordinated to all existing and future Indebtedness and claims of holders of Preferred Stock of Subsidiaries of such Guarantor that do not guarantee the senior notes; and

•                  ranks senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor, including its guarantee of our senior Subordinated Notes.

Principal, Maturity and Interest

The Company issued the senior notes initially with a maximum aggregate original principal amount of $700.0 million (the “senior notes”).  The Company may issue additional senior notes under the Senior Indenture from time to time after this offering subject to the covenant described below under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (the “Additional Senior Notes”).  In addition, in connection with the payment of PIK Interest (as defined in the next paragraph), the Company is entitled to, without the consent of the Holders, increase the outstanding principal amount of the senior notes or issue additional senior notes (the “PIK Notes”) under the Senior Indenture on the same terms and conditions as the senior notes (in each case, the “PIK Payment”).  The senior notes, any Additional Senior Notes subsequently issued under the Senior Indenture and any PIK Notes will be treated as a single class for all purposes under the Senior Indenture, including waivers, amendments, redemptions and offers to purchase.  Unless the context requires otherwise, references to “senior notes” for all purposes of the Senior Indenture and this “Description of Senior Notes” include any Additional Senior Notes, PIK Notes that are actually issued and any increase in the principal amount of the outstanding senior notes as a result of a PIK Payment and references to “principal amount” of the senior notes include any increase in the principal amount of the outstanding senior notes as a result of a PIK Payment.

For any interest payment period through October 15, 2010, the Company may, at its option, elect to pay interest on the senior notes:

•                  entirely in cash (“Cash Interest”) or

•                  entirely by increasing the principal amount of the outstanding senior notes or by issuing PIK Notes (“PIK Interest”).

The Company must elect the form of interest payment with respect to each interest period by delivering a notice to the Trustee prior to the beginning of each interest period.  The Trustee shall promptly deliver a corresponding notice to the Holders.  In the absence of such an election, interest on the senior notes will be payable entirely in cash.  Interest for the first interest period commencing on the Issue Date shall be payable entirely in cash.  After October 15, 2010, the Company will make all interest payments on the senior notes entirely in cash.

Cash Interest on the senior notes will accrue at the rate of 9% per annum and be payable in cash.  PIK Interest on the senior notes will accrue at the rate of 9 ¾% per annum and be payable:

•                  with respect to senior notes represented by one or more global notes registered in the name of, or held by, the Depository Trust Company (“DTC”) or its nominee on the relevant record date, by increasing the principal amount of the outstanding global senior notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1,000); and

•                  with respect to senior notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar).

The Trustee will, at the request of the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the Register.

Following an increase in the principal amount of the outstanding global senior notes as a result of a PIK Payment, the global senior notes will bear interest on such increased principal amount from and after the date of such PIK Payment.  Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date.  All senior notes issued pursuant to a PIK Payment will mature on October 15, 2015 and will be governed by, and subject to the terms, provisions and conditions of, the Senior Indenture and shall have the same rights and benefits as the senior notes issued on the Issue Date.  Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Note.

Interest on the senior notes will be payable quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing on January 15, 2006.  The Company will make each interest payment to the Holders of record of the senior notes on the immediately preceding January 1, April 1, July 1 and October 1.  Interest on the senior notes will accrue from the most recent date to which interest has been paid with respect to such notes, or if no interest has been paid with respect to such notes, from the date of original issuance thereof.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  The senior notes will mature on October 15, 2015.

Cash payments of principal of, premium, if any, and interest on the senior notes will be payable at the office or agency of the Company maintained for such purpose within the City of Dallas, State of Texas or, at the option of the Company, cash payments of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to senior notes represented by one or more global notes registered in the name of or held by the Depository Trust Company or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.  The senior notes will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000, subject to the issuance of certificated PIK Notes as indicated above.

Guarantees

Holdings and each direct and indirect Restricted Subsidiary of the Company that is a Domestic Subsidiary and that guarantees the obligations of the Company under the Company’s senior Credit Facilities, as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally guarantee, on a senior unsecured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Senior Indenture and the senior notes, whether for payment of principal of, or interest on or Additional Interest in respect of the senior notes, expenses, indemnification or otherwise, on the terms set forth in the Senior Indenture by executing the Senior Indenture.  Each Guarantee will be a general unsecured senior obligation of the applicable Guarantor, will rank pari passu in right of payment with all existing and any future Senior Indebtedness of such Guarantor, will be effectively subordinated to all Secured Indebtedness of such Guarantor, and will rank senior in right of payment to all existing and any future Subordinated Indebtedness of such Guarantor.  The senior notes will be structurally subordinated to Indebtedness of Subsidiaries of the Company that do not guarantee the senior notes.

Each Subsidiary Guarantee will contain a provision intended to limit the Subsidiary Guarantor’s liability thereunder to the maximum amount that it could incur without causing the incurrence of obligations under its Subsidiary Guarantee to be a fraudulent transfer.  This provision may not, however, be effective to protect a Subsidiary Guarantee from being voided under fraudulent transfer law, or may reduce the Subsidiary Guarantor’s obligation to an amount that effectively makes its Subsidiary Guarantee worthless.  See “Risk Factors—Federal and state statutes may allow courts, under specific circumstances, to void the notes, the guarantees and the security interests, subordinate claims in respect of the notes and the guarantees and require note holders to return payments received”.

Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to (A) the Company or another Subsidiary Guarantor without limitation or (B) any other Person upon the terms and conditions set forth in the Senior Indenture.  The Senior Indenture will also impose limitations on the ability of Holdings to consolidate with or merge into or sell all or substantially all its assets to another Person.  See “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets”.

The Subsidiary Guarantee of a Subsidiary Guarantor will automatically and unconditionally be released and discharged upon:

(1)                                  (a)                                  the sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock following which such Subsidiary Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of such Subsidiary Guarantor (other than a sale, disposition or other transfer to a Restricted Subsidiary) if such sale, disposition or other transfer is made in compliance with the applicable provisions of the Senior Indenture;

(b)                                 the designation by the Company of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Senior Indenture set forth under “Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(c)                                  the release or discharge of such Subsidiary Guarantor from its guarantee of Indebtedness under the Senior Credit Facilities or the guarantee that resulted in the obligation of such Subsidiary Guarantor to guarantee the senior notes, in each case, if such Subsidiary Guarantor would not then otherwise be required to guarantee the senior notes pursuant to the covenant described under “Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries” (treating any guarantees of such Subsidiary Guarantor that remain outstanding as incurred at least 30 days prior to such release), except, in each case, a release or discharge by, or as a result of, payment under such guarantee or payment in full of the Indebtedness under the Senior Credit Facilities; or

(d)                                 the exercise by the Company of its legal defeasance option or its covenant defeasance option, as described under “Legal Defeasance and Covenant Defeasance” or if the Company’s obligations under the Senior Indenture are discharged in accordance with the terms of the Senior Indenture; and

(2)                                  in the case of clause (1) (a) above, the release of such Subsidiary Guarantor from its guarantee, if any, of and all pledges and security, if any, granted in connection with, the Senior Credit Facilities, the Senior Subordinated Notes and any other Indebtedness of the Company or any Restricted Subsidiary.

Ranking

Senior Secured Indebtedness versus Senior Notes

Payments of principal of, and premium, if any, and interest on the senior notes and the payment of any Guarantee will rank pari passu in right of payment to all Senior Indebtedness of the Company and the Guarantors, including the obligations of the Company and, to the extent applicable, the Guarantors, under the Senior Credit Facilities and the Existing 2028 Debentures.  However, the senior notes will be effectively subordinated in right of payment to all of the Company’s and the Guarantors’ existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness.

As of August 2, 2008:

(1)                                  the Company’s Senior Indebtedness, including Indebtedness under the Senior Credit Facilities, the Senior Notes and the Existing 2028 Debentures, was approximately $2,451.9 million (excluding unused commitments), of which $1,751.9 million, consisting principally of Indebtedness under the Senior Credit Facilities and the Existing 2028 Debentures, was Secured Indebtedness and capital lease obligations; and

(2)                                  the Guarantors’ Senior Indebtedness, consisting principally of their respective guarantees of Senior Indebtedness of the Company under the Senior Credit Facilities and the Senior Notes, was approximately $2,326.9 million in the aggregate (excluding unused commitments), of which $1,626.9 million, consisting principally of their respective guarantees of Senior Indebtedness of the Company under the Senior Credit Facilities, was Secured Indebtedness and capital lease obligations.

We also had at that date approximately $567.0 million of unused borrowing capacity available under our senior secured asset-based credit facility based on a borrowing base of over $600.0 million and after giving effect to $24.0 million used for letters of credit.

Although the Indentures will contain limitations on the amount of additional Senior Indebtedness that the Company and its Restricted Subsidiaries may incur and the amount of additional Secured Indebtedness the Company and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Senior Indebtedness and Secured Indebtedness could be substantial.  The Indentures do not limit the amount of additional Indebtedness that Holdings may incur.  See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens”.

Liabilities of Subsidiaries versus Senior Notes

The Company conducts a significant portion of its operations through its Subsidiaries.  Some of the Company’s Subsidiaries are not guaranteeing the senior notes, and Subsidiary Guarantees may be released under certain circumstances, as described under “Subsidiary Guarantees”.  In addition, the Company’s future Subsidiaries may not be required to guarantee the senior notes.  Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such non-guarantor Subsidiaries, and claims of holders of Preferred Stock of such non-guarantor Subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of the Company’s creditors, including Holders.  Accordingly, the senior notes will be structurally subordinated to claims of creditors (including trade creditors) and holders of Preferred Stock, if any, of such non-guarantor Subsidiaries.

As of August 2, 2008, the Company’s Subsidiaries (other than the Subsidiary Guarantors) had consolidated total liabilities (excluding intercompany liabilities of Subsidiaries that are not Subsidiary Guarantors) of approximately $0.2 million, including trade payables, and consolidated total assets of $1.2 million. In addition, for the fiscal year ended August 2, 2008, the Company’s Subsidiaries (other than the Subsidiary Guarantors) had no revenues.  Although the Senior Indenture limits the incurrence of Indebtedness and Preferred Stock by Restricted Subsidiaries, such limitation is subject to a number of significant qualifications.  Moreover, the Senior Indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Senior Indenture, such as trade payables.  See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”.

Mandatory Redemption; Offer to Purchase; Open Market Purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the senior notes.  However, under certain circumstances, the Company may be required to offer to purchase senior notes as described under “Repurchase at the Option of Holders”.  The Company may from time to time acquire senior notes by means other than a redemption, whether by tender offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws.

Optional Redemption

Except as described below, the senior notes are not redeemable at the Company’s option prior to October 15, 2010.  From and after October 15, 2010, the Company may redeem the senior notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the applicable redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 15 of each of the years indicated below:

Year	Percentage
2010	104.500%
2011	103.000%
2012	101.500%
2013 and thereafter	100.000%

Prior to October 15, 2008, the Company may, at its option, redeem up to 35% of the sum of the original aggregate principal amount of senior notes (and the original principal amount of any Additional Senior Notes) issued under the Senior Indenture at a redemption price equal to 109.000% of the aggregate principal amount thereof, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company; provided that:

•                  at least 50% of the sum of the aggregate principal amount of senior notes originally issued under the Senior Indenture and any Additional Senior Notes issued under the Senior Indenture after the Issue Date remain outstanding immediately after the occurrence of each such redemption; and

•                  each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

At any time prior to October 15, 2010, the Company may also redeem all or a part of the senior notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of senior notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

Selection and Notice

If the Company is redeeming less than all of the senior notes at any time, the Trustee will select the senior notes to be redeemed (a) if the senior notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such senior notes are listed or (b) if such senior notes are not so listed, on a pro rata basis to the extent practicable; provided that no senior notes of $2,000 or less shall be redeemed in part.

Notices of redemption shall be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the redemption date to each Holder at such Holder’s registered address, except that notices of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the senior notes or a satisfaction and discharge of the Senior Indenture.  If any senior note is to be redeemed in part only, any notice of redemption that relates to such senior note shall state the portion of the principal amount thereof to be redeemed.

A senior note in principal amount equal to the unredeemed portion of any senior note redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original senior note.  Senior notes called for redemption become due and payable on the date fixed for redemption.  On and after the redemption date, unless the Company defaults in the redemption payment, interest shall cease to accrue on the senior note or portions thereof called for redemption.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, the Company will make an offer to purchase all of the senior notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.  Within 30 days following any Change of Control, the Company will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the security register with a copy to the Trustee, with the following information:

(1)                                  a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control”, and all senior notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2)                                  the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)                                  any senior note not properly tendered will remain outstanding and continue to accrue interest;

(4)                                  unless the Company defaults in the payment of the Change of Control Payment, all senior notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)                                  Holders electing to have any senior notes purchased pursuant to a Change of Control Offer will be required to surrender the senior notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the senior notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                  Holders will be entitled to withdraw their tendered senior notes and their election to require the Company to purchase such senior notes; provided that the paying agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of senior notes tendered for purchase, and a statement that such Holder is withdrawing its tendered senior notes and its election to have such senior notes purchased; and

(7)                                  Holders whose senior notes are being purchased only in part will be issued senior notes equal in principal amount to the unpurchased portion of the senior notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000.

While the senior notes are in global form and the Company makes an offer to purchase all of the senior notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the senior notes through the facilities of DTC, subject to its rules and regulations.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the senior notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Indenture by virtue thereof.

On the Change of Control Payment Date, the Company will, to the extent permitted by law,

(1)                                  accept for payment all senior notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)                                  deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all senior notes or portions thereof so tendered and

(3)                                  deliver, or cause to be delivered, to the Trustee for cancellation the senior notes so accepted together with an Officers’ Certificate stating that such senior notes or portions thereof have been tendered to and purchased by the Company.

The paying agent will promptly mail to each Holder the Change of Control Payment for such senior notes, and the Trustee will promptly authenticate and mail to each Holder a senior note equal in principal amount to any unpurchased portion of the senior notes surrendered, if any; provided that each such senior note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Revolving Credit Facility will (subject to limited exceptions), and future credit agreements or other agreements to which the Company becomes a party may, prohibit the Company from purchasing any senior notes as a result of a Change of Control.  In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the senior notes, the Company could seek the consent of their lenders and noteholders to permit the purchase of the senior notes or could attempt to refinance the borrowings and notes that contain such prohibition.  If the Company does not obtain such consent or repay such borrowings or notes, the Company will remain prohibited from purchasing the senior notes.  In such case, the Company’s failure to purchase tendered senior notes would constitute an Event of Default under the Senior Indenture.

The Revolving Credit Facility will provide that certain change of control events with respect to the Company (including a Change of Control under the Senior Indenture) would constitute a default thereunder.  If the Company experiences a change of control that triggers a default under the Revolving Credit Facility or cross-defaults under any other Indebtedness, the Company could seek a waiver of such defaults or seek to refinance the Indebtedness outstanding under the Revolving Credit Facility and such other Indebtedness.  In the event the Company does not obtain such a waiver or refinance the Indebtedness outstanding under the Revolving Credit Facility and such other Indebtedness, such defaults could result in amounts outstanding under the Revolving Credit Facility and such other Indebtedness being declared due and payable.  The Company’s ability to pay cash to the Holders following the occurrence of a Change of Control may be limited by its then existing financial resources.  Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Senior Indenture applicable to a Change of Control Offer made by the Company and purchases all senior notes validly tendered and not withdrawn under such Change of Control Offer.  A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The Change of Control purchase feature of the senior notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management.  The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers.  We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future.  Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.  Restrictions on our ability to incur additional Indebtedness are contained in the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”.  Such restrictions can be waived with the consent of the holders of a majority in principal amount of the senior notes then outstanding.  Except for the limitations contained in such covenant, however, the Senior Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person.  Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law.  Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company.  As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an offer to repurchase the senior notes as described above.

The provisions under the Senior Indenture relative to the Company’s obligation to make an offer to repurchase the senior notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the senior notes.

Asset Sales

The Senior Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale, unless:

(1)                                  the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

(2)                                  except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of

(a)                                  any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the senior notes, that are assumed by the transferee of any such assets (or a third party on behalf of the transferee) and for which the Company or such Restricted Subsidiary has been validly released by all creditors in writing,

(b)                                 any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale and

(c)                                  any Designated Noncash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $125.0 million and (y) 1.75% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after any of the Company’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may, at its option, apply the Net Proceeds from such Asset Sale:

(1)                                  to permanently reduce

(x)                                 Obligations under any Senior Indebtedness of the Company or any Subsidiary Guarantor and, in the case of Obligations under revolving credit facilities or other similar Indebtedness, to correspondingly permanently reduce commitments with respect thereto (other than Obligations owed to the Company or a Restricted Subsidiary); provided that if the Company or any Restricted Subsidiary shall so reduce Obligations under any Senior Indebtedness that is not Secured Indebtedness, the Company or such Subsidiary Guarantor will, equally and ratably, reduce Obligations under the senior notes by, at its option, (A) redeeming senior notes if the senior notes are then redeemable as provided under “Optional Redemption” (B) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their senior notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest and Additional Interest, if any, on the principal amount of senior notes to be repurchased or (C) purchasing senior notes through open market purchases (to the extent such purchases are at a price equal to or higher than 100% of the principal amount thereof) in a manner that complies with the Senior Indenture and applicable securities law; or

(y)                                 Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary; or

(2)                                  to an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties,

(c) capital expenditures and (d) acquisitions of other assets, that in each of (a), (b), (c) and (d), are used or useful in a Similar Business or replace the businesses, properties and assets that are the subject of such Asset Sale.

Any Net Proceeds from the Asset Sale that are not invested or applied in accordance with the preceding paragraph within 450 days from the date of the receipt of such Net Proceeds will be deemed to constitute “Excess Proceeds”; provided that if during such 450-day period the Company or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) of the immediately preceding paragraph after such 450th day, such 450-day period will be extended with respect to the amount of Net Proceeds so committed until such Net Proceeds are required to be applied in accordance with such agreement (but such extension will in no event be for a period longer than 180 days) (or, if earlier, the date of termination of such agreement).  When the aggregate amount of Excess Proceeds exceeds $45.0 million, the Company shall make an offer to all Holders and, if required by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (other than with respect to Hedging Obligations) (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of senior notes and such Senior Indebtedness that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Senior Indenture.  The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $45.0 million by mailing the notice required pursuant to the terms of the Senior Indenture, with a copy to the Trustee.  The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days or with respect to Excess Proceeds of $45.0 million or less.

To the extent that the aggregate amount of senior notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Senior Indenture.  If the aggregate principal amount of senior notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Company shall select or cause to be selected the senior notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the senior notes or such Senior Indebtedness tendered.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds related to such Asset Sale Offer shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the Company or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Senior Indenture.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of senior notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Indenture by virtue thereof.

The Senior Credit Facilities will limit (in each case, subject to limited exceptions), and future credit agreements or other agreements to which the Company becomes a party may limit or prohibit, the Company from purchasing any senior notes as a result of an Asset Sale Offer.  In the event the Company is required to make an Asset Sale Offer at a time when the Company is prohibited from purchasing the senior notes, the Company could seek the consent of its lenders to permit the purchase of the senior notes or could attempt to refinance the borrowings that contain such prohibition.  If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from purchasing the senior notes.  In such case, the Company’s failure to purchase tendered senior notes would constitute an Event of Default under the Senior Indenture.

The provisions under the Senior Indenture relative to the Company’s obligation to make an offer to repurchase the senior notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the senior notes.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Senior Indenture.

Limitation on Restricted Payments

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)                                  declare or pay any dividend or make any distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than

(A)                              dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or

(B)                                dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2)                                  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation;

(3)                                  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than

(x)                                 Indebtedness permitted under clauses (i) and (j) of the covenant described under “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or

(y)                                 the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4)                                  make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a)                                  no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)                                 immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c)                                  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date pursuant to the first paragraph of this covenant or clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only), (6)(C), (8) and (12) of the next succeeding paragraph

(and excluding, for the avoidance of doubt, all other Restricted Payments made pursuant to the next succeeding paragraph), is less than the sum, without duplication, of

(1)                                  50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from August 1, 2005 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, provided that if, at the time of a proposed Restricted Payment under the first paragraph of this covenant, the Consolidated Leverage Ratio of the Company is less than 4.50 to 1.00, for purposes of calculating availability of amounts hereunder for such Restricted Payment only, the reference to 50% in this clause (1) above shall be deemed to be 75%, plus

(2)                                  100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by the Company after the Issue Date (less the amount of such net cash proceeds to the extent such amount has been relied upon to permit the incurrence of Indebtedness, or issuance of Disqualified Stock or Preferred Stock pursuant to clause (v)(ii) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of

(x)                                   Equity Interests of the Company, including Retired Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received from the sale of

(A)                              Equity Interests to any future, present or former employees, directors, managers or consultants of the Company, any direct or indirect parent company of the Company or any of the Company’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph and

(B)                                Designated Preferred Stock

and to the extent actually contributed to the Company, Equity Interests of the Company’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph) or

(y)                                 debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company;

provided that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests of the Company or debt securities of the Company that have been converted into or exchanged for Equity Interests of the Company sold to a Restricted Subsidiary or the Company, as the case may be, (c) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (d) Excluded Contributions, plus

(3)                                  100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property contributed to the capital of the Company after the Issue Date (less the amount of such net cash proceeds to the extent such amount has been relied upon to permit the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock pursuant to clause (v)(ii) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) (other than by a Restricted Subsidiary and other than by any Excluded Contributions), plus

(4)                                  to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received after the Issue Date by means of

(A)                              the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or any Restricted Subsidiary and repurchases and redemptions of such Restricted Investments from the Company or any Restricted Subsidiary and repayments of loans or advances that constitute Restricted Investments by the Company or any Restricted Subsidiary or

(B)                                the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary (other than Kate Spade) or a distribution from an Unrestricted Subsidiary (other than an Extraordinary Distribution) (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clauses (9) or (13) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary (other than an Extraordinary Distribution), plus

(5)                                  in the case of the redesignation of an Unrestricted Subsidiary (other than Kate Spade) as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Company in good faith or if, in the case of an Unrestricted Subsidiary, such fair market value may exceed $125.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clauses (9) or (13) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1)                                  the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Senior Indenture;

(2)                                  (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Company or any Equity Interests of any direct or indirect parent company of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3)                                  the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of such Person that is incurred in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as

(A)                              the principal amount of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness,

(B)                                such Indebtedness is subordinated to the senior notes at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, acquired or retired,

(C)                                such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired and

(D)                               such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired;

(4)                                  a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director, manager or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $10.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $20.0 million in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed

(A)                              the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company’s direct or indirect parent companies, in each case to members of management, directors, managers or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph, plus

(B)                                the cash proceeds of key man life insurance policies received by the Company and the Restricted Subsidiaries after the Issue Date, less

(C)                                the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Company from members of management, directors, managers or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Senior Indenture;

(5)                                  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of Fixed Charges;

(6)                                  (A)                              the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Issue Date;

(B)                                the declaration and payment of dividends to a direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock; or

(C)                                the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (A), (B) and (C) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company and the Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)                                  repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8)                                  the declaration and payment of dividends on the Company’s common stock following the first public offering of the Company’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net proceeds received by or contributed to the Company in or from any such public offering, other than public offerings with respect to the Company’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(9)                                  Restricted Payments that are made with Excluded Contributions;

(10)                            the declaration and payment of dividends by the Company to, or the making of loans to, its direct parent company in amounts required for the Company’s direct or indirect parent companies to pay

(A)                              franchise taxes and other fees, taxes and expenses required to maintain their corporate existence,

(B)                                Federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Company and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries,

(C)                                customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries,

(D)                               general corporate overhead expenses of any direct or indirect parent company of the Company to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries, and

(E)                                 reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering by such direct or indirect parent company of the Company;

(11)                            any Restricted Payments used to fund the Transactions and the fees and expenses related thereto, including those owed to Affiliates, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(12)                            the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”; provided that, prior to such repurchase, redemption or other acquisition, the Company (or a third party to the extent permitted by the Senior Indenture) shall have made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the senior notes and shall have repurchased all senior notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer;

(13)                            Investments in Unrestricted Subsidiaries, having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of (x) $75.0 million and (y) 1.0% of Total Assets at the time of such Investment

(with the fair market value of each Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value);

(14)                            distributions or payments of Receivables Fees;

(15)                            the distribution, as a dividend or otherwise (and the declaration of such dividend), of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, any Unrestricted Subsidiary (other than Kate Spade); and

(16)                            other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (16), does not exceed $75.0 million;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (15) and (16) no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the time of issuance of the senior notes, all of the Company’s Subsidiaries will be Restricted Subsidiaries other than Neiman Marcus Funding Corporation, Gurwitch Products, L.L.C., Kate Spade and their respective Subsidiaries.  The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of “Unrestricted Subsidiary”.  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments”.  Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clauses (9), (13) or (16), or pursuant to the definition of “Permitted Investments”, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Senior Indenture.

Notwithstanding anything to the contrary herein, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any (x) Restricted Payment covered in clauses (1) through (3) of the definition of Restricted Payments to the holders of Equity Interests of the Company or any of its direct or indirect parent companies (which shall include the Sponsors, the Co-Investors and their respective Affiliates) (other than to the Company and its Restricted Subsidiaries, future, present or former employees, directors, managers or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies with respect to Equity Interests held by them in such capacities and other than a Restricted Payment made pursuant to clause (10) of the second paragraph of this covenant) or (y) Investment in the Sponsors, the Co-Investors, any Permitted Holders who are members of a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) with the Sponsors or any Co-Investors and their respective Affiliates (other than to the Company and its Restricted Subsidiaries and members of management of the Company (or its direct parent)), in each case during any period beginning on the date on which the Company makes an election to pay PIK Interest with respect to any interest period and ending on the first date after such interest period on which the Company makes a payment of Cash Interest with respect to a subsequent interest period.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Company’s and its Restricted Subsidiaries’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed $100.0 million at any one time outstanding.

The foregoing limitations will not apply to any of the following items (collectively, “Permitted Debt”):

(a)                                  Indebtedness incurred pursuant to the Revolving Credit Facility by the Company or any Restricted Subsidiary; provided that immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (a) and then outstanding does not exceed the greater of (A) $800.0 million less up to $150.0 million in the aggregate of all principal payments with respect to such Indebtedness made pursuant to clause (1)(x) of the second paragraph under “—Repurchase at the Option of Holders—Asset Sales” and (B) the lesser of (x) 80.0% of the value of the eligible inventory of the Company and its Restricted Subsidiaries valued at the lower of cost or market value and (y) 85.0% of the net orderly liquidation value of the eligible inventory of the Company and its Restricted Subsidiaries;

(b)                                 Indebtedness incurred pursuant to the Term Loan Facility by the Company or any Restricted Subsidiary; provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (b) and then outstanding does not exceed $1,975.0 million less up to $250.0 million in the aggregate of all principal payments with respect to such Indebtedness made pursuant to clause (1)(x) of the second paragraph under “—Repurchase at the Option of Holders—Asset Sales”;

(c)                                  the incurrence by the Company and any Subsidiary Guarantor of Indebtedness represented by the senior notes issued on the Issue Date (including any Subsidiary Guarantees thereof) and the exchange notes and related exchange guarantees to be issued in exchange for the senior notes and the Subsidiary Guarantees pursuant to the Registration Rights Agreement (other than any Additional Senior Notes);

(d)                                 the incurrence by the Company and any Subsidiary Guarantor of Indebtedness represented by the Senior Subordinated Notes issued on the Issue Date (including any guarantee thereof) and the exchange notes and related exchange guarantees to be issued in exchange for the Senior Subordinated Notes pursuant to the Registration Rights Agreement (other than any Additional Senior Subordinated Notes (as defined in the Senior Subordinated Indenture));

(e)                                  Existing Indebtedness (other than Indebtedness described in clauses (a), (b), (c) and (d)) including the Existing 2008 Notes and the Existing 2028 Debentures;

(f)                                    Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Company or any of the Restricted Subsidiaries, to finance the development, construction, purchase, lease (other than the lease, pursuant to Sale and Lease-Back Transactions, of property (real or personal), equipment or other fixed or capital assets owned by the Company or any Restricted Subsidiary as of the Issue Date or acquired by the Company or any Restricted Subsidiary after the Issue Date in exchange for, or with the proceeds of the sale of, such assets owned by the Company or any Restricted Subsidiary as of the Issue Date), repairs, additions or improvement of property (real or personal), equipment or other fixed or capital assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (f) does not exceed $250.0 million at any one time outstanding;

(g)                                 Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(h)                                 Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that

(1)                                  such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (h)(1)) and

(2)                                  the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

(i)                                     Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the senior notes; provided, further, that that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(j)                                     Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(k)                                  shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock;

(l)                                     Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting: (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of the Senior Indenture to be outstanding, (B) exchange rate risk with respect to any currency exchange or (C) commodity pricing risk with respect to any commodity;

(m)                               obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(n)                                 (x) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other Obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted under the terms of the Senior Indenture or (y) any guarantee by a Restricted Subsidiary of Indebtedness of the Company permitted to be incurred under the terms of the Senior Indenture; provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(o)                                 the incurrence by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock that serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (c), (d), (e) and (f) above, this clause (o) and clauses (p) and (v)(ii) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)                                  has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased,

(2)                                  to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated to the senior notes or any Subsidiary Guarantee, such Refinancing Indebtedness is subordinated to the senior notes or such Subsidiary Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively and

(3)                                  shall not include

(x)                                  Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company,

(y)                                 Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor or

(z)                                  Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided, further, that subclause (1) of this clause (o) will not apply to any refunding or refinancing of any Senior Indebtedness outstanding under the Existing 2028 Debentures;

(p)                                 Indebtedness, Disqualified Stock or Preferred Stock (x) of the Company or any of its Restricted Subsidiaries incurred to finance the acquisition of any Person or assets or (y) of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Senior Indenture; provided that either

(1)                                  after giving effect to such acquisition or merger, either

(A)                              the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

(B)                                the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries on a consolidated basis is greater than immediately prior to such acquisition or merger; or

(2)                                  such Indebtedness, Disqualified Stock or Preferred Stock (A) is not Secured Indebtedness and is Subordinated Indebtedness with subordination terms no more favorable to the holders thereof than the subordination terms set forth in the Senior Subordinated Indenture as in effect on the Issue Date, (B) is not incurred while a Default exists and no Default shall result therefrom, (C) does not mature (and is not mandatorily redeemable in the case of Disqualified Stock or Preferred Stock) and does not require any payment of principal prior to the final maturity of the senior notes and (D) in the case of sub-clause (y) above only, is not incurred in contemplation of such acquisition or merger;

(q)                                 Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(r)                                    Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Senior Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(s)                                  Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (s) and then outstanding, does not exceed $75.0 million (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (s) shall cease to be deemed incurred or outstanding for purposes of this clause (s) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (s));

(t)                                    Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (t) and then outstanding, does not exceed 5.0%, of Foreign Subsidiary Total Assets (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (t) shall cease to be deemed incurred or outstanding for purposes of this clause (t) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (t));

(u)                                 Indebtedness consisting of Indebtedness issued by the Company or any Restricted Subsidiary to current or former officers, managers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent described in clause (4) of the second paragraph under “—Limitation on Restricted Payments”;

(v)                                 Indebtedness, Disqualified Stock and Preferred Stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (v) and then outstanding, does not at any one time outstanding exceed the sum of

(i)                                     $175.0 million (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (v)(i) shall cease to be deemed incurred or outstanding for purposes of this clause
(v)(i) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (v)(i)); plus

(ii)                                  200% of the net cash proceeds received by the Company since after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined in accordance with clauses (c)(2) and (c)(3) of the first paragraph of the covenant described under “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other investments, payments or exchanges pursuant to the second paragraph of the covenant described under “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof); and

(w)                               Attributable Debt incurred by the Company or any Restricted Subsidiary pursuant to Sale and Lease-Back Transactions of property (real or personal), equipment or other fixed or capital assets owned by the Company or any Restricted Subsidiary as of the Issue Date or acquired by the Company or any Restricted Subsidiary after the Issue Date in exchange for, or with the proceeds of the sale of, such assets owned by the Company or any Restricted Subsidiary as of the Issue Date, provided that the aggregate amount of Attributable Debt incurred under this clause (w) does not exceed $100.0 million.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (w) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, will classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one or more of the above clauses; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will be deemed to have been incurred on such date in reliance on the exception in clauses (a) and (b) of the definition of Permitted Debt.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

The principal amount of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

Liens

The Company will not, and will not permit any of the Subsidiary Guarantors to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness on any asset or property of the Company or any Subsidiary Guarantor now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless: (1)  in the case of Liens securing Subordinated Indebtedness, the senior notes or the applicable Subsidiary Guarantee of a Subsidiary Guarantor, as the case may be, are secured by a Lien on such property or assets that is senior in priority to such Liens; and

(1)                                  in all other cases, the senior notes or the applicable Subsidiary Guarantee of a Subsidiary Guarantor, as the case may be, are equally and ratably secured;

provided that any Lien which is granted to secure the senior notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the senior notes.

Limitation on Sale and Lease-Back Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any property unless:

(1)                                  the Company or such Restricted Subsidiary would be entitled to (A) incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the senior notes pursuant to the covenant described under “—Liens”;

(2)                                  the consideration received by the Company or any Restricted Subsidiary in connection with such Sale and Lease-Back Transaction is at least equal to the fair market value (as determined in good faith by the Company) of such property; and

(3)                                  the Company applies the proceeds of such transaction in compliance with the terms described under “Repurchase at the Option of Holders—Asset Sales”.

Merger, Consolidation or Sale of All or Substantially All Assets

The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)                                  the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the “Successor Company”);

(2)                                  the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under the Senior Indenture and the senior notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)                                  immediately after such transaction, no Default exists;

(4)                                  immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period,

(A)                              the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or

(B)                                the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries on a consolidated basis would be greater than such ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction;

(5)                                  each Guarantor, unless it is the other party to the transactions described above, in which case clause (A)(2) of the second succeeding paragraph or clause (2) of the fourth succeeding paragraph, as applicable, shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Senior Indenture and the senior notes; and

(6)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Indenture.

Subject to certain limitations described in the Senior Indenture, the Successor Company will succeed to, and be substituted for, the Company under the Senior Indenture and the senior notes.  Notwithstanding the foregoing clauses (3) and (4),

(a)                                  any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to, the Company and

(b)                                 the Company may merge with an Affiliate of the Company incorporated solely for the purpose of reincorporating the Company in another state of the United States of America so long as the amount of Indebtedness of the Company and the Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Senior Indenture governing release of a Subsidiary Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, each Subsidiary Guarantor will not, and the Company will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless

(A)                              (1)                                  such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(2)                                  the Successor Person, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Senior Indenture and such Subsidiary Guarantor’s Subsidiary Guarantee, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)                                  immediately after such transaction, no Default exists; and

(4)                                  the Company shall have delivered to the “Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Indenture; or

(B)                                the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders—Asset Sales”.

Subject to certain limitations described in the Senior Indenture, the Successor Person will succeed to, and be substituted for, such Subsidiary Guarantor under the Senior Indenture and such Subsidiary Guarantor’s Subsidiary Guarantee.  Notwithstanding the foregoing, any Subsidiary Guarantor may merge into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company.

Holdings will not consolidate or merge with or into or wind up into (whether or not Holdings is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1)                                  Holdings is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (Holdings or such Person, as the case may be, being herein called the “Successor Holdings Guarantor)”;

(2)                                  the Successor Holdings Guarantor, if other than Holdings, expressly assumes all the obligations of Holdings under the Senior Indenture and the Guarantee of Holdings, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)                                  immediately after such transaction, no Event of Default or payment Default exists; and

(4)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Indenture.

Subject to certain limitations described in the Senior Indenture, the Successor Holdings Guarantor will succeed to, and be substituted for, Holdings under the Senior Indenture and the Guarantee of Holdings.  Notwithstanding the foregoing, Holdings may merge into or transfer all or part of its properties and assets to a Subsidiary Guarantor or the Company, and Holdings may merge with an Affiliate of the Company incorporated solely for the purpose of reincorporating Holdings in another state of the United States of America so long as the amount of Indebtedness of Holdings, the Company and the Restricted Subsidiaries is not increased thereby.

Notwithstanding the foregoing, the Merger will be permitted without compliance with this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or Holdings, as applicable, which properties and assets, if held by the Company or Holdings, as applicable, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis or Holdings and its Subsidiaries on a consolidated basis, as applicable, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or Holdings, as applicable.

Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law.  Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless

(a)                                  such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and

(b)                                 the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $30.0 million, a Board Resolution adopted by the majority of the members of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(1)                                  Transactions between or among the Company or any of the Restricted Subsidiaries;

(2)                                  Restricted Payments permitted by the provisions of the Senior Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3)                                  the payment of management, consulting, monitoring and advisory fees and related expenses to the Sponsors and any termination or other fee payable to the Sponsors upon a change of control or initial public equity offering of the Company or any direct or indirect parent company thereof pursuant to the Management Services Agreement as in effect on the Issue Date;

(4)                                  the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, managers, employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary;

(5)                                  payments by the Company or any Restricted Subsidiary to any of the Sponsors and the Co-Investors for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company in good faith;

(6)                                  transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(7)                                  payments or loans (or cancellations of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary and employment agreements, stock option plans and other compensatory arrangements with such employees or consultants that are, in each case, approved by the Company in good faith;

(8)                                  any agreement, instrument or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect as compared to the applicable agreement as in effect on the Issue Date as reasonably determined in good faith by the Company);

(9)                                  the existence of, or the performance by the Company or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Holders in any material respect than the terms of the original agreement in effect on the Issue Date as reasonably determined in good faith by the Company;

(10)                            the Transactions, the Credit Card Sale and the payment of all fees and expenses related to the Transactions and the Credit Card Sale, in each case as disclosed in this prospectus;

(11)                            transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Senior Indenture that are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(12)                            the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Permitted Holder or to any director, manager, officer, employee or consultant of the Company or any direct or indirect parent company thereof;

(13)         sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

(14)         investments by the Sponsors and the Co-Investors in securities of the Company or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a)           (1)           pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or

(2)           pay any Indebtedness owed to the Company or any Restricted Subsidiary;

(b)           make loans or advances to the Company or any Restricted Subsidiary; or

(c)           sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1)           contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation (including security documents and intercreditor agreements) and Hedging Obligations, the Existing 2008 Notes and the Existing 2028 Debentures;

(2)           the Indentures and the Notes and the Subsidiary Guarantees;

(3)           purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(4)           applicable law or any applicable rule, regulation or order;

(5)           any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6)           contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7)           Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8)           restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)           other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries permitted to be incurred after the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(10)         customary provisions in joint venture agreements and other similar agreements;

(11)         customary provisions contained in leases and other agreements entered into in the ordinary course of business;

(12)         restrictions created in connection with any Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such restrictions are necessary or advisable, in the good faith determination of the Company, to effect such Receivables Facility;

(13)         restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary; and

(14)         any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided, further, that with respect to contracts, instruments or obligations existing on the Issue Date, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such encumbrances and other restrictions than those contained in such contracts, instruments or obligations as in effect on the Issue Date.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Company will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than a Subsidiary Guarantor or a Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Company or any other Subsidiary Guarantor unless:

(1)           such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Senior Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company or any Subsidiary Guarantor, that is by its express terms subordinated in right of payment to the senior notes or such Subsidiary Guarantor’s Subsidiary Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary Guarantee substantially to the same extent as such Indebtedness is subordinated to the senior notes;

(2)           such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; and

(3)           such Restricted Subsidiary shall deliver to the Trustee an opinion of counsel to the effect that:

(a)           such Subsidiary Guarantee has been duly executed and authorized; and

(b)           such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Designation of “Designated Senior Indebtedness”

The Company shall designate the senior notes to be “Designated Senior Indebtedness” under the Senior Subordinated Indenture.

Reports and Other Information

Whether or not required by the SEC, so long as any senior notes are outstanding, the Company will furnish to the Holders, within the time periods specified in the SEC’s rules and regulations for non-accelerated filers:

(1)           all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or any successor or comparable forms) if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)           all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clause (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any senior notes remain outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In addition, for so long as Holdings is a Guarantor under the Senior Subordinated Indenture or if at any time any other direct or indirect parent company of the Company is a guarantor of the senior notes, the reports, information and other documents required to be filed and furnished to the Holders pursuant to this covenant may, at the option of the Company, be filed by and be those of Holdings or such other parent rather than the Company; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings or such other parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Registered Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement) by the filing with the SEC of the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

No Amendment to Subordination Provisions

Without the consent of the Holders of a majority in outstanding aggregate principal amount of the senior notes, the Company will not amend, modify or alter the Senior Subordinated Indenture in any way to:

(1)           increase the rate of or change the time for payment of interest on any Senior Subordinated Notes;

(2)           increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Senior Subordinated Notes;

(3)           alter the redemption provisions or the price or terms at which the Company is required to offer to purchase any Senior Subordinated Notes; or

(4)           amend the provisions of the Senior Subordinated Indenture that relate to subordination.

Obligations of the Company and the Restricted Subsidiaries Relating to Kate Spade

In the event that Kate Spade sells, conveys, transfers or otherwise disposes all or substantially all of its properties or assets in one or more related transactions, the Company shall, subject to its fiduciary duties to the holders of minority Equity Interests in Kate Spade and subject to any other obligations in the organizational documents of Kate Spade or other agreements with Kate Spade or holders of its Equity Interests (in each case, as in effect on the Issue Date), exercise its rights and powers as a controlling holder of Equity Interests in Kate Spade to cause Kate Spade to distribute to the Company its pro rata share of the net proceeds of such sale, conveyance, transfer or other disposition, the Company will apply such proceeds in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales” and such proceeds will constitute “Net Proceeds” thereunder. In addition, the Company will, and will cause its Restricted Subsidiaries to, apply the amount of any other Extraordinary Distribution in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales” and such amount will constitute “Net Proceeds” thereunder. Furthermore, the Company, in its capacity as a holder of Equity Interests in Kate Spade, will not, and will cause its Restricted Subsidiaries not to, waive any of its rights to receive dividends, distributions or other payments from Kate Spade or consent to an amendment of Kate Spade’s organizational documents or other agreements that would restrict Kate Spade’s ability to make any such distributions.

Events of Default and Remedies

The following events constitute Events of Default under the Senior Indenture:

(1)           default in payment when due and payable, upon redemption, acceleration or otherwise, of payments of principal of, or premium, if any, on the senior notes issued under the Senior Indenture;

(2)           default for 30 days or more in the payment when due of interest on or with respect to the senior notes issued under the Senior Indenture;

(3)           failure by the Company, Holdings or any Subsidiary Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the then outstanding senior notes issued under the Senior Indenture to comply with any of its other agreements in the Senior Indenture or the senior notes;

(4)           default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the senior notes, if both

(A)          such default either

(i)            results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or

(ii)           relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and

(B)           the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

(5)           failure by the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)           certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary); or

(7)           the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Subsidiary Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Senior Indenture or the release of any such Subsidiary Guarantee in accordance with the Senior Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Senior Indenture, the Trustee or the Holders of at least 30% in principal amount of the then outstanding senior notes issued under the Senior Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding senior notes issued under the Senior Indenture to be due and payable immediately.

Upon the effectiveness of such declaration, such principal of and premium, if any, and interest on the senior notes will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding senior notes will become due and payable without further action or notice. The Senior Indenture provides that the Trustee may withhold from Holders notice of any continuing Default, except a Default relating to the payment of principal of and premium, if any, and interest on the senior notes if it determines that withholding notice is in their interest. In addition, the Trustee will have no obligation to accelerate the senior notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of such senior notes.

The Senior Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding senior notes issued thereunder by notice to the Trustee may, on behalf of the Holders of all of such senior notes, waive any existing Default and its consequences under the Senior Indenture, except a continuing Default in the payment of principal of and premium, if any, or interest on any such senior notes held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders if, within 20 days after such Event of Default arose,

(x)            the Indebtedness or guarantee that is the basis for such Event of Default has been discharged,

(y)           the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or

(z)            the default that is the basis for such Event of Default has been cured.

Except to enforce the right to receive payments of principal of and premium, if any, and interest on the senior notes when due, no Holder may pursue any remedy with respect to the Senior Indenture or the senior notes unless:

(1)           such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)           Holders of at least 30% in principal amount of the then outstanding senior notes have requested the Trustee to pursue the remedy;

(3)           such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)           the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)           Holders of a majority in principal amount of the outstanding senior notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

The Senior Indenture provides that the Company is required to deliver to the Trustee annually a statement regarding compliance with the Senior Indenture, and the Company is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor (other than in the case of stockholders of any Subsidiary Guarantor, the Company or another Subsidiary Guarantor or in the case of stockholders of the Company, Holdings) or any of their parent companies shall have any liability for any obligations of the Company, Holdings or the Subsidiary Guarantors under the senior notes, the Guarantees and the Senior Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a senior note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the senior notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

Most of the obligations of the Company, Holdings and the Subsidiary Guarantors under the Senior Indenture will terminate and will be released upon payment in full of all of the senior notes issued under the Senior Indenture. The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the senior notes issued under the Senior Indenture and have Holdings’ obligation and each Subsidiary Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1)           the rights of Holders of senior notes issued under the Senior Indenture to receive payments in respect of the principal of, premium, if any, and interest on such senior notes when such payments are due solely out of the trust created pursuant to the Senior Indenture,

(2)           the Company’s obligations with respect to senior notes issued under the Senior Indenture concerning issuing temporary notes, registration of such senior notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)           the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith and

(4)           the Legal Defeasance provisions of the Senior Indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations and those of Holdings and each Subsidiary Guarantor released with respect to certain covenants that are described in the Senior Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the senior notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the senior notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the senior notes issued under the Senior Indenture:

(1)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the senior notes issued under the Senior Indenture on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the senior notes;

(2)           in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States of America reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A)          the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or

(B)           since the original issuance of the senior notes, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel in the United States of America shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States of America reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit:

(5)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any of the Senior Credit Facilities, the Senior Subordinated Indenture, the Existing Indenture, the Senior Subordinated Notes, the Existing 2028 Debentures or any other material agreement or instrument (other than the Senior Indenture) to which, the Company, Holdings or any Subsidiary Guarantor is a party or by which the Company, Holdings or any Subsidiary Guarantor is bound;

(6)           the Company shall have delivered to the Trustee an opinion of counsel in the United States of America to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable U.S. Federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

(7)           the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company, Holdings or any Subsidiary Guarantor or others; and

(8)           the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel in the United States of America (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Senior Indenture will be discharged and will cease to be of further effect as to all senior notes issued thereunder, when

(a)           either (1) all such senior notes theretofore authenticated and delivered, except lost, stolen or destroyed senior notes which have been replaced or paid and senior notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or (2) all such senior notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company, Holdings or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such senior notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(b)           no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to the Senior Indenture or the senior notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities, the Senior Subordinated Indenture, the Existing Indenture, the Senior Subordinated Notes, the Existing 2028 Debentures or any other agreement or instrument to which the Company, Holdings or any Subsidiary Guarantor is a party or by which the Company, Holdings or any Subsidiary Guarantor is bound;

(c)           the Company has paid or caused to be paid all sums payable by it under the Senior Indenture; and

(d)           the Company has delivered irrevocable instructions to the Trustee under the Senior Indenture to apply the deposited money toward the payment of such senior notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and Exchange

A Holder may transfer or exchange senior notes in accordance with the Senior Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Senior Indenture. The Company is not required to transfer or exchange any senior note selected for redemption. Also, the Company is not required to transfer or exchange any senior note for a period of 15 days before a selection of senior notes to be redeemed.

The registered Holder of a senior note will be treated as the owner of the senior note for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Senior Indenture, any related Guarantee and the senior notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the senior notes then outstanding and issued under the Senior Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior notes, and any existing Default or Event of Default or compliance with any provision of the Senior Indenture or the senior notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding senior notes issued under the Senior Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior notes, in each case other than senior notes beneficially owned by the Company or its Affiliates.

The Senior Indenture provides that, without the consent of each Holder affected, an amendment or waiver may not, with respect to any senior notes issued under the Senior Indenture and held by a non-consenting Holder:

(1)           reduce the principal amount of senior notes whose Holders must consent to an amendment, supplement or waiver,

(2)           reduce the principal of or change the fixed maturity of any such senior note or alter or waive the provisions with respect to the redemption of the senior notes (other than provisions relating to the covenants described above under “Repurchase at the Option of Holders”),

(3)           reduce the rate of or change the time for payment of interest on any senior note,

(4)           waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the senior notes issued under the Senior Indenture, except a rescission of acceleration of the senior notes by the Holders of at least a majority in aggregate principal amount of the then outstanding senior notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Senior Indenture or any Guarantee that cannot be amended or modified without the consent of all Holders,

(5)           make any senior note payable in money other than that stated in the senior notes,

(6)           make any change in the provisions of the Senior Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the senior notes,

(7)           make any change in the ranking of the Senior Indenture and the senior notes that would adversely affect the Holders,

(8)           except as expressly permitted by the Senior Indenture, modify the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) in any manner adverse to the Holders,

(9)           make any change in these amendment and waiver provisions or

(10)         impair the right of any Holder to receive payment of principal of, or interest on, such Holder’s senior notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s senior notes.

Notwithstanding the foregoing, without the consent of any Holder, the Company, any Guarantor (with respect to a Guarantee or the Senior Indenture to which it is a party) and the Trustee may amend or supplement the Senior Indenture, any Guarantee or the senior notes:

(1)           to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)           to provide for uncertificated notes in addition to or in place of certificated notes;

(3)           to comply with the covenant relating to mergers, consolidations and sales of assets and to provide for the assumption of the Company’s, Holdings’ or any Subsidiary Guarantor’s obligations to Holders in connection therewith;

(4)           to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Senior Indenture of any such Holder;

(5)           to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company, Holdings or a Subsidiary Guarantor;

(6)           to comply with requirements of the SEC in order to effect or maintain the qualification of the Senior Indenture under the Trust Indenture Act;

(7)           to evidence and provide for the acceptance and appointment under the Senior Indenture of a successor Trustee pursuant to the requirements thereof;

(8)           to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(9)           to add a Subsidiary Guarantor or other guarantor under the Senior Indenture;

(10)         to conform the text of the Senior Indenture, the Guarantees or the senior notes to any provision of the “Description of Senior Notes” in the offering memorandum for the initial offering of the senior notes to the extent that such provision in the “Description of Senior Notes” in the offering memorandum for the initial offering of the senior notes was intended to be a verbatim recitation of a provision of the Senior Indenture, the Guarantees or the senior notes; or

(11)         to make any amendment to the provisions of the Senior Indenture relating to the transfer and legending of senior notes; provided, however, that (a) compliance with the Senior Indenture as so amended would not result in senior notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer senior notes.

The consent of the Holders is not necessary under the Senior Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Senior Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Senior Indenture provides that the Holders of a majority in principal amount of the outstanding senior notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Senior Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Senior Indenture, the senior notes and any Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Senior Indenture. Reference is made to the Senior Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided. For purposes of the Senior Indenture, unless otherwise specifically indicated, (1) the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person and (2) the term “including” means “including, without limitation”.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of such specified Person, and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any senior note on any redemption date, the greater of:

(1)           1.0% of the principal amount of the senior note; or

(2)           the excess, if any, of:

(a)           the present value at such redemption date of (i) the redemption price of the senior note at October 15, 2010 (such redemption price being set forth in the table appearing above under “Optional Redemption”), plus (ii) all required interest payments (calculated based on the cash interest rate payable on the senior notes) due on the senior note through October 15, 2010 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)           the principal amount of the senior note.

“Asset Sale” means

(1)           the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any Restricted Subsidiary (each referred to in this definition as a “disposition”); and

(2)           the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions, in each case, other than:

(a)           a disposition of cash, Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment, vehicles or other similar assets in the ordinary course of business or any disposition of inventory or goods held for sale in the ordinary course of business;

(b)           the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Senior Indenture;

(c)           the making of any Permitted Investment or the making of any Restricted Payment that is not prohibited by the covenant described under “Certain Covenants—Limitation on Restricted Payments”;

(d)           any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $25.0 million;

(e)           any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(f)            to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)           the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h)           any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (other than any sale of Equity Interests in, or Indebtedness or other securities of, Kate Spade held by the Company or any Restricted Subsidiary);

(i)            foreclosures on assets;

(j)            sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

(k)           the unwinding of any Hedging Obligations.

“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the cash interest rate borne by the senior notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation”.

“Board of Directors” means:

(1)           with respect to a corporation, the board of directors of the corporation;

(2)           with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)                                  with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to the Company, a duly adopted resolution of the Board of Directors of the Company or any committee thereof.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means

(1)                                  in the case of a corporation, corporate stock, (2)  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(2)                                  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(3)                                  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means

(1)                                  United States of America dollars,

(2)                                  (a)                                  Canadian dollars,

(b)                                 Japanese yen,

(c)                                  pounds sterling,

(d)                                 euro or

(e)                                  in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business,

(3)                                  securities issued or directly and fully and unconditionally guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

(4)                                  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million,

(5)                                  repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above,

(6)                                  commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of issuance thereof,

(7)                                  investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (6) above,

(8)                                  readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition and

(9)                                  Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into one or more of the currencies set forth in clauses (1) and (2) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1)                                  the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2)                                  the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies.

“Co-Investors” means the investment funds associated with each of Credit Suisse Securities (USA) LLC (formerly known as Credit Suisse First Boston LLC) and Leonard Green & Partners, L.P., which made a portion of the equity contribution in connection with the Merger, and their respective Affiliates.

“Company” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Senior Indenture, “Company” shall, unless otherwise expressly stated, be deemed to mean the Board of Directors of the Company when the fair market value of such asset or liability is equal to or in excess of $100.0 million.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and other related noncash charges of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a)                                  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) noncash interest payments (but excluding any noncash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (i) any expense resulting from the discounting of the Existing 2028 Debentures as a result of the application of purchase accounting in connection with the Transactions, (ii) Additional Interest, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (iv) any expensing of bridge, commitment and other financing fees, (v) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility and (vi) any redemption premiums paid in connection with the redemption of the Existing 2008 Notes), plus

(b)                                 consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

(c)                                  interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio”, with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1)                                  any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to severance, relocation, one-time compensation charges and the Transactions) shall be excluded,

(2)                                  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with GAAP,

(3)                                  any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,

(4)                                  any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(5)                                  the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period (subject in the case of dividends, distributions or other payments made to a Restricted Subsidiary to the limitations contained in clause (6) below),

(6)                                  solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments”, the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7)                                  any increase in amortization or depreciation or other noncash charges resulting from the application of purchase accounting in relation to the Transactions or any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded,

(8)                                  any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9)                                  any impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded and

(10)                            any noncash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only (other than clause (c)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and the Restricted Subsidiaries, any repayments of loans and advances that constitute Restricted Investments by the Company or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof; provided, however, that any income arising from any sale or other disposition of Equity Interests in Kate Spade or any Extraordinary Distribution shall be excluded from Consolidated Net Income for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only.

“Consolidated Secured Debt Ratio” as of any date of determination means the ratio of (a) Consolidated Total Indebtedness of the Company and the Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (b) the aggregate amount of EBITDA of the Company and the Restricted Subsidiaries for the period of the most recently ended consecutive four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations, Attributable Debt in respect of Sale and Lease-Back Transactions and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (and excluding (x) any undrawn letters of credit issued in the ordinary course of business and (y) all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and all Disqualified Stock and Preferred Stock of the Restricted Subsidiaries (excluding items eliminated in consolidation), with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, in each case determined on a consolidated basis in accordance with GAAP).

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Senior Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

(1)                                  to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)                                  to advance or supply funds

(A)                              fur the purchase or payment of any such primary obligation or

(B)                                to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)                                  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Card Sale” means the sale from The Neiman Marcus Group, Inc. to HSBC Bank Nevada, N.A., of the private label credit card accounts of The Neiman Marcus Group, Inc. and related receivables and other assets, pursuant to a Purchase, Sale and Servicing Transfer Agreement, dated as of June 8, 2005, among HSBC Bank Nevada, N.A., HSBC Finance Corporation, The Neiman Marcus Group, Inc. and Bergdorf Goodman, Inc. (it being understood that such sale was consummated on July 7, 2005).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock pursuant to an Officers’ Certificate executed by an executive vice president and the principal financial officer of the Company or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of the “Certain Covenants—Limitation on Restricted Payments” covenant.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the senior notes and the date the senior notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than (i) a Foreign Subsidiary or (ii) a Domestic Subsidiary of a Foreign Subsidiary, but, in each case, including any Subsidiary that guarantees or otherwise provides direct credit support for any indebtedness of the Company.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

(1)                                  increased by (without duplication):

(a)                                  provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus

(b)                                 consolidated Fixed Charges of such Person for such period to the extent the same was deducted in calculating Consolidated Net Income, plus

(c)                                  Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus

(d)                                 any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Senior Indenture including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the Transactions and the Credit Card Sale (including any one-time costs associated with entering into any program agreements or servicing agreements directly related to the Credit Card Sale, but not any payments required or contemplated by such agreements, other than payments in respect of transition services provided thereunder prior to the first anniversary of the Credit Card Sale), in each case, deducted in computing Consolidated Net Income, plus

(e)                                  the amount of any restructuring charge or reserve deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with (x) acquisitions after the Issue Date or (y) the closing of any stores or distribution centers after the Issue Date, plus

(f)                                    any write offs, write downs or other noncash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(g)                                 the amount of any minority interest expense deducted in calculating Consolidated Net Income, plus

(h)                                 the amount of management, monitoring, consulting and advisory fees and related expenses paid (or any accruals related to such fees or related expenses) during such period to the Sponsors to the extent permitted under “Certain Covenants—Transactions with Affiliates”, plus

(i)                                     the amount of net cost savings projected by the Company in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken within 36 months after the Issue Date and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $50.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”), plus

(j)                                     any costs or expenses incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of issuance of Equity Interests of the Company (other than Disqualified Stock that is Preferred Stock) in each case, solely to the extent that such cash proceeds are excluded from the calculation set forth in clause (c) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments”;

(2)                                  decreased by (without duplication) noncash gains increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating EBITDA in accordance with this definition); and

(3)                                  increased or decreased, as applicable, by (without duplication):

(a)                                  any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards #133;

(b)                                 any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness; and

(c)                                  the amount of gain or loss resulting in such period from a sale of receivables and related assets to a Receivables Subsidiary in connection with a Receivables Facility.

“EMU” means the economic and monetary union contemplated by the Treaty of the European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company or any of its direct or indirect parent companies (excluding Disqualified Stock), other than

(a)                                  public offerings with respect to the Company’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8;

(b)                                 any such public or private sale that constitutes an Excluded Contribution; and

(c)                                  an issuance to any Subsidiary of the Company.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company from

(a)                                  contributions to its common equity capital, and

(b)                                 the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an executive vice president and the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (c) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments”.

“Existing Indebtedness” means Indebtedness of the Company or the Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.

“Existing Indenture” means the Indenture dated as of May 27, 1998, by and between The Neiman Marcus Group, Inc. and The Bank of New York, as trustee, pursuant to which the Existing 2008 Notes and the Existing 2028 Debentures have been issued, as the same may be amended from time to time.

“Existing 2008 Notes” means the $125,000,000 aggregate principal amount of 6.65% senior notes due 2008 issued by The Neiman Marcus Group, Inc. pursuant to the Existing Indenture.

“Existing 2028 Debentures” means the $125,000,000 aggregate principal amount of 7.125% senior debentures due 2028 issued by The Neiman Marcus Group, Inc. pursuant to the Existing Indenture.

“Extraordinary Distribution” means any dividends, distributions or other payments made by Kate Spade to the Company or a Restricted Subsidiary (a) to the extent generated by (i) borrowings other than working capital borrowings, (ii) the sale of debt or equity securities or (iii) sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of the normal retirement or replacement of assets or (b) representing a liquidating distribution or payment in connection with the liquidation or winding up of Kate Spade.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility that has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishing of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period (the “reference period.”).

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charges and the change in EDITDA resulting therefrom) had occurred on the first day of the reference period.  If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the reference period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of

(a)                                  Consolidated Interest Expense of such Person for such period,

(b)                                 all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock during such period, and

(c)                                  all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof.

“Foreign Subsidiary Total Assets” means the total amount of all assets of Foreign Subsidiaries of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Company.

“GAAP” means generally accepted accounting principles in the United States of America that are in effect on the Issue Date.

“Government Securities” means securities that are

(a)                                  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

(b)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, and, when used as a verb, shall have a corresponding meaning.

“Guarantee” means the guarantee by any Guarantor of the Company’s Obligations under the Senior Indenture and the senior notes.

“Guarantor” means any of the Subsidiary Guarantors and Holdings.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements, in each case designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means the Person in whose name a senior note is registered on the registrar’s books.

“Holdings” means Neiman Marcus, Inc. (formerly known as Newton Acquisition, Inc.) and its successors.

“Indebtedness” means, with respect to any Person,

(a)                                  any indebtedness (including principal and premium) of such Person, whether or not contingent

(1)                                  in respect of borrowed money,

(2)                                  evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(3)                                  representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, or

(4)                                  representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(b)                                 to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business,

(c)                                  to the extent not otherwise included, the obligations of the type referred to in clause (a) of another Person secured by a Lien on any asset owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness will be the lesser of the fair market value of such asset at the date of determination and the amount of Indebtedness so secured, and

(d)                                 Attributable Debt in respect of Sale and Lease-Back Transactions;

provided, however, that notwithstanding the foregoing, Indebtedness will be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business and (B) Obligations under, or in respect of, Receivables Facilities.

“Indentures” means the Senior Indenture and the Senior Subordinated Indenture.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged and that is independent of the Company and its Affiliates.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC (formerly known as Credit Suisse First Boston LLC), Deutsche Bank Securities Inc., Banc of America Securities LLC, and Goldman, Sachs & Co.

“Investment Grade Securities” means:

(1)                                  securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents),

(2)                                  debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries,

(3)                                  investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution and

(4)                                  corresponding instruments in countries other than the United States of America customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.  For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”,

(1)                                  “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to

(x)                                   the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(y)                                 the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)                                  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

“Issue Date” means October 6, 2005.

“Kate Spade” means Kate Spade LLC, a Delaware limited liability company, and its successors.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Services Agreement” means the Management Services Agreement as in effect on the Issue Date, as described under the caption “Certain Relationships and Related Party Transactions”.

“Merger” means the merger of Newton Acquisition Merger Sub, Inc. with and into The Neiman Marcus Group, Inc. pursuant to the Merger Agreement.

“Merger Agreement” means the agreement and Plan of Merger among Neiman Marcus, Inc., Newton Acquisition Merger Sub, Inc. and The Neiman Marcus Group, Inc., dated as of May 1, 2005.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness required (other than by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Notes” means the senior notes and the Senior Subordinated Notes.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), guarantees of payment, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the senior notes shall not include fees or indemnification in favor of the Trustee and any other third parties other than the Holders.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the Senior Indenture.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person that is not the Company or any of its Restricted Subsidiaries; provided that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders—Asset Sales”.

“Permitted Holders” means each of the Sponsors, the Co-Investors and members of management of the Company (or its direct parent) who are holders of Equity Interests of the Company (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section I3(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsors, the Co-Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies.  Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Senior Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(a)                                  any Investment in the Company or any Restricted Subsidiary;

(b)                                 any Investment in cash and Cash Equivalents or Investment Grade Securities;

(c)                                  (i)                                     any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in a Similar Business if as a result of such Investment

(1)                                  such Person becomes a Restricted Subsidiary of the Company or

(2)                                  such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company and

(ii)                                  any Investment held by such Person;

(d)                                 any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of the covenant described under “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(e)                                  any Investment existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date;

(f)                                    loans and advances to, and guarantees of Indebtedness of, employees not in excess of $10.0 million outstanding at any one time, in the aggregate;

(g)                                 any Investment acquired by the Company or any Restricted Subsidiary

(1)                                  in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable or

(2)                                  as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h)                                 Hedging Obligations permitted under clause (1) of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(i)                                     loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent company thereof under compensation plans approved by the Board of Directors of the Company in good faith;

(j)                                     Investments the payment for which consists of Equity Interests of the Company, or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph under the covenant described in “Certain Covenants—Limitation on Restricted Payments”;

(k)                                  guarantees of Indebtedness permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and performance guarantees in the ordinary course of business;

(l)                                     any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants—Transactions with Affiliates”
(except transactions described in clauses (2), (6) and (11) of such paragraph);

(m)                               Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(n)                                 Investments in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (n) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $100.0 million and (y) 1.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(o)                                 Investments relating to a Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such Investments are necessary or advisable (in the good faith determination of the Company) to effect such Receivables Facility; and

(p)                                 additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (p) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed $150.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1)                                  Liens to secure Indebtedness incurred under clauses (a) or (b) of the second paragraph of the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”, the Existing 2008 Notes and the Existing 2028 Debentures (and, in each case, any related Obligations);

(2)                                  pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits to secure bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(3)                                  Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, in each case, for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4)                                  Liens for taxes, assessments or other governmental charges or claims not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(5)                                  Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6)                                  minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, in each case, which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)                                  Liens existing on the Issue Date;

(8)                                  Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(9)                                  Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(10)                            Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)                            Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(12)                            leases and subleases granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries and do not secure any Indebtedness;

(13)                            Liens arising from financing statement filings under the Uniform Commercial Code or similar state laws regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(14)                            Liens in favor of the Company or any Subsidiary Guarantor;

(15)                            Liens on inventory or equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s client at which such inventory or equipment is located;

(16)                            Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(17)                            Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (7), (8) and (9) and the following clauses (18) and (27); provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (1), (7), (8), (9) and the following clauses (18) and (27) at the time the original Lien became a Permitted Lien under the Senior Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(18)                            Liens securing Indebtedness permitted to be incurred pursuant to clauses (f), (s), (t), (v)(i) and (w) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (A) Liens securing Indebtedness permitted to be incurred pursuant to clause (s) are solely on acquired property or the assets of the acquired entity, as the case may be and (B) Liens securing Indebtedness permitted to be incurred pursuant to clause (t) extend only to the assets of Foreign Subsidiaries;

(19)                            deposits in the ordinary course of business to secure liability to insurance carriers;

(20)                            Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies”, so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21)                            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22)                            Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(23)                            Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(24)                            Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25)                            Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement;

(26)                            other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $50.0 million at any one time outstanding;

(27)                            Liens securing Hedging Obligations, so long as the related Indebtedness is, and is permitted to be under the Senior Indenture, secured by a Lien on the same property securing such Hedging Obligations; and

(28)                            Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.0:1.0.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

“Receivables Facility” means one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Receivables Facilities.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date, among the Company, Holdings, the Subsidiary Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Representative” means, with respect to a person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Revolving Credit Facility” means the credit facility provided under the Senior Secured Asset-Based Revolving Credit Agreement, to be entered into as of the Issue Date, among the Company, Holdings, the lenders party thereto in their capacity as lenders thereunder and Deutsche Bank Trust Company Americas, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“S&P” means Standard and Poor’s, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the Revolving Credit Facility and the Term Loan Facility.

“Senior Indebtedness” means with respect to any Person:

(1)           all Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2)           all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness or other Obligations are subordinate in right of payment to the senior notes or the Guarantee of such Person, as the case may be; provided that Senior Indebtedness shall not include:

(1)           any obligation of such Person to the Company or any Subsidiary or to any joint venture in which the Company or any Restricted Subsidiary has an interest;

(2)           any liability for Federal, state, local or other taxes owed or owing by such Person;

(3)           any accounts payable or other liability to trade creditors in the ordinary course of business (including guarantees thereof as instruments evidencing such liabilities);

(4)           any Indebtedness or other Obligation of such Person that is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(5)           that portion of any Indebtedness that at the time of Incurrence is Incurred in violation of the Senior Indenture.

“Senior Subordinated Indenture” means the Senior Subordinated Indenture dated as of the Issue Date, among the Company, as issuer, certain of its Subsidiaries, as guarantors and Wells Fargo Bank, National Association, as trustee, pursuant to which the Senior Subordinated Notes are issued.

“Senior Subordinated Notes” means the $500,000,000 aggregate principal amount of 10 3/8% Senior Subordinated Notes due 2015 issued by the Company under the Senior Subordinated Indenture on the Issue Date.

“Significant Subsidiary” means any Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Similar Business” means any business conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsors” means TPG Capital (formerly Texas Pacific Group) and Warburg Pincus LLC and their respective Affiliates.

“Subordinated Indebtedness” means

(a)           with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the senior notes, and

(b)           with respect to any Guarantor, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to the Guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person,

(1)           any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and

(2)           any partnership, joint venture, limited liability company or similar entity of which

(x)            more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)           such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantee” means the guarantee by any Subsidiary Guarantor of the Company’s Obligations under the Senior Indenture and the senior notes.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Company that executes the Senior Indenture as a guarantor on the Issue Date and each other Restricted Subsidiary of the Company that thereafter guarantees the senior notes pursuant to the terms of the Senior Indenture.

“Term Loan Facility” means the credit facility provided under the Senior Secured Term Loan Agreement, to be entered into as of the Issue Date, among the Company, Holdings, the lenders party thereto in their capacity as lenders and Credit Suisse, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“Total Assets” means the total amount of all assets of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Company.

“Transactions” means the Merger, including the payment of the merger consideration in connection therewith, the investment by the Sponsors, members of management and the Co-Investors, the issuance of the Notes and the execution of, and borrowings on the Issue Date under, the Senior Credit Facilities as in effect on the Issue Date, the pledge and security arrangements in connection with the foregoing, the refinancing of certain Indebtedness in connection with the foregoing (including the redemption of the 2008 Notes) and the related transactions described in this prospectus, in particular as described under the section thereof entitled “The Transactions”.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 15, 2010; provided, however, that if the period from the redemption date to October 15, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Wells Fargo Bank, National Association until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means

(1)           any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below) and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated); provided that

(a)           any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company,

(b)           such designation complies with the covenant described under “Certain Covenants—Limitation on Restricted Payments- and

(c)           each of

(1)           the Subsidiary to be so designated and

(2)           its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either

(1)           the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or

(2)           the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of any applicable Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing

(1)           the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2)           the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF SENIOR SUBORDINATED NOTES

General

The outstanding senior subordinated notes were issued under a Senior Subordinated Indenture among Newton Acquisition Merger Sub, Inc., Wells Fargo Bank, National Association, as trustee, Holdings and the Subsidiary Guarantors.  Immediately following the closing of the offering and as part of the Transactions, Newton Acquisition Merger Sub, Inc. merged with and into The Neiman Marcus Group, Inc., with The Neiman Marcus Group, Inc. continuing as the surviving corporation and assuming all the obligations of Newton Acquisition Merger Sub, Inc. under the Senior Subordinated Indenture.  The Senior Subordinated Indenture has been qualified under and is subject to and governed by the Trust Indenture Act of 1939.  The terms of the senior subordinated notes include those stated in the Senior Subordinated Indenture and those made part of the Senior Subordinated Indenture by reference to the Trust Indenture Act.

You can find the definitions of certain capitalized terms used in this description under the subheading “Certain Definitions”.  In this description, the “Company” refers to The Neiman Marcus Group, Inc., and not to any of its subsidiaries.

The following description is only a summary of the material provisions of the senior subordinated notes and the Senior Subordinated Indenture.  We urge you to read the Senior Subordinated Indenture because it, and not this description, defines your rights as a Holder of senior subordinated notes.  Copies of the Senior Subordinated Indenture have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus forms a part.

Brief Description of the Senior Subordinated Notes and the Guarantees

The senior subordinated notes:

•	are unsecured, senior subordinated obligations of the Company;

•	are subordinated in right of payment to all Senior Indebtedness of the Company, including Indebtedness under our Senior Credit Facilities, our Senior Notes and our Existing 2028 Debentures;

•	are structurally subordinated to all existing and future Indebtedness and claims of holders of Preferred Stock of Subsidiaries of the Company that do not guarantee the senior subordinated notes;

•	rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of the Company, if any;

•	rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company, if any; and

•	are guaranteed on a senior subordinated basis by Holdings and the Subsidiary Guarantors that guarantee our Senior Credit Facilities.

The Guarantee of each Guarantor:

•	is a general unsecured senior subordinated obligation of such Guarantor;

•	is subordinated in right of payment to all existing and future Senior Indebtedness of such Guarantor, including its guarantees under our Senior Credit Facilities and our Senior Notes;

•	is structurally subordinated to all existing and future Indebtedness and claims of holders of Preferred Stock of Subsidiaries of such Guarantor that do not guarantee the senior subordinated notes;

•      ranks pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of such Guarantor, if any; and

•      ranks senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor, if any.

Principal, Maturity and Interest

The Company issued the senior subordinated notes initially with a maximum aggregate principal amount of $500.0 million (the “senior subordinated notes”).  The Company may issue additional senior subordinated notes under the Senior Subordinated Indenture from time to time after this offering (the “Additional Senior Subordinated Notes”).  Any offering of Additional Senior Subordinated Notes is subject to the covenant described below under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”.  The senior subordinated notes and any Additional Senior Subordinated Notes subsequently issued under the Senior Subordinated Indenture will be treated as a single class for all purposes under the Senior Subordinated Indenture, including waivers, amendments, redemptions and offers to purchase.  Unless the context requires otherwise, references to “senior subordinated notes” for all purposes of the Senior Subordinated Indenture and this “Description of Senior Subordinated Notes” include any Additional Senior Subordinated Notes that are actually issued.

Interest on the senior subordinated notes will accrue at the rate of 10 3/8% per annum, and be payable in cash semi-annually in arrears on each April 15 and October 15 commencing April 15, 2006.  The Company will make each interest payment to the Holders of record of the senior subordinated notes on the immediately preceding April 1 and October 1.  Interest on the senior subordinated notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the senior subordinated notes.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  The senior subordinated notes will mature on October 15, 2015.  Additional Interest may accrue on the senior subordinated notes in certain circumstances pursuant to the Registration Rights Agreement as described under “Registration Rights”.  All references in the Senior Subordinated Indenture and this “Description of Senior Subordinated Notes”, in any context, to any interest or other amount payable on or with respect to the senior subordinated notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement.

Principal of, premium, if any, and interest on the senior subordinated notes will be payable at the office or agency of the Company maintained for such purpose within the City of Dallas, State of Texas or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to senior subordinated notes represented by one or more global notes registered in the name of or held by the Depository Trust Company or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.  The senior subordinated notes will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000.

Guarantees

Holdings and each direct and indirect Restricted Subsidiary of the Company that is a Domestic Subsidiary and that guarantees the obligations of the Company under the Company’s senior Credit Facilities, as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally guarantee, on an unsecured senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Senior Subordinated Indenture and the senior subordinated notes, whether for payment of principal of, or interest on or Additional Interest in respect of the senior subordinated notes, expenses, indemnification or otherwise, on the terms set forth in the Senior Subordinated Indenture by executing the Senior Subordinated Indenture.  Each Guarantee will be subordinated to any Senior Indebtedness of such Guarantor on the same basis as the senior subordinated notes are subordinated to Senior Indebtedness of the Company.  See also “Brief Description of the Senior Subordinated Notes and the Guarantees”.

Each Subsidiary Guarantee will contain a provision intended to limit the Subsidiary Guarantor’s liability thereunder to the maximum amount that it could incur without causing the incurrence of obligations under its Subsidiary Guarantee to be a fraudulent transfer.  This provision may not, however, be effective to protect a Subsidiary Guarantee from being voided under fraudulent transfer law, or may reduce the Subsidiary Guarantor’s obligation to an amount that effectively makes its Subsidiary Guarantee worthless.  See “Risk Factors—Federal and state statutes may allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require note holders to return payments received”.

Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to (A) the Company or another Subsidiary Guarantor without limitation or (B) any other Person upon the terms and conditions set forth in the Senior Subordinated Indenture.  The Senior Subordinated Indenture will also impose limitations on the ability of Holdings to consolidate with or merge into or sell all or substantially all its assets to another Person.  See “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets”.

The Subsidiary Guarantee of a Subsidiary Guarantor will automatically and unconditionally be released and discharged upon:

(1)           (a)           the sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock following which such Subsidiary Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of such Subsidiary Guarantor (other than a sale, disposition or other transfer to a Restricted Subsidiary) if such sale, disposition or other transfer is made in compliance with the applicable provisions of the Senior Subordinated Indenture;

(b)           the designation by the Company of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Senior Subordinated Indenture set forth under “Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(c)           the release or discharge of such Subsidiary Guarantor from its guarantee of Indebtedness under the Senior Credit Facilities or the guarantee that resulted in the obligation of such Subsidiary Guarantor to guarantee the senior subordinated notes, in each case, if such Subsidiary Guarantor would not then otherwise be required to guarantee the senior subordinated notes pursuant to the covenant described under “Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries” (treating any guarantees of such Subsidiary Guarantor that remain outstanding as incurred at least 30 days prior to such release), except, in each case, a release or discharge by, or as a result of, payment under such guarantee or payment in full of the Indebtedness under the Senior Credit Facilities; or

(d)           the exercise by the Company of its legal defeasance option or its covenant defeasance option, as described under “Legal Defeasance and Covenant Defeasance” or if the Company’s obligations under the Senior Subordinated Indenture are discharged in accordance with the terms of the Senior Subordinated Indenture; and

(2)           in the case of clause (1) (a) above, the release of such Subsidiary Guarantor from its guarantee, if any, of and all pledges and security, if any, granted in connection with, the Senior Credit Facilities, the Senior Notes and any other Indebtedness of the Company or any Restricted Subsidiary.

Ranking

Senior Indebtedness versus Senior Subordinated Notes

Payments of principal of, and premium, if any, and interest on the senior subordinated notes and the payment of any Guarantee will be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company and the Guarantors, including the obligations of the Company and, to the extent applicable, the Guarantors, under the Senior Credit Facilities, the Senior Notes and the Existing 2028 Debentures.

As of August 2, 2008:

(1)           the Company’s Senior Indebtedness, including Indebtedness under the Senior Credit Facilities, the Senior Notes and the Existing 2028 Debentures, was approximately $2,451.9 million (excluding unused commitments), of which $1,751.9 million, consisting principally of Indebtedness under the Senior Credit Facilities, the Existing 2028 Debentures was Secured Indebtedness and capital lease obligations; and

(2)           the Guarantors’ Senior Indebtedness, consisting principally of their respective guarantees of Senior Indebtedness of the Company under the Senior Credit Facilities and the Senior Notes, was approximately $2,326.9 million in the aggregate (excluding unused commitments), of which $1,626.9 million, consisting principally of their respective guarantees of Senior Indebtedness of the Company under the Senior Credit Facilities, was Secured Indebtedness and capital lease obligations.

We also had at that date approximately $576.0 million of unused borrowing capacity available under our senior secured asset-based credit facility based on a borrowing base of over $600.0 million and after giving effect to $24.0 million used for letters of credit.

Although the Indentures will contain limitations on the amount of additional Indebtedness that the Company and its Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness.  The Indentures do not limit the amount of additional Indebtedness that Holdings may incur.  See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”.

Liabilities of Subsidiaries versus Senior Subordinated Notes

The Company conducts a significant portion of its operations through its Subsidiaries.  Some of the Company’s Subsidiaries are not guaranteeing the senior subordinated notes, and Subsidiary Guarantees may be released under certain circumstances, as described under “Subsidiary Guarantees”.  In addition, the Company’s future Subsidiaries may not be required to guarantee the senior subordinated notes.  Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such non-guarantor Subsidiaries, and claims of holders of Preferred Stock of such non-guarantor Subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of the Company’s creditors, including Holders, even if the claims do not constitute Senior Indebtedness.  Accordingly, the senior subordinated notes will be structurally subordinated to claims of creditors (including trade creditors) and holders of Preferred Stock, if any, of such non-guarantor Subsidiaries.

As of August 2, 2008, the Company’s Subsidiaries (other than the Subsidiary Guarantors) had consolidated total liabilities (excluding intercompany liabilities of Subsidiaries that are not Subsidiary Guarantors) of approximately $0.2 million, including trade payables, and consolidated total assets of $1.2 million.  In addition, for the fiscal year ended August 2, 2008, the Company’s Subsidiaries (other than the Subsidiary Guarantors) had no revenues.  Although the Senior Subordinated Indenture limits the incurrence of Indebtedness and Preferred Stock by Restricted Subsidiaries, such limitation is subject to a number of significant qualifications.  Moreover, the Senior Subordinated Indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Senior Subordinated Indenture, such as trade payables.  See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”.

Other Senior Subordinated Indebtedness versus Senior Subordinated Notes

Only Indebtedness of the Company or a Guarantor that is Senior Indebtedness will rank senior to the senior subordinated notes and the Guarantees in accordance with the provisions of the Senior Subordinated Indenture.  The senior subordinated notes and the Guarantees will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and the Guarantors.

The Company and the Subsidiary Guarantors have agreed in the Senior Subordinated Indenture that they will not incur any Indebtedness that is subordinate or junior in right of payment to their Senior Indebtedness, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such person.  The Senior Subordinated Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Payment of Senior Subordinated Notes

The Company is not permitted to make payments of principal of or premium, if any, or interest on the senior subordinated notes or make any deposit pursuant to the provisions described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge” below and may not purchase, redeem or otherwise retire any senior subordinated notes (collectively, “pay the senior subordinated notes”) (except in the form of Permitted Junior Securities) if either of the following occurs (a “ Payment Default”):

(1)           any Obligation on any Designated Senior Indebtedness of the Company is not paid in full in cash when due (after giving effect to any applicable grace period); or

(2)           any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash.  Notwithstanding the foregoing, the Company is permitted to pay the senior subordinated notes if it and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company is not permitted to pay the senior subordinated notes (except in the form of Permitted Junior Securities) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter.  The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

(1)           by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

(2)           because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

(3)           because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Company is permitted to resume paying the senior subordinated notes after the end of such Payment Blockage Period.  The senior subordinated notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided that if any Payment Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the Company (other than the holders of Indebtedness under the Senior Credit Facilities), a Representative of holders of Indebtedness under the Senior Credit Facilities may give another Payment Blockage Notice within such period.  However, in no event may the total number of days during which any Payment Blockage Period or Periods on the notes is in effect exceed 179 days in the aggregate during any consecutive 365-day period, and there must be at least 186 days during any consecutive 365-day period during which no Payment Blockage Period is in effect.  Notwithstanding the foregoing, however, no Default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Blockage Notice.

Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

(1)           the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders are entitled to receive any payment;

(2)           until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which Holders would be entitled but for the subordination provisions of the Senior Subordinated Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive Permitted Junior Securities; and

(3)           if a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Senior Subordinated Indenture upon the failure of the Company to pay interest or principal with respect to the senior subordinated notes when due by their terms.  If payment of the senior subordinated notes is accelerated because of an Event of Default, the Company or the Trustee must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration.  So long as there shall remain outstanding Senior Indebtedness under the Senior Credit Facilities, a Blockage Notice with respect to the Senior Credit Facilities may only be given by the respective administrative agents thereunder unless otherwise agreed to in writing by the respective requisite lenders named in therein.  If any Designated Senior Indebtedness is outstanding, neither the Company nor any Guarantor may pay the senior subordinated notes until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the senior subordinated notes only if the Senior Subordinated Indenture otherwise permits payment at that time.

A Guarantor’s obligations under its Guarantee are senior subordinated obligations.  As such, the rights of Holders to receive payment by a Guarantor pursuant to its Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor.  The terms of the subordination and payment blockage provisions described above with respect to the Company’s obligations under the senior subordinated notes apply equally to a Guarantor and the obligations of such Guarantor under its Guarantee.

A Holder by its acceptance of senior subordinated notes agrees to be bound by these subordination provisions and authorizes and expressly directs the Trustee under the Senior Subordinated Indenture, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Senior Subordinated Indenture and appoints the Trustee under the Senior Subordinated Indenture its attorney-in-fact for such purpose.

By reason of the subordination provisions contained in the Senior Subordinated Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Company or a Guarantor who are holders of Senior Indebtedness of the Company or such Guarantor, as the case may be, may recover more, ratably, than the Holders, and creditors of the Company or a Guarantor who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness of the Company or such Guarantor and may recover more, ratably, than the Holders.  See “Risk Factors—The right of holders to receive payments on the senior subordinated notes and the guarantees thereof will be junior to the rights of the lenders under our senior secured credit facilities, the senior notes, the 2028 debentures and to all of our and the guarantors’ other senior indebtedness, including any of our or the guarantors’ future senior debt”.

The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations deposited in trust or with the Trustee, as applicable, for the payment of principal of and interest on the senior subordinated notes pursuant to the provisions described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge”, if the subordination provisions described in this section were not violated at the time the applicable amounts were deposited in trust or with the Trustee, as applicable, pursuant to such sections.

Mandatory Redemption; Offer to Purchase; Open Market Purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the senior subordinated notes.  However, under certain circumstances, the Company may be required to offer to purchase senior subordinated notes as described under “Repurchase at the Option of Holders.” The Company may from time to time acquire senior subordinated notes by means other than a redemption, whether by tender offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws.

Optional Redemption

Except as described below, the senior subordinated notes are not redeemable at the Company’s option prior to October 15, 2010.  From and after October 15, 2010, the Company may redeem the senior subordinated notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the applicable redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 15 of each of the years indicated below:

Year	Percentage
2010	105.188%
2011	103.458%
2012	101.729%
2013 and thereafter	100.000%

Prior to October 15, 2008, the Company may, at its option, redeem up to 35% of the sum of the original aggregate principal amount of senior subordinated notes (and the original principal amount of any Additional Senior Subordinated Notes) issued under the Senior Subordinated Indenture at a redemption price equal to 110.375% of the aggregate principal amount thereof, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company; provided that:

•      at least 50% of the sum of the aggregate principal amount of senior subordinated notes originally issued under the Senior Subordinated Indenture and any Additional Senior Subordinated Notes issued under the Senior Subordinated Indenture after the Issue Date remain outstanding immediately after the occurrence of each such redemption; and

•      each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

At any time prior to October 15, 2010, the Company may also redeem all or a part of the senior subordinated notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of senior subordinated notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

Selection and Notice

If the Company is redeeming less than all of the senior subordinated notes at any time, the Trustee will select the senior subordinated notes to be redeemed (a) if the senior subordinated notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such senior subordinated notes are listed or (b) if such senior subordinated notes are not so listed, on a pro rata basis to the extent practicable; provided that no senior subordinated notes of $2,000 or less shall be redeemed in part.

Notices of redemption shall be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the redemption date to each Holder at such Holder’s registered address, except that notices of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the senior subordinated notes or a satisfaction and discharge of the Senior Subordinated Indenture.  If any senior subordinated note is to be redeemed in part only, any notice of redemption that relates to such senior subordinated note shall state the portion of the principal amount thereof to be redeemed.

A senior subordinated note in principal amount equal to the unredeemed portion of any senior subordinated note redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original senior subordinated note.  Senior subordinated notes called for redemption become due and payable on the date fixed for redemption.  On and after the redemption date, unless the Company defaults in the redemption payment, interest shall cease to accrue on the senior subordinated note or portions thereof called for redemption.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, the Company will make an offer to purchase all of the senior subordinated notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.  Within 30 days following any Change of Control, the Company will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the security register with a copy to the Trustee, with the following information:

(1)           a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control”, and all senior subordinated notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2)           the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)           any senior subordinated note not properly tendered will remain outstanding and continue to accrue interest; (4)  unless the Company defaults in the payment of the Change of Control Payment, all senior subordinated notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(4)           Holders electing to have any senior subordinated notes purchased pursuant to a Change of Control Offer will be required to surrender the senior subordinated notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the senior subordinated notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(5)           Holders will be entitled to withdraw their tendered senior subordinated notes and their election to require the Company to purchase such senior subordinated notes; provided that the paying agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of senior subordinated notes tendered for purchase, and a statement that such Holder is withdrawing its tendered senior subordinated notes and its election to have such senior subordinated notes purchased; and

(6)           Holders whose senior subordinated notes are being purchased only in part will be issued senior subordinated notes equal in principal amount to the unpurchased portion of the senior subordinated notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000.

While the senior subordinated notes are in global form and the Company makes an offer to purchase all of the senior subordinated notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the senior subordinated notes through the facilities of DTC, subject to its rules and regulations.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the senior subordinated notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Subordinated Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Subordinated Indenture by virtue thereof.

On the Change of Control Payment Date, the Company will, to the extent permitted by law,

(1)           accept for payment all senior subordinated notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)           deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all senior subordinated notes or portions thereof so tendered and

(3)           deliver, or cause to be delivered, to the Trustee for cancellation the senior subordinated notes so accepted together with an Officers’ Certificate stating that such senior subordinated notes or portions thereof have been tendered to and purchased by the Company.

The paying agent will promptly mail to each Holder the Change of Control Payment for such senior subordinated notes, and the Trustee will promptly authenticate and mail to each Holder a senior subordinated note equal in principal amount to any unpurchased portion of the senior subordinated notes surrendered, if any; provided that each such senior subordinated note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Senior Credit Facilities and Senior Notes will (in each case, subject to limited exceptions), and future credit agreements or other agreements to which the Company becomes a party may, prohibit the Company from purchasing any senior subordinated notes as a result of a Change of Control.  In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the senior subordinated notes, the Company could seek the consent of their lenders and noteholders to permit the purchase of the senior subordinated notes or could attempt to refinance the borrowings and notes that contain such prohibition.  If the Company does not obtain such consent or repay such borrowings or notes, the Company will remain prohibited from purchasing the senior subordinated notes.  In such case, the Company’s failure to purchase tendered senior subordinated notes would constitute an Event of Default under the Senior Subordinated Indenture.  If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Senior Subordinated Indenture would restrict payment to the Holders under certain circumstances.

The Revolving Credit Facility will provide that certain change of control events with respect to the Company (including a Change of Control under the Senior Subordinated Indenture) would constitute a default thereunder.  If the Company experiences a change of control that triggers a default under the Revolving Credit Facility or cross-defaults under any other Indebtedness, the Company could seek a waiver of such defaults or seek to refinance the Indebtedness outstanding under the Revolving Credit Facility and such other Indebtedness.  In the event the Company does not obtain such a waiver or refinance the Indebtedness outstanding under the Revolving Credit Facility and such other Indebtedness, such defaults could result in amounts outstanding under the Revolving Credit Facility and such other Indebtedness being declared due and payable.  The Company’s ability to pay cash to the Holders following the occurrence of a Change of Control may be limited by its then existing financial resources.  Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Senior Subordinated Indenture applicable to a Change of Control Offer made by the Company and purchases all senior subordinated notes validly tendered and not withdrawn under such Change of Control Offer.  A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The Change of Control purchase feature of the senior subordinated notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management.  The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers.  We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future.  Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Subordinated Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.  Restrictions on our ability to incur additional Indebtedness are contained in the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”.  Such restrictions can be waived with the consent of the holders of a majority in principal amount of the senior subordinated notes then outstanding.  Except for the limitations contained in such covenant, however, the Senior Subordinated Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person.  Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law.  Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company.  As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an offer to repurchase the senior subordinated notes as described above.

The provisions under the Senior Subordinated Indenture relative to the Company’s obligation to make an offer to repurchase the senior subordinated notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the senior subordinated notes.

Asset Sales

The Senior Subordinated Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale, unless:

(1)           the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

(2)           except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of

(a)           any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the senior subordinated notes, that are assumed by the transferee of any such assets (or a third party on behalf of the transferee) and for which the Company or such Restricted Subsidiary has been validly released by all creditors in writing,

(b)           any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale and

(c)           any Designated Noncash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $125.0 million and (y) 1.75% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after any of the Company’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may, at its option, apply the Net Proceeds from such Asset Sale:

(1)           to permanently reduce

(x)           Obligations under any Senior Indebtedness, the senior subordinated notes or any other Senior Subordinated Indebtedness, in each case, of the Company or any Subsidiary Guarantor and, in the case of Obligations under revolving credit facilities or other similar Indebtedness, to correspondingly permanently reduce commitments with respect thereto (other than Obligations owed to the Company or a Restricted Subsidiary); provided that if the Company or any Restricted Subsidiary shall so reduce Obligations under any Senior Subordinated Indebtedness, the Company or such Subsidiary Guarantor will, equally and ratably, reduce Obligations under the senior subordinated notes by, at its option, (A) redeeming senior subordinated notes if the senior subordinated notes are then redeemable as provided under “Optional Redemption” (B) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their senior subordinated notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest and Additional Interest, if any, on the principal amount of senior subordinated notes to be repurchased or (C) purchasing senior subordinated notes through open market purchases (to the extent such purchases are at a price equal to or higher than 100% of the principal amount thereof) in a manner that complies with the Senior Subordinated Indenture and applicable securities law; or

(y)           Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary; or

(2)           to an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties, (c) capital expenditures and (d) acquisitions of other assets, that in each of (a), (b), (c) and (d), are used or useful in a Similar Business or replace the businesses, properties and assets that are the subject of such Asset Sale.

Any Net Proceeds from the Asset Sale that are not invested or applied in accordance with the preceding paragraph within 450 days from the date of the receipt of such Net Proceeds will be deemed to constitute “Excess Proceeds”; provided that if during such 450-day period the Company or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) of the immediately preceding paragraph after such 450th day, such 450-day period will be extended with respect to the amount of Net Proceeds so committed until such Net Proceeds are required to be applied in accordance with such agreement (but such extension will in no event be for a period longer than 180 days) (or, if earlier, the date of termination of such agreement).  When the aggregate amount of Excess Proceeds exceeds $45.0 million, the Company shall make an offer to all Holders and, if required by the terms of any Senior Subordinated Indebtedness, to the holders of such Senior Subordinated Indebtedness (other than with respect to Hedging Obligations) (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of senior subordinated notes and such Senior Subordinated Indebtedness that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100%, of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Senior Subordinated Indenture.  The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $45.0 million by mailing the notice required pursuant to the terms of the Senior Subordinated Indenture, with a copy to the Trustee.  The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days or with respect to Excess Proceeds of $45.0 million or less.

To the extent that the aggregate amount of senior subordinated notes and such Senior Subordinated Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Senior Subordinated Indenture.  If the aggregate principal amount of senior subordinated notes or the Senior Subordinated Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Company shall select or cause to be selected the senior subordinated notes and such Senior Subordinated Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the senior subordinated notes or such Senior Subordinated Indebtedness tendered.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds related to such Asset Sale Offer shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the Company or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Senior Subordinated Indenture.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of senior subordinated notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Subordinated Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Subordinated Indenture by virtue thereof.

The Senior Credit Facilities and Senior Notes will limit (in each case, subject to limited exceptions), and future credit agreements or other agreements to which the Company becomes a party may limit or prohibit, the Company from purchasing any senior subordinated notes as a result of an Asset Sale Offer.  In the event the Company is required to make an Asset Sale Offer at a time when the Company is prohibited from purchasing the senior subordinated notes, the Company could seek the consent of its lenders and holders of the Senior Notes to permit the purchase of the senior subordinated notes or could attempt to refinance the borrowings and Senior Notes that contain such prohibition.  If the Company does not obtain such consent or repay such borrowings or Senior Notes, the Company will remain prohibited from purchasing the senior subordinated notes.  In such case, the Company’s failure to purchase tendered senior subordinated notes would constitute an Event of Default under the Senior Subordinated Indenture.  If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Senior Subordinated Indenture would restrict payments to the Holders under certain circumstances.

The provisions under the Senior Subordinated Indenture relative to the Company’s obligation to make an offer to repurchase the senior subordinated notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the senior subordinated notes.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Senior Subordinated Indenture.

Limitation on Restricted Payments

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)           declare or pay any dividend or make any distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than

(A)          dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or

(B)           dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2)           purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation;

(3)           make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than

(x)           Indebtedness permitted under clauses (i) and (j) of the covenant described under “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or

(y)           the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4)           make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a)           no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)           immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date pursuant to the first paragraph of this covenant or clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only), (6)(C), (8) and (12) of the next succeeding paragraph (and excluding, for the avoidance of doubt, all other Restricted Payments made pursuant to the next succeeding paragraph), is less than the sum, without duplication, of

(1)           50%, of the Consolidated Net Income of the Company for the period (taken as one accounting period) from August 1, 2005 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, provided that if, at the time of a proposed Restricted Payment under the first paragraph of this covenant, the Consolidated Leverage Ratio of the Company is less than 4.50 to 1.00, for purposes of calculating availability of amounts hereunder for such Restricted Payment only, the reference to 50% in this clause (1) above shall be deemed to be 75%, plus

(2)           100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by the Company after the Issue Date (less the amount of such net cash proceeds to the extent such amount has been relied upon to permit the incurrence of Indebtedness, or issuance of Disqualified Stock or Preferred Stock pursuant to clause (v)(ii) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of

(x)           Equity Interests of the Company, including Retired Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received from the sale of

(A)          Equity Interests to any future, present or former employees, directors, managers or consultants of the Company, any direct or indirect parent company of the Company or any of the Company’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph and

(B)           Designated Preferred Stock

and to the extent actually contributed to the Company, Equity Interests of the Company’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph) or

(y)           debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company;

provided that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests of the Company or debt securities of the Company that have been converted into or exchanged for Equity Interests of the Company sold to a Restricted Subsidiary or the Company, as the case may be, (c) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (d) Excluded Contributions, plus

(3)           100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property contributed to the capital of the Company after the Issue Date ( less the amount of such net cash proceeds to the extent such amount has been relied upon to permit the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock pursuant to clause (v)(ii) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) (other than by a Restricted Subsidiary and other than by any Excluded Contributions), plus

(4)           to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received after the Issue Date by means of

(A)          the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or any Restricted Subsidiary and repurchases and redemptions of such Restricted Investments from the Company or any Restricted Subsidiary and repayments of loans or advances that constitute Restricted Investments by the Company or any Restricted Subsidiary or

(B)           the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary (other than Kate Spade) or a distribution from an Unrestricted Subsidiary (other than an Extraordinary Distribution) (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clauses (9) or (13) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary (other than an Extraordinary Distribution), plus

(5)           in the case of the redesignation of an Unrestricted Subsidiary (other than Kate Spade) as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Company in good faith or if, in the case of an Unrestricted Subsidiary, such fair market value may exceed $125.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clauses (9) or (13) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1)           the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Senior Subordinated Indenture;

(2)           (a)           the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Company or any Equity Interests of any direct or indirect parent company of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3)           the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of such Person that is incurred in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as

(A)          the principal amount of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness,

(B)           such Indebtedness is subordinated to the senior subordinated notes at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, acquired or retired,

(C)           such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired and

(D)          such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired;

(4)           a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director, manager or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $10.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $20.0 million in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed

(A)          the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company’s direct or indirect parent companies, in each case to members of management, directors, managers or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph, plus

(B)           the cash proceeds of key man life insurance policies received by the Company and the Restricted Subsidiaries after the Issue Date, less

(C)           the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Company from members of management, directors, managers or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Senior Subordinated Indenture;

(5)           the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of Fixed Charges;

(6)           (A)          the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Issue Date;

(B)           the declaration and payment of dividends to a direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock; or

(C)           the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (A), (B) and (C) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company and the Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)           repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8)           the declaration and payment of dividends on the Company’s common stock following the first public offering of the Company’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net proceeds received by or contributed to the Company in or from any such public offering, other than public offerings with respect to the Company’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(9)           Restricted Payments that are made with Excluded Contributions;

(10)         the declaration and payment of dividends by the Company to, or the making of loans to, its direct parent company in amounts required for the Company’s direct or indirect parent companies to pay

(A)          franchise taxes and other fees, taxes and expenses required to maintain their corporate existence,

(B)           Federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Company and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries,

(C)           customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries,

(D)          general corporate overhead expenses of any direct or indirect parent company of the Company to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries, and

(E)           reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering by such direct or indirect parent company of the Company;

(11)         any Restricted Payments used to fund the Transactions and the fees and expenses related thereto, including those owed to Affiliates, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(12)         the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”; provided that, prior to such repurchase, redemption or other acquisition, the Company (or a third party to the extent permitted by the Senior Subordinated Indenture) shall have made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the senior subordinated notes and shall have repurchased all senior subordinated notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer;

(13)         Investments in Unrestricted Subsidiaries, having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of (x) $75.0 million and (y) 1.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value);

(14)         distributions or payments of Receivables Fees;

(15)         the distribution, as a dividend or otherwise (and the declaration of such dividend), of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, any Unrestricted Subsidiary (other than Kate Spade); and

(16)         other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (16), does not exceed $75.0 million;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (15) and (16) no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the time of issuance of the senior subordinated notes, all of the Company’s Subsidiaries will be Restricted Subsidiaries other than Neiman Marcus Funding Corporation, Gurwitch Products, L.L.C., Kate Spade and their respective Subsidiaries.  The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of “Unrestricted Subsidiary”.  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments”.  Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clauses (9), (13) or (16), or pursuant to the definition of “Permitted Investments”, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Senior Subordinated Indenture.

Notwithstanding anything to the contrary herein, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any (x) Restricted Payment covered in clauses (1) through (3) of the definition of Restricted Payments to the holders of Equity Interests of the Company or any of its direct or indirect parent companies (which shall include the Sponsors, the Co-Investors and their respective Affiliates) (other than to the Company and its Restricted Subsidiaries, future, present or former employees, directors, managers, or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies with respect to Equity Interests held by them in such capacities and other than a Restricted Payment made pursuant to clause (10) of the second paragraph of this covenant) or (y) Investment in the Sponsors, the Co-Investors, any Permitted Holders who are members of a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) with the Sponsors or any Co-Investors or any Person or group who becomes a Permitted Holder following a Change of Control as provided for in the definition of “Permitted Holders” or their respective Affiliates (other than in the Company and its Subsidiaries and members of management of the Company (or its direct parent)), in each case during any period when the Company is prohibited from making such Restricted Payments or Investments pursuant to the Senior Indenture or any other instrument governing Indebtedness, Disqualified Stock or Preferred Stock issued to extend, replace, refund, refinance, renew or defease the Senior Notes.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence “) with respect to any Indebtedness (including Acquired Indebtedness), and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Company’s and its Restricted Subsidiaries’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed $100.0 million at any one time outstanding.

The foregoing limitations will not apply to any of the following items (collectively, “Permitted Debt”):

(a)           Indebtedness incurred pursuant to the Revolving Credit Facility by the Company or any Restricted Subsidiary; provided that immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (a) and then outstanding does not exceed the greater of (A) $800.0 million less up to $150.0 million in the aggregate of all principal payments with respect to such Indebtedness made pursuant to clause (1)(x) of the second paragraph under “—Repurchase at the Option of Holders—Asset Sales” and (B) the lesser of (x) 80.0% of the value of the eligible inventory of the Company and its Restricted Subsidiaries valued at the lower of cost or market value and (y) 85.0% of the net orderly liquidation value of the eligible inventory of the Company and its Restricted Subsidiaries;

(b)           Indebtedness incurred pursuant to the Term Loan Facility by the Company or any Restricted Subsidiary; provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (b) and then outstanding does not exceed $1,975.0 million less up to $250.0 million in the aggregate of all principal payments with respect to such Indebtedness made pursuant to clause (1)(x) of the second paragraph under “—Repurchase at the Option of Holders—Asset Sales”;

(c)           the incurrence by the Company and any Subsidiary Guarantor of Indebtedness represented by the senior subordinated notes issued on the Issue Date (including any Subsidiary Guarantees thereof) and the exchange notes and related exchange guarantees to be issued in exchange for the senior subordinated notes and the Subsidiary Guarantees pursuant to the Registration Rights Agreement (other than any Additional Senior Subordinated Notes);

(d)           the incurrence by the Company and any Subsidiary Guarantor of Indebtedness represented by the Senior Notes issued on the Issue Date (including any guarantee thereof) and the exchange notes and related exchange guarantees to be issued in exchange for the Senior Notes pursuant to the Registration Rights Agreement (other than any Additional Senior Notes (as defined in the Senior Indenture));

(e)           Existing Indebtedness (other than Indebtedness described in clauses (a), (b), (c), and (d)), including the Existing 2008 Notes and the Existing 2028 Debentures;

(f)            Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Company or any of the Restricted Subsidiaries, to finance the development,

construction, purchase, lease (other than the lease, pursuant to Sale and Lease-Back Transactions, of property (real or personal), equipment or other fixed or capital assets owned by the Company or any Restricted Subsidiary as of the Issue Date or acquired by the Company or any Restricted Subsidiary after the Issue Date in exchange for, or with the proceeds of the sale of, such assets owned by the Company or any Restricted Subsidiary as of the Issue Date), repairs, additions or improvement of property (real or personal), equipment or other fixed or capital assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (f) does not exceed $250.0 million at any one time outstanding;

(g)           Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(h)           Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that

(1)           such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (h)(1)) and

(2)           the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

(i)            Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the senior subordinated notes; provided, further, that that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(j)            Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(k)           shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock;

(l)            Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting: (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of the Senior Subordinated Indenture to be outstanding, (B) exchange rate risk with respect to any currency exchange or (C) commodity pricing risk with respect to any commodity;

(m)          obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(n)           (x) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other Obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted under the terms of the Senior Subordinated Indenture or (y) any guarantee by a Restricted Subsidiary of Indebtedness of the Company permitted to be incurred under the terms of the Senior Subordinated Indenture; provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(o)           the incurrence by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock that serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (c), (d), (e) and (f) above, this clause (o) and clauses (p) and (v)(ii) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums and fees in connection therewith (the “ Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)           has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased,

(2)           to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated or pari passu to the senior subordinated notes or any Subsidiary Guarantee, such Refinancing Indebtedness is subordinated or pari passu to the senior subordinated notes or such Subsidiary Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively and

(3)           shall not include

(x)                                   Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company,

(y)                                 Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor or

(z)                                   Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided, further, that subclause (1) of this clause (o) will not apply to any refunding or refinancing of any Senior Indebtedness outstanding under the Senior Notes, the guarantees of such Senior Notes or the Existing 2028 Debentures;

(p)           Indebtedness, Disqualified Stock or Preferred Stock (x) of the Company or any of its Restricted Subsidiaries incurred to finance the acquisition of any Person or assets or (y) of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Senior Subordinated Indenture; provided that either

(1)           after giving effect to such acquisition or merger, either

(A)          the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

(B)           the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries on a consolidated basis is greater than immediately prior to such acquisition or merger; or

(2)           such Indebtedness, Disqualified Stock or Preferred Stock (A) is not Secured Indebtedness and is Senior Subordinated Indebtedness or Subordinated Indebtedness with subordination terms no more favorable to the holders thereof than the subordination terms set forth in the Senior Subordinated Indenture as in effect on the Issue Date, (B) is not incurred while a Default exists and no Default shall result therefrom, (C) does not mature (and is not mandatorily redeemable in the case of Disqualified Stock or Preferred Stock) and does not require any payment of principal prior to the final maturity of the senior subordinated notes and (D) in the case of sub-clause (y) above only, is not incurred in contemplation of such acquisition or merger;

(q)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(r)            Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Senior Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(s)           Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (s) and then outstanding, does not exceed $75.0 million (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (s) shall cease to be deemed incurred or outstanding for purposes of this clause (s) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (s));

(t)            Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (t) and then outstanding, does not exceed 5.0% of Foreign Subsidiary Total Assets (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (t) shall cease to be deemed incurred or outstanding for purposes of this clause (t) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (t));

(u)           Indebtedness consisting of Indebtedness issued by the Company or any Restricted Subsidiary to current or former officers, managers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent described in clause (4) of the second paragraph under “—Limitation on Restricted Payments”;

(v)           Indebtedness, Disqualified Stock and Preferred Stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (v) and then outstanding, does not at any one time outstanding exceed the sum of

(i)            $175.0 million (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (v)(i) shall cease to be deemed incurred or outstanding for purposes of this clause (v)(i) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (v)(i)); plus

(ii)           200% of the net cash proceeds received by the Company since after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined in accordance with clauses (c)(2) and (c)(3) of the first paragraph of the covenant described under “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other investments, payments or exchanges pursuant to the second paragraph of the covenant described under “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof); and

(w)          Attributable Debt incurred by the Company or any Restricted Subsidiary pursuant to Sale and Lease-Back Transactions of property (real or personal), equipment or other fixed or capital assets owned by the Company or any Restricted Subsidiary as of the Issue Date or acquired by the Company or any Restricted Subsidiary after the Issue Date in exchange for, or with the proceeds of the sale of, such assets owned by the Company or any Restricted Subsidiary as of the Issue Date, provided that the aggregate amount of Attributable Debt incurred under this clause (w) does not exceed $100.0 million.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (w) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, will classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one or more of the above clauses; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will be deemed to have been incurred on such date in reliance on the exception in clauses (a) and (b) of the definition of Permitted Debt.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

The principal amount of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

Limitation on Layering

The Senior Subordinated Indenture will provide that the Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Debt) that is contractually subordinated or junior in right of payment to any Senior Indebtedness of the Company or any Subsidiary Guarantor, as the case may be, unless such Indebtedness is either:

(1)           pari passu in right of payment with the senior subordinated notes or the Subsidiary Guarantees, as the case may be; or

(2)           expressly subordinated in right of payment to the senior subordinated notes or the Subsidiary Guarantees, as the case may be.

The Senior Subordinated Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

The Company will not, and will not permit any of the Subsidiary Guarantors to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Senior Subordinated Indebtedness or Subordinated Indebtedness on any asset or property of the Company or any Subsidiary Guarantor now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1)           in the case of Liens securing Subordinated Indebtedness, the senior subordinated notes or the applicable Subsidiary Guarantee of a Subsidiary Guarantor, as the case may be, are secured by a Lien on such property or assets that is senior in priority to such Liens; and

(2)           in all other cases, the senior subordinated notes or the applicable Subsidiary Guarantee of a Subsidiary Guarantor, as the case may be, are equally and ratably secured; provided that any Lien which is granted to secure the senior subordinated notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the senior subordinated notes.

Merger, Consolidation or Sale of All or Substantially All Assets

The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)           the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the “Successor Company”);

(2)           the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under the Senior Subordinated Indenture and the senior subordinated notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)           immediately after such transaction, no Default exists;

(4)           immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period,

(A)          the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “ —Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or

(B)           the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries on a consolidated basis would be greater than such ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction;

(5)           each Guarantor, unless it is the other party to the transactions described above, in which case clause (A)(2) of the second succeeding paragraph or clause (2) of the fourth succeeding paragraph, as applicable, shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Senior Subordinated Indenture and the senior subordinated notes; and

(6)           the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Subordinated Indenture.

Subject to certain limitations described in the Senior Subordinated Indenture, the Successor Company will succeed to, and be substituted for, the Company under the Senior Subordinated Indenture and the senior subordinated notes.  Notwithstanding the foregoing clauses (3) and (4),

(a)           any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to, the Company and

(b)           the Company may merge with an Affiliate of the Company incorporated solely for the purpose of reincorporating the Company in another state of the United States of America so long as the amount of Indebtedness of the Company and the Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Senior Subordinated Indenture governing release of a Subsidiary Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, each Subsidiary Guarantor will not, and the Company will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless

(A)          (1)           such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(2)                                  the Successor Person, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Senior Subordinated Indenture and such Subsidiary Guarantor’s Subsidiary Guarantee, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)                                  immediately after such transaction, no Default exists; and

(4)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Subordinated Indenture; or

(B)                                the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders—Asset Sales”.

Subject to certain limitations described in the Senior Subordinated Indenture, the Successor Person will succeed to, and be substituted for, such Subsidiary Guarantor under the Senior Subordinated Indenture and such Subsidiary Guarantor’s Subsidiary Guarantee.  Notwithstanding the foregoing, any Subsidiary Guarantor may merge into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company.

Holdings will not consolidate or merge with or into or wind up into (whether or not Holdings is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1)                                  Holdings is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (Holdings or such Person, as the case may be, being herein called the “Successor Holdings Guarantor”);

(2)                                  the Successor Holdings Guarantor, if other than Holdings, expressly assumes all the obligations of Holdings under the Senior Subordinated Indenture and the Guarantee of Holdings, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)                                  immediately after such transaction, no Event of Default or payment Default exists; and

(4)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Subordinated Indenture.

Subject to certain limitations described in the Senior Subordinated Indenture, the Successor Holdings Guarantor will succeed to, and be substituted for, Holdings under the Senior Subordinated Indenture and the Guarantee of Holdings.  Notwithstanding the foregoing, Holdings may merge into or transfer all or part of its properties and assets to a Subsidiary Guarantor or the Company, and Holdings may merge with an Affiliate of the Company incorporated solely for the purpose of reincorporating Holdings in another state of the United States of America so long as the amount of Indebtedness of Holdings, the Company and the Restricted Subsidiaries is not increased thereby.

Notwithstanding the foregoing, the Merger will be permitted without compliance with this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or Holdings, as applicable, which properties and assets, if held by the Company or Holdings, as applicable, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis or Holdings and its Subsidiaries on a consolidated basis, as applicable, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or Holdings, as applicable.

Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law.  Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless

(a)                                  such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and

(b)                                 the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $30.0 million, a Board Resolution adopted by the majority of the members of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(1)                                  Transactions between or among the Company or any of the Restricted Subsidiaries;

(2)                                  Restricted Payments permitted by the provisions of the Senior Subordinated Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3)                                  the payment of management, consulting, monitoring and advisory fees and related expenses to the Sponsors and any termination or other fee payable to the Sponsors upon a change of control or initial public equity offering of the Company or any direct or indirect parent company thereof pursuant to the Management Services Agreement as in effect on the Issue Date;

(4)                                  the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, managers, employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary;

(5)                                  payments by the Company or any Restricted Subsidiary to any of the Sponsors and the Co-Investors for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company in good faith;

(6)                                  transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(7)                                  payments or loans (or cancellations of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary and employment agreements, stock option plans and other compensatory arrangements with such employees or consultants that are, in each case, approved by the Company in good faith;

(8)                                  any agreement, instrument or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect as compared to the applicable agreement as in effect on the Issue Date as reasonably determined in good faith by the Company);

(9)                                  the existence of, or the performance by the Company or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Holders in any material respect than the terms of the original agreement in effect on the Issue Date as reasonably determined in good faith by the Company;

(10)                            the Transactions, the Credit Card Sale and the payment of all fees and expenses related to the Transactions and the Credit Card Sale, in each case as disclosed in this prospectus;

(11)                            transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Senior Subordinated Indenture that are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(12)                            the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Permitted Holder or to any director, manager, officer, employee or consultant of the Company or any direct or indirect parent company thereof;

(13)                            sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

(14)                            investments by the Sponsors and the Co-Investors in securities of the Company or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a)                                  (1)                                  pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or

(2)                                  pay any Indebtedness owed to the Company or any Restricted Subsidiary;

(b)                                 make loans or advances to the Company or any Restricted Subsidiary; or

(c)                                  sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1)                                  contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation (including security documents and intercreditor agreements) and Hedging Obligations, the Existing 2008 Notes and the Existing 2028 Debentures;

(2)                                  the Indentures and the Notes and the Subsidiary Guarantees;

(3)                                  purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(4)                                  applicable law or any applicable rule, regulation or order;

(5)                                  any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6)                                  contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7)                                  Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8)                                  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)                                  other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries permitted to be incurred after the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(10)                            customary provisions in joint venture agreements and other similar agreements;

(11)                            customary provisions contained in leases and other agreements entered into in the ordinary course of business;

(12)                            restrictions created in connection with any Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such restrictions are necessary or advisable, in the good faith determination of the Company, to effect such Receivables Facility;

(13)                            restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary; and

(14)                            any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided, further; that with respect to contracts, instruments or obligations existing on the Issue Date, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such encumbrances and other restrictions than those contained in such contracts, instruments or obligations as in effect on the Issue Date.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Company will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than a Subsidiary Guarantor or a Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Company or any other Subsidiary Guarantor unless:

(1)                                  such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Senior Subordinated Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company or any Subsidiary Guarantor:

(a)                                  if the senior subordinated notes or such Subsidiary Guarantor’s Subsidiary Guarantee are subordinated in right of payment to such Indebtedness, the Subsidiary Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the senior subordinated notes are subordinated to such Indebtedness; and

(b)                                 if such Indebtedness is by its express terms subordinated in right of payment to the senior subordinated notes or such Subsidiary Guarantor’s Subsidiary Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary Guarantee substantially to the same extent as such Indebtedness is subordinated to the senior subordinated notes;

(2)                                  such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; and

(3)                                  such Restricted Subsidiary shall deliver to the Trustee an opinion of counsel to the effect that:

(a)                                  such Subsidiary Guarantee has been duly executed and authorized; and

(b)                                 such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Reports and Other Information

Whether or not required by the SEC, so long as any senior subordinated notes are outstanding, the Company will furnish to the Holders, within the time periods specified in the SEC’s rules and regulations for non-accelerated filers:

(1)                                  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or any successor or comparable forms) if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)                                  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clause (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.  In addition, the Company has agreed that, for so long as any senior subordinated notes remain outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In addition, for so long as Holdings is a Guarantor under the Senior Subordinated Indenture or if at any time any other direct or indirect parent company of the Company is a guarantor of the senior subordinated notes, the reports, information and other documents required to be filed and furnished to the Holders pursuant to this covenant may, at the option of the Company, be filed by and be those of Holdings or such other parent, as applicable, rather than the Company; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings or such other parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Registered Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement) by the filing with the SEC of the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Obligations of the Company and the Restricted Subsidiaries Relating to Kate Spade

In the event that Kate Spade sells, conveys, transfers or otherwise disposes all or substantially all of its properties or assets in one or more related transactions, the Company shall, subject to its fiduciary duties to the holders of minority Equity Interests in Kate Spade and subject to any other obligations in the organizational documents of Kate Spade or other agreements with Kate Spade or holders of its Equity Interests (in each case, as in effect on the Issue Date), exercise its rights and powers as a controlling holder of Equity Interests in Kate Spade to cause Kate Spade to distribute to the Company its pro rata share of the net proceeds of such sale, conveyance, transfer or other disposition, the Company will apply such proceeds in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales” and such proceeds will constitute “Net Proceeds” thereunder.  In addition, the Company will, and will cause its Restricted Subsidiaries to, apply the amount of any other Extraordinary Distribution in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales” and such amount will constitute “Net Proceeds” thereunder.  Furthermore, the Company, in its capacity as a holder of Equity Interests in Kate Spade, will not, and will cause its Restricted Subsidiaries not to, waive any of its rights to receive dividends, distributions or other payments from Kate Spade or consent to an amendment of Kate Spade’s organizational documents or other agreements that would restrict Kate Spade’s ability to make any such distributions.

Events of Default and Remedies

The following events constitute Events of Default under the Senior Subordinated Indenture:

(1)                                  default in payment when due and payable, upon redemption, acceleration or otherwise, of payments of principal of, or premium, if any, on the senior subordinated notes issued under the Senior Subordinated Indenture, whether or not such payment is prohibited by the subordination provisions of the Senior Subordinated Indenture;

(2)                                  default for 30 days or more in the payment when due of interest on or with respect to the senior subordinated notes issued under the Senior Subordinated Indenture, whether or not such payment is prohibited by the subordination provisions of the Senior Subordinated Indenture;

(3)                                  failure by the Company, Holdings or any Subsidiary Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the then outstanding senior subordinated notes issued under the Senior Subordinated Indenture to comply with any of its other agreements in the Senior Subordinated Indenture or the senior subordinated notes;

(4)                                  default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the senior subordinated notes, if both

(A)                              such default either

(i)                                     results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or

(ii)                                  relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B)  the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

(5)                                  failure by the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)                                  certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary); or

(7)                                  the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Subsidiary Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Senior Subordinated Indenture or the release of any such Subsidiary Guarantee in accordance with the Senior Subordinated Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Senior Subordinated Indenture, the Trustee or the Holders of at least 30% in principal amount of the then outstanding senior subordinated notes issued under the Senior Subordinated Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding senior subordinated notes issued under the Senior Subordinated Indenture to be due and payable immediately; provided that, so long as any Indebtedness permitted to be incurred under the Senior Subordinated Indenture as part of the Senior Credit Facilities or any series of the Senior Notes will be outstanding, no such acceleration will be effective until the earlier of

(1)                                  acceleration of any such Indebtedness under the Senior Credit Facilities and the Senior Notes, and

(2)                                  five Business Days after the giving of written notice of such acceleration to the Company, the administrative agent under each of the Senior Credit Facilities and the trustee under the Senior Indenture.

Upon the effectiveness of such declaration, such principal of and premium, if any, and interest on the senior subordinated notes will be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding senior subordinated notes will become due and payable without further action or notice.  The Senior Subordinated Indenture provides that the Trustee may withhold from Holders notice of any continuing Default, except a Default relating to the payment of principal of and premium, if any, and interest on the senior subordinated notes if it determines that withholding notice is in their interest.  In addition, the Trustee will have no obligation to accelerate the senior subordinated notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of such senior subordinated notes.

The Senior Subordinated Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding senior subordinated notes issued thereunder by notice to the Trustee may, on behalf of the Holders of all of such senior subordinated notes, waive any existing Default and its consequences under the Senior Subordinated Indenture, except a continuing Default in the payment of principal of and premium, if any, or interest on any such senior subordinated notes held by a non-consenting Holder.  In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders if, within 20 days after such Event of Default arose,

(x)                                   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged,

(y)                                 the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or

(z)                                   the default that is the basis for such Event of Default has been cured.

Except to enforce the right to receive payments of principal of and premium, if any, and interest on the senior subordinated notes when due, no Holder may pursue any remedy with respect to the Senior Subordinated Indenture or the senior subordinated notes unless:

(1)                                  such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)                                  Holders of at least 30% in principal amount of the then outstanding senior subordinated notes have requested the Trustee to pursue the remedy;

(3)                                  such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)                                  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)                                  Holders of a majority in principal amount of the outstanding senior subordinated notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

The Senior Subordinated Indenture provides that the Company is required to deliver to the Trustee annually a statement regarding compliance with the Senior Subordinated Indenture, and the Company is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor (other than in the case of stockholders of any Subsidiary Guarantor, the Company or another Subsidiary Guarantor or in the case of stockholders of the Company, Holdings) or any of their parent companies shall have any liability for any obligations of the Company, Holdings or the Subsidiary Guarantors under the senior subordinated notes, the Guarantees and the Senior Subordinated Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder by accepting a senior subordinated note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the senior subordinated notes.  Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

Most of the obligations of the Company, Holdings and the Subsidiary Guarantors under the Senior Subordinated Indenture will terminate and will be released upon payment in full of all of the senior subordinated notes issued under the Senior Subordinated Indenture.  The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the senior subordinated notes issued under the Senior Subordinated Indenture and have Holdings’ obligation and each Subsidiary Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for

(1)                                  the rights of Holders of senior subordinated notes issued under the Senior Subordinated Indenture to receive payments in respect of the principal of, premium, if any, and interest on such senior subordinated notes when such payments are due solely out of the trust created pursuant to the Senior Subordinated Indenture,

(2)                                  the Company’s obligations with respect to senior subordinated notes issued under the Senior Subordinated Indenture concerning issuing temporary notes, registration of such senior subordinated notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)                                  the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith and

(4)                                  the Legal Defeasance provisions of the Senior Subordinated Indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations and those of Holdings and each Subsidiary Guarantor released with respect to certain covenants that are described in the Senior Subordinated Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the senior subordinated notes.  In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the senior subordinated notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the senior subordinated notes issued under the Senior Subordinated Indenture:

(1)                                  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the senior subordinated notes issued under the Senior Subordinated Indenture on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the senior subordinated notes;

(2)                                  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States of America reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A)                              the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or

(B)                                since the original issuance of the senior subordinated notes, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel in the United States of America shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States of America reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                  no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)                                  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any of the Senior Credit Facilities, the Senior Indenture, the Existing Indenture, the Senior Notes, the Existing 2028 Debentures or any other material agreement or instrument (other than the Senior Subordinated Indenture) to which, the Company, Holdings or any Subsidiary Guarantor is a party or by which the Company, Holdings or any Subsidiary Guarantor is bound;

(6)                                  the Company shall have delivered to the Trustee an opinion of counsel in the United States of America to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable U.S. Federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

(7)                                  the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company, Holdings or any Subsidiary Guarantor or others; and

(8)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel in the United States of America (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Senior Subordinated Indenture will be discharged and will cease to be of further effect as to all senior subordinated notes issued thereunder, when

(a)                                  either (1) all such senior subordinated notes theretofore authenticated and delivered, except lost, stolen or destroyed senior subordinated notes which have been replaced or paid and senior subordinated notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or (2) all such senior subordinated notes not theretofore delivered to such

Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company, Holdings or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such senior subordinated notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(b)                                 no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to the Senior Subordinated Indenture or the senior subordinated notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities, the Senior Indenture, the Existing Indenture, the Senior Notes, the Existing 2028 Debentures or any other agreement or instrument to which the Company, Holdings or any Subsidiary Guarantor is a party or by which the Company, Holdings or any Subsidiary Guarantor is bound;

(c)                                  the Company has paid or caused to be paid all sums payable by it under the Senior Subordinated Indenture; and

(d)                                 the Company has delivered irrevocable instructions to the Trustee under the Senior Subordinated Indenture to apply the deposited money toward the payment of such senior subordinated notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and Exchange

A Holder may transfer or exchange senior subordinated notes in accordance with the Senior Subordinated Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Senior Subordinated Indenture.  The Company is not required to transfer or exchange any senior subordinated note selected for redemption.  Also, the Company is not required to transfer or exchange any senior subordinated note for a period of 15 days before a selection of senior subordinated notes to be redeemed.

The registered Holder of a senior subordinated note will be treated as the owner of the senior subordinated note for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Senior Subordinated Indenture, any related Guarantee and the senior subordinated notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the senior subordinated notes then outstanding and issued under the Senior Subordinated Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior subordinated notes, and any existing Default or Event of Default or compliance with any provision of the Senior Subordinated Indenture or the senior subordinated notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding senior subordinated notes issued under the Senior Subordinated Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior subordinated notes, in each case other than senior subordinated notes beneficially owned by the Company or its Affiliates.

The Senior Subordinated Indenture provides that, without the consent of each Holder affected, an amendment or waiver may not, with respect to any senior subordinated notes issued under the Senior Subordinated Indenture and held by a non-consenting Holder:

(1)                                  reduce the principal amount of senior subordinated notes whose Holders must consent to an amendment, supplement or waiver,

(2)                                  reduce the principal of or change the fixed maturity of any such senior subordinated note or alter or waive the provisions with respect to the redemption of the senior subordinated notes (other than provisions relating to the covenants described above under “Repurchase at the Option of Holders”),

(3)                                  reduce the rate of or change the time for payment of interest on any senior subordinated note,

(4)                                  waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the senior subordinated notes issued under the Senior Subordinated Indenture, except a rescission of acceleration of the senior subordinated notes by the Holders of at least a majority in aggregate principal amount of the then outstanding senior subordinated notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Senior Subordinated Indenture or any Guarantee that cannot be amended or modified without the consent of all Holders,

(5)                                  make any senior subordinated note payable in money other than that stated in the senior subordinated notes,

(6)                                  make any change in the provisions of the Senior Subordinated Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the senior subordinated notes,

(7)                                  make any change in the ranking, priority or subordination provisions of the Senior Subordinated Indenture and the senior subordinated notes that would adversely affect the Holders,

(8)                                  except as expressly permitted by the Senior Subordinated Indenture, modify the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) in any manner adverse to the Holders,

(9)                                  make any change in these amendment and waiver provisions or

(10)                            impair the right of any Holder to receive payment of principal of, or interest on, such Holder’s senior subordinated notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s senior subordinated notes.

Notwithstanding the foregoing, without the consent of any Holder, the Company, any Guarantor (with respect to a Guarantee or the Senior Subordinated Indenture to which it is a party) and the Trustee may amend or supplement the Senior Subordinated Indenture, any Guarantee or the senior subordinated notes:

(1)                                  to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)                                  to provide for uncertificated notes in addition to or in place of certificated notes;

(3)                                  to comply with the covenant relating to mergers, consolidations and sales of assets and to provide for the assumption of the Company’s, Holdings’ or any Subsidiary Guarantor’s obligations to Holders in connection therewith;

(4)                                  to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Senior Subordinated Indenture of any such Holder;

(5)                                  to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company, Holdings or a Subsidiary Guarantor;

(6)                                  to comply with requirements of the SEC in order to effect or maintain the qualification of the Senior Subordinated Indenture under the Trust Indenture Act;

(7)                                  to evidence and provide for the acceptance and appointment under the Senior Subordinated Indenture of a successor Trustee pursuant to the requirements thereof;

(8)                                  to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(9)                                  to add a Subsidiary Guarantor or other guarantor under the Senior Subordinated Indenture;

(10)                            to conform the text of the Senior Subordinated Indenture, the Guarantees or the senior subordinated notes to any provision of the “Description of Senior Subordinated Notes” in the offering memorandum for the initial offering of the notes to the extent that such provision in the “Description of Senior Subordinated Notes” in the offering memorandum for the initial offering of the notes was intended to be a verbatim recitation of a provision of the Senior Subordinated Indenture, the Guarantees or the senior subordinated notes; or

(11)                            to make any amendment to the provisions of the Senior Subordinated Indenture relating to the transfer and legending of senior subordinated notes; provided, however, that (a) compliance with the Senior Subordinated Indenture as so amended would not result in senior subordinated notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer senior subordinated notes.

The consent of the Holders is not necessary under the Senior Subordinated Indenture to approve the particular form of any proposed amendment.  It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Senior Subordinated Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Senior Subordinated Indenture provides that the Holders of a majority in principal amount of the outstanding senior subordinated notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions.  The Senior Subordinated Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs.  Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Senior Subordinated Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Senior Subordinated Indenture, the senior subordinated notes and any Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Senior Subordinated Indenture.  Reference is made to the Senior Subordinated Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.  For purposes of the Senior Subordinated Indenture, unless otherwise specifically indicated, (1) the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person and (2) the term “including” means “including, without limitation”.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)                                  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of such specified Person, and

(2)                                  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any senior subordinated note on any redemption date, the greater of:

(1)                                  1.0% of the principal amount of the senior subordinated note; or

(2)                                  the excess, if any, of:

(a)                                  the present value at such redemption date of (i) the redemption price of the senior subordinated note at October 15, 2010 (such redemption price being set forth in the table appearing above under “Optional Redemption”), plus (ii) all required interest payments due on the senior subordinated note through October 15, 2010 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)                                 the principal amount of the senior subordinated note.

“Asset Sale” means

(1)                                  the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any Restricted Subsidiary (each referred to in this definition as a “disposition”); and

(2)                                  the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions,

in each case, other than:

(a)                                  a disposition of cash, Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment, vehicles or other similar assets in the ordinary course of business or any disposition of inventory or goods held for sale in the ordinary course of business;

(b)                                 the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Senior Subordinated Indenture;

(c)                                  the making of any Permitted Investment or the making of any Restricted Payment that is not prohibited by the covenant described under “Certain Covenants—Limitation on Restricted Payments”;

(d)                                 any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $25.0 million;

(e)                                  any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(f)                                    to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)                                 the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h)                                 any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (other than any sale of Equity Interests in, or Indebtedness or other securities of, Kate Spade held by the Company or any Restricted Subsidiary);

(i)                                     foreclosures on assets;

(j)                                     sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

(k)                                  the unwinding of any Hedging Obligations.

“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the senior subordinated notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation”.

“Board of Directors” means:

(1)                                  with respect to a corporation, the board of directors of the corporation;

(2)                                  with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)                                  with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to the Company, a duly adopted resolution of the Board of Directors of the Company or any committee thereof.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means

(1)                                  in the case of a corporation, corporate stock,

(2)                                  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3)                                  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4)                                  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means

(1)                                  United States of America dollars,

(2)                                  (a)                                  Canadian dollars,

(b)                                 Japanese yen,

(c)                                  pounds sterling,

(d)                                 euro or

(e)                                  in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business,

(3)                                  securities issued or directly and fully and unconditionally guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

(4)                                  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million,

(5)                                  repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above,

(6)                                  commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of issuance thereof,

(7)                                  investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (6) above,

(8)                                  readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition and

(9)                                  Indebtedness or Preferred Stock issued by Persons with a rating of “A’ or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into one or more of the currencies set forth in clauses (1) and (2) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1)                                  the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2)                                  the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies.

“Co-Investors” means the investment funds associated with each of Credit Suisse Securities (USA) LLC (formerly known as Credit Suisse First Boston LLC) and Leonard Green & Partners, LP, which are making a portion of the equity contribution in connection with the Merger, and their respective Affiliates.

“Company” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Senior Subordinated Indenture, “Company” shall, unless otherwise expressly stated, be deemed to mean the Board of Directors of the Company when the fair market value of such asset or liability is equal to or in excess of $100.0 million.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and other related noncash charges of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a)                                  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) noncash interest payments (but excluding any noncash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (i) any expense resulting from the discounting of the Existing 2028 Debentures as a result of the application of purchase accounting in connection with the Transactions, (ii) Additional Interest, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (iv) any expensing of bridge, commitment and other financing fees, (v) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility and (vi) any redemption premiums paid in connection with the redemption of the 2008 Notes), plus

(b)                                 consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

(c)                                  interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio”, with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1)                                  any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to severance, relocation, one-time compensation charges and the Transactions) shall be excluded,

(2)                                  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with GAAP,

(3)                                  any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,

(4)                                  any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(5)                                  the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period (subject in the case of dividends, distributions or other payments made to a Restricted Subsidiary to the limitations contained in clause (6) below),

(6)                                  solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments”, the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7)                                  any increase in amortization or depreciation or other noncash charges resulting from the application of purchase accounting in relation to the Transactions or any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded,

(8)                                  any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9)                                  any impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded and

(10)                            any noncash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only (other than clause (c)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and the Restricted Subsidiaries, any repayments of loans and advances that constitute Restricted Investments by the Company or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof; provided, however, that any income arising from any sale or other disposition of Equity Interests in Kate Spade or any Extraordinary Distribution shall be excluded from Consolidated Net Income for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations, Attributable Debt in respect of Sale and Lease-Back Transactions and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (and excluding (x) any undrawn letters of credit issued in the ordinary course of business and (y) all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and all Disqualified Stock and Preferred Stock of the Restricted Subsidiaries (excluding items eliminated in consolidation), with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, in each case determined on a consolidated basis in accordance with GAAP.

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Senior Subordinated Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

(1)                                  to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)                                  to advance or supply funds

(A)                              for the purchase or payment of any such primary obligation or

(B)                                to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)                                  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Card Sale” means the sale from The Neiman Marcus Group, Inc. to HSBC Bank Nevada, N.A., of the private label credit card accounts of The Neiman Marcus Group, Inc. and related receivables and other assets, pursuant to a Purchase, Sale and Servicing Transfer Agreement, dated as of June 8, 2005, among HSBC Bank Nevada, N.A., HSBC Finance Corporation, The Neiman Marcus Group, Inc. and Bergdorf Goodman, Inc. (it being understood that such sale was consummated on July 7, 2005).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock pursuant to an Officers’ Certificate executed by an executive vice president and the principal financial officer of the Company or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of the “Certain Covenants—Limitation on Restricted Payments” covenant.

“Designated Senior Indebtedness” means:

(1)                                  any Indebtedness outstanding under the Senior Credit Facilities;

(2)                                  any Indebtedness outstanding under the Senior Indenture; and

(3)                                  any other Senior Indebtedness permitted under the Senior Subordinated Indenture that, at the date of determination, has an aggregate principal amount outstanding of at least $35.0 million and is specifically designated by the issuer thereof in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of the Senior Subordinated Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the senior subordinated notes and the date the senior subordinated notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than (i) a Foreign Subsidiary or (ii) a Domestic Subsidiary of a Foreign Subsidiary, but, in each case, including any Subsidiary that guarantees or otherwise provides direct credit support for any indebtedness of the Company.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

(1)                                  increased by (without duplication):

(a)                                  provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus

(b)                                 consolidated Fixed Charges of such Person for such period to the extent the same was deducted in calculating Consolidated Net Income, plus

(c)                                  Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus

(d)                                 any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Senior Subordinated Indenture including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the Transactions and the Credit Card Sale (including any one-time costs associated with entering into any program agreements or servicing agreements directly related to the Credit Card Sale, but not any payments required or contemplated by such agreements, other than payments in respect of transition services provided thereunder prior to the first anniversary of the Credit Card Sale), in each case, deducted in computing Consolidated Net Income, plus

(e)                                  the amount of any restructuring charge or reserve deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with (x) acquisitions after the Issue Date or (y) the closing of any stores or distribution centers after the Issue Date, plus

(f)                                    any write offs, write downs or other noncash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(g)                                 the amount of any minority interest expense deducted in calculating Consolidated Net Income, plus

(h)                                 the amount of management, monitoring, consulting and advisory fees and related expenses paid (or any accruals related to such fees or related expenses) during such period to the Sponsors to the extent permitted under “Certain Covenants—Transactions with Affiliates”, plus

(i)                                     the amount of net cost savings projected by the Company in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken within 36 months after the Issue Date and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $50.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”), plus

(j)                                     any costs or expenses incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of issuance of Equity Interests of the Company (other than Disqualified Stock that is Preferred Stock) in each case, solely to the extent that such cash proceeds are excluded from the calculation set forth in clause (c) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments”;

(2)                                  decreased by (without duplication) noncash gains increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating EBITDA in accordance with this definition); and

(3)                                  increased or decreased, as applicable, by (without duplication):

(a)                                  any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards #133;

(b)                                 any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness; and

(c)                                  the amount of gain or loss resulting in such period from a sale of receivables and related assets to a Receivables Subsidiary in connection with a Receivables Facility.

“EMU” means the economic and monetary union contemplated by the Treaty of the European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company or any of its direct or indirect parent companies (excluding Disqualified Stock), other than

(a)                                  public offerings with respect to the Company’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8;

(b)                                 any such public or private sale that constitutes an Excluded Contribution; and

(c)                                  an issuance to any Subsidiary of the Company.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company from

(a)                                  contributions to its common equity capital, and

(b)                                 the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an executive vice president and the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (c) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments”.

“Existing Indebtedness” means Indebtedness of the Company or the Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.

“Existing Indenture” means the Indenture dated as of May 27, 1998, by and between The Neiman Marcus Group, Inc. and The Bank of New York, as trustee, pursuant to which the Existing 2008 Notes and the Existing 2028 Debentures have been issued, as the same may be amended from time to time.

“Existing 2008 Notes” means the $125,000,000 aggregate principal amount of 6.65% senior notes due 2008 issued by The Neiman Marcus Group, Inc. pursuant to the Existing Indenture.

“Existing 2028 Debentures” means the $125,000,000 aggregate principal amount of 7.125% senior debentures due 2028 issued by The Neiman Marcus Group, Inc. pursuant to the Existing Indenture.

“Extraordinary Distribution” means any dividends, distributions or other payments made by Kate Spade to the Company or a Restricted Subsidiary (a) to the extent generated by (i) borrowings other than working capital borrowings, (ii) the sale of debt or equity securities or (iii) sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of the normal retirement or replacement of assets or (b) representing a liquidating distribution or payment in connection with the liquidation or winding up of Kate Spade.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility that has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishing of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period (the “reference period”).

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charges and the change in EBITDA resulting therefrom) had occurred on the first day of the reference period.  If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the reference period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of

(a)                                  Consolidated Interest Expense of such Person for such period,

(b)                                 all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock during such period, and

(c)                                  all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof.

“Foreign Subsidiary Total Assets” means the total amount of all assets of Foreign Subsidiaries of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Company.

“GAAP” means generally accepted accounting principles in the United States of America that are in effect on the Issue Date.

“Government Securities” means securities that are

(a)                                  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

(b)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, and, when used as a verb, shall have a corresponding meaning.

“Guarantee” means the guarantee by any Guarantor of the Company’s Obligations under the Senior Subordinated Indenture and the senior subordinated notes.

“Guarantor” means any of the Subsidiary Guarantors and Holdings.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements, in each case designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means the Person in whose name a senior subordinated note is registered on the registrar’s books.

“Holdings” means Neiman Marcus, Inc. (formerly known as Newton Acquisition, Inc.) and its successors.

“Indebtedness” means, with respect to any Person,

(a)                                  any indebtedness (including principal and premium) of such Person, whether or not contingent

(1)                                  in respect of borrowed money,

(2)                                  evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(3)                                  representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, or

(4)                                  representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(b)                                 to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business,

(c)                                  to the extent not otherwise included, the obligations of the type referred to in clause (a) of another Person secured by a Lien on any asset owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness will be the lesser of the fair market value of such asset at the date of determination and the amount of Indebtedness so secured, and

(d)                                 Attributable Debt in respect of Sale and Lease-Back Transactions;

provided, however, that notwithstanding the foregoing, Indebtedness will be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business and (B) Obligations under, or in respect of, Receivables Facilities.

“Indentures” means the Senior Indenture and the Senior Subordinated Indenture.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged and that is independent of the Company and its Affiliates.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC (formerly known as Credit Suisse First Boston LLC), Deutsche Bank Securities Inc., Banc of America Securities LLC. and Goldman, Sachs & Co.

“Investment Grade Securities” means:

(1)                                  securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents),

(2)                                  debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries,

(3)                                  investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution and

(4)                                  corresponding instruments in countries other than the United States of America customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.  For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”,

(1)                                  “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to

(x)                                   the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(y)                                 the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)                                  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

“Issue Date” means October 6, 2005.

“Kate Spade” means Kate Spade LLC, a Delaware limited liability company, and its successors.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Services Agreement” means the Management Services Agreement as in effect on the Issue Date, as described under the caption “Certain Relationships and Related Party Transactions”.

“Merger” means the merger of Newton Acquisition Merger Sub, Inc. with and into The Neiman Marcus Group, Inc. pursuant to the Merger Agreement.

“Merger Agreement” means the agreement and Plan of Merger among Neiman Marcus, Inc., Newton Acquisition Merger Sub, Inc. and The Neiman Marcus Group, Inc., dated as of May 1, 2005.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness required (other than by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Notes” means the Senior Notes and the senior subordinated notes.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), guarantees of payment, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the senior subordinated notes shall not include fees or indemnification in favor of the Trustee and any other third parties other than the Holders.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the Senior Subordinated Indenture.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person that is not the Company or any of its Restricted Subsidiaries; provided that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders—Asset Sales”.

“Permitted Holders” means each of the Sponsors, the Co-Investors and members of management of the Company (or its direct parent) who are holders of Equity Interests of the Company (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsors, the Co-Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies.  Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Senior Subordinated Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(a)                                  any Investment in the Company or any Restricted Subsidiary;

(b)                                 any Investment in cash and Cash Equivalents or Investment Grade Securities;

(c)                                  (i)                                     any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in a Similar Business if as a result of such Investment

(1)                                  such Person becomes a Restricted Subsidiary of the Company or

(2)                                  such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company and

(ii)                                  any Investment held by such Person;

(d)                                 any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of the covenant described under “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(e)                                  any Investment existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date;

(f)                                    loans and advances to, and guarantees of Indebtedness of, employees not in excess of $10.0 million outstanding at any one time, in the aggregate;

(g)                                 any Investment acquired by the Company or any Restricted Subsidiary

(1)                                  in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable or

(2)                                  as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h)                                 Hedging Obligations permitted under clause (1) of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(i)            loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent company thereof under compensation plans approved by the Board of Directors of the Company in good faith;

(j)            Investments the payment for which consists of Equity Interests of the Company, or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph under the covenant described in “Certain Covenants—Limitation on Restricted Payments”;

(k)           guarantees of Indebtedness permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and performance guarantees in the ordinary course of business;

(l)            any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (6) and (11) of such paragraph);

(m)          Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; (n)  Investments in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (n) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $100.0 million and (y) 1.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(n)           Investments relating to a Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such Investments are necessary or advisable (in the good faith determination of the Company) to effect such Receivables Facility; and

(o)           additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause

(p)           that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed $150.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Junior Securities” means:

(1)           Equity Interests in the Company, any Subsidiary Guarantor or any direct or indirect parent of the Company; or

(2)           unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the senior subordinated notes and the related Guarantees are subordinated to Senior Indebtedness under the Senior Subordinated Indenture;

provided that the term “Permitted Junior Securities” shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is, or any of the Senior Notes, the 2008 Notes and the Existing 2028 Debentures are, treated as part of the same class as the senior subordinated notes for purposes of such plan of reorganization.

“Permitted Liens” means, with respect to any Person:

(1)           Liens securing Hedging Obligations, so long as the related Indebtedness is, and is permitted to be under the Senior Subordinated Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(2)           pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits to secure bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(3)           Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, in each case, for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4)           Liens for taxes, assessments or other governmental charges or claims not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(5)           Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6)           minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, in each case, which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)           Liens existing on the Issue Date;

(8)           Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(9)           Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(10)         Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)         Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(12)         leases and subleases granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries and do not secure any Indebtedness;

(13)         Liens arising from financing statement filings under the Uniform Commercial Code or similar state laws regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(14)         Liens in favor of the Company or any Subsidiary Guarantor;

(15)         Liens on inventory or equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s client at which such inventory or equipment is located;

(16)         Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(17)         Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (7), (8) and (9) and the following clause (18); provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (1), (7), (8), (9) and the following clause (18) at the time the original Lien became a Permitted Lien under the Senior Subordinated Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(18)         Liens securing Indebtedness permitted to be incurred pursuant to clauses (f), (s), (t), (v)(i) and (w) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (A) Liens securing Indebtedness permitted to be incurred pursuant to clause (s) are solely on acquired property or the assets of the acquired entity, as the case may be and (B) Liens securing Indebtedness permitted to be incurred pursuant to clause (t) extend only to the assets of Foreign Subsidiaries;

(19)         deposits in the ordinary course of business to secure liability to insurance carriers;

(20)         Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies”, so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22)         Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(23)         Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(24)         Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25)         Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement; and

(26)         other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $50.0 million at any one time outstanding.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

“Receivables Facility” means one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Receivables Facilities.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date, among the Company, Holdings, the Subsidiary Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Representative” means, with respect to a person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an

Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Revolving Credit Facility” means the credit facility provided under the Senior Secured Asset-Based Revolving Credit Agreement, to be entered into as of the Issue Date, among the Company, Holdings, the lenders party thereto in their capacity as lenders thereunder and Deutsche Bank Trust Company Americas, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“S&P” means Standard and Poor’s, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the Revolving Credit Facility and the Term Loan Facility.

“Senior Indebtedness” means with respect to any Person:

(1)           all Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2)           all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness or other Obligations are subordinate in right of payment to or pari passu in right of payment with the senior subordinated notes or the Guarantee of such Person, as the case may be; provided that Senior Indebtedness shall not include:

(1)           any obligation of such Person to the Company or any Subsidiary or to any joint venture in which the Company or any Restricted Subsidiary has an interest;

(2)           any liability for Federal, state, local or other taxes owed or owing by such Person;

(3)           any accounts payable or other liability to trade creditors in the ordinary course of business (including guarantees thereof as instruments evidencing such liabilities);

(4)           any Indebtedness or other Obligation of such Person that is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(5)           that portion of any Indebtedness that at the time of Incurrence is Incurred in violation of the Senior Subordinated Indenture.

“Senior Indenture” means the Senior Indenture dated as of the Issue Date, among the Company, as issuer, certain of its Subsidiaries and Holdings, as guarantors and Wells Fargo Bank, National Association, as trustee, pursuant to which the Senior Notes are issued.

“Senior Notes” means the $700,000,000 aggregate principal amount of 9%/9 ¾% Senior Notes due 2015 issued by the Company under the Senior Indenture on the Issue Date and any PIK senior notes or any increase in the outstanding principal amount of Senior Notes, in each case issued in lieu of the payment of cash interest on outstanding Senior Notes.

“Senior Subordinated Indebtedness” means, with respect to a Person, the senior subordinated notes (in the case of the Company), a Guarantee (in the case of a Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the senior subordinated notes or such Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person that is not Senior Indebtedness of such Person.

“Significant Subsidiary” means any Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Similar Business” means any business conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsors” means TPG Capital (formerly Texas Pacific Group) and Warburg Pincus LLC and their respective Affiliates.

“Subordinated Indebtedness” means

(a)           with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the senior subordinated notes, and

(b)           with respect to any Guarantor, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to the Guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person,

(1)           any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and

(2)           any partnership, joint venture, limited liability company or similar entity of which

(x)

more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)	such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantee” means the guarantee by any Subsidiary Guarantor of the Company’s Obligations under the Senior Subordinated Indenture and the senior subordinated notes.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Company that executes the Senior Subordinated Indenture as a guarantor on the Issue Date and each other Restricted Subsidiary of the Company that thereafter guarantees the senior subordinated notes pursuant to the terms of the Senior Subordinated Indenture.

“Term Loan Facility” means the credit facility provided under the Senior Secured Term Loan Agreement, to be entered into as of the Issue Date, among the Company, Holdings, the lenders party thereto in their capacity as lenders and Credit Suisse, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“Total Assets” means the total amount of all assets of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Company.

“Transactions” means the Merger, including the payment of the merger consideration in connection therewith, the investment by the Sponsors, members of management and the Co-Investors, the issuance of the Notes and the execution of, and borrowings on the Issue Date under, the Senior Credit Facilities as in effect on the Issue Date, the pledge and security arrangements in connection with the foregoing, the refinancing of certain Indebtedness in connection with the foregoing (including the redemption of the 2008 Notes) and the related transactions described in this prospectus, in particular as described under the section thereof entitled “The Transactions”.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release II.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 15, 2010; provided, however, that if the period from the redemption date to October 15, 2010, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Wells Fargo Bank, National Association until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means

(1)           any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below) and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated); provided that

(a)                                any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company,

(b)                               such designation complies with the covenant described under “Certain Covenants Limitation on Restricted Payments” and

(c)                                each of

(1)           the Subsidiary to be so designated and

(2)           its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either

(1)           the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or

(2)           the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of any applicable Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing

(1)           the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2)           the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

Capitalized terms set forth in this section without definition have the meanings given them elsewhere in this prospectus, including the sections “Description of Senior Notes” and “Description of Senior Subordinated Notes.”

The notes are represented by one or more global notes in registered, global form without interest coupons (collectively, the “Global Notes”).  The Global Notes were initially deposited upon issuance with the trustees as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

Except as set forth below and other than increases in the principal amount of senior notes in respect of PIK interest (as defined in “Description of Senior Notes”), all the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Except as set forth below, the Global Notes may be transferred only to another nominee of DTC or to a successor of DTC or its nominee, in whole and not in part.  Except in the limited circumstances described below, beneficial interests in Global Notes may not be exchanged for notes in certified form and owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of notes in certified form.  See “—Exchange of Global Notes for Certificated Notes.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience.  These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them.  We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants.  The participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations.  Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”).  Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants.  The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1)           upon deposit of the Global Notes for a series of notes, DTC will credit the accounts of designated participants with portions of the principal amount of the Global Notes for such series of notes; and

(2)           ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC.  Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in DTC.  All interests in a Global Note will be subject to the procedures and requirements of DTC.  The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own.  Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent.  Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of definitive notes registered in certificated form (“Certificated Notes”) and will not be considered the registered owners or “holders” thereof under the applicable Indenture for any purpose.

Payments in respect of the principal of, premium, interest and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the applicable Indenture.  Under the terms of each Indenture, the Company and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes.  Consequently, neither the Company nor the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

(1)           any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)           any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date.  Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC.  Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee nor the Company.  Neither the Company nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Company that it will take any action permitted to be taken by a holder of a given series of notes only at the direction of one or more participants to whose account DTC has credited the interests in the applicable series of Global Notes and only in respect of such portion of the aggregate principal amount of the applicable series of notes as to which such participant or participants has or have given such direction.  However, if there is an Event of Default under such series of the notes, DTC reserves the right to exchange the applicable Global Notes for legended notes in certificated form, and to distribute those notes to its participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among participants, it is under no obligation to perform those procedures, and may discontinue or change those procedures at any time.  Neither the Company nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for a certificated note of the same series (“Certificated Notes”) if:

(1)           DTC (A) notifies the Company that it is unwilling or unable to continue as depositary for the applicable Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

(2)           the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)           there has occurred and is continuing a Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes of the same series upon prior written notice given to the trustee by or on behalf of DTC in accordance with the applicable Indenture.  In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

The Company will make payments in respect of notes represented by Global Notes (including payments of principal, premium, if any, interest and additional interest, other than PIK Interest under the senior notes) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee.  The Company will make all payments of principal of and premium, if any, and interest (other than PIK Interest under the senior notes) on Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address.  The Company will make any payments of PIK Interest in respect of senior notes represented by Global Notes by increasing the principal amount of such Global Notes for benefit of the accounts of Participants specified by the DTC or its nominee.  The Company will make any payments of PIK Interest in respect of senior notes represented by Certificated Notes by issuing PIK Notes in the form of Certificated Notes and delivering them to Holders.  See “Description of Senior Notes—Principal, Maturity and Interest.” Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC.  DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.  The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations that may be relevant to persons considering the purchase of notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, in each case as of the date hereof, changes to any of which subsequent to the date of this document may affect the tax consequences described herein, possibly with retroactive effect. This summary deals only with notes that will be held as capital assets and, except where otherwise specifically noted, is only addressed to persons who purchase notes in the initial offering. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, or persons that have a “functional currency” other than the U.S. dollar.

Persons considering the purchase of notes should consult their own tax advisors in determining the tax consequences to them of the purchase, ownership and disposition of notes, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

As used under this heading “Certain U.S. Federal Income Tax Considerations,” the term “U.S. Holder” means a beneficial owner of a note that is (i) a citizen or resident of the U.S.; (ii) a U.S. domestic corporation; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a U.S. court is able to exercise primary supervision over the trust’s administration and (B) one or more U.S. persons have the authority to control all of the trust’s substantial decisions. As used under this heading “Certain U.S. Federal Income Tax Considerations” the term “Non-U.S. Holder” means a beneficial owner of a note that is not a U.S. Holder or a partnership or other entity that is organized in or under the laws of the U.S. or any political subdivision thereof.

The following summary applies equally to all notes, except where expressly stated otherwise.

Tax Consequences to U.S. Holders

Payments of Interest—In General

Payments or accruals of “qualified stated interest” (as defined below) on a note will be taxable to a U.S. Holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the U.S. Holder’s method of tax accounting). The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the note at a single fixed rate of interest, or, subject to certain conditions, based on one or more interest indices. Because we will pay interest in cash unconditionally semiannually with respect to the notes, except the senior notes (discussed below under “—Senior Notes”), such interest payments will qualify as qualified stated interest.

Payments of Interest and OID—Senior Notes

We have the option, until October 15, 2010, to pay interest on the senior notes in cash interest or PIK interest. For U.S. federal income tax purposes, the existence of this option means that none of the interest payments on the senior notes prior to 2010 will be qualified stated interest even if we never exercise the option to pay interest in the form of PIK interest. Consequently, the senior notes will be treated as issued at a discount and the U.S. Holder will be required to include original issue discount (OID) in gross income as it accrues, in advance of the receipt of cash attributable to that income.

In general, a U.S. Holder of a senior note, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the “daily portions” of OID on such note for all days during the taxable year that the U.S. Holder owns such note. The daily portions of OID are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of the senior note, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial holder, the amount of OID on a senior note allocable to each accrual period is determined by (a) multiplying the “adjusted issue price” (as defined below) of the note at the beginning of the accrual period by the yield to maturity of such note (appropriately adjusted to reflect the length of the accrual period). The yield to maturity of the senior note is the discount rate that causes the present value of all payments on the note as of its original issue date to equal the issue price of such note. For purposes of determining the yield to maturity, a U.S. Holder may assume that we will pay interest in cash and not exercise the option to pay PIK interest, except in respect of any period in which we actually elect to pay PIK interest. The “adjusted issue price” of a senior note at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest, such as the payments of cash, made with respect to such note in all prior accrual periods.

If we in fact pay the interest in cash on the senior notes, a U.S. Holder will not be required to adjust its OID inclusions. Each payment made in cash under a senior note will be treated first as a payment of any accrued OID that has not been allocated to prior payments and second as a payment of principal (which is not includable in income). A U.S. Holder of a senior note generally will not be required to include separately in income cash payments received on the notes to the extent such payments constitute payments of previously accrued original issue discount.

If for any interest payment period we exercise our option to pay interest in the form of PIK interest, a U.S. Holder of a senior note will be required to adjust its OID calculation for future periods by treating the note as if it had been retired and then reissued for an amount equal to its adjusted issue price on the date preceding the first date of such interest payment period, and re-calculating the yield to maturity of the reissued note by treating the amount of PIK interest (and of any prior PIK interest) as a payment that will be made on the maturity date of such note.

A subsequent U.S. Holder of a senior note that purchases the note at a cost less than its remaining redemption amount (as defined below), or an initial U.S. Holder that purchases a senior note at a price other than the note’s issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if the U.S. Holder acquires the senior note at a price greater than its adjusted issue price, such holder may reduce its periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a note is the total of all future payments to be made on the note other than payments of qualified stated interest.

All OID Election

A U.S. Holder generally may make an irrevocable election to include in its income its entire return on a note (i.e., the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount paid by such U.S. Holder for such note) under the constant-yield method described above. For notes purchased at a premium or bearing market discount in the hands of the U.S. Holder, the U.S. Holder making such election will also be deemed to have made the election (discussed below in “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.

Premium and Market Discount

A U.S. Holder of a note that purchases the note at a cost greater than its remaining redemption amount (as defined in the second preceding paragraph) will be considered to have purchased the note at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the note. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. Holder that elects to amortize such premium must reduce its tax basis in a note by the amount of the premium amortized during its holding period. Senior notes purchased at a premium will not be subject to the OID rules described above. With respect to a U.S. Holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. Holder’s tax basis when the note matures or is disposed of by the U.S. Holder. Therefore, a U.S. Holder that does not elect to amortize such premium and that holds the note to maturity generally will be required to treat the premium as capital loss when the note matures.

If a U.S. Holder of a note purchases the note at a price that is lower than its remaining redemption amount, or in the case of a senior note, its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the note will be considered to have “market discount” in the hands of such U.S.Holder. In such case, gain realized by the U.S. Holder on the disposition of the note generally will be treated as ordinary income to the extent of the market discount that accrued on the note while held by such U.S. Holder. In addition, the U.S. Holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the note. In general terms, market discount on a note will be treated as accruing ratably over the term of such note, or, at the election of the holder, under a constant yield method.

A U.S. Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a note as ordinary income. If a U.S. Holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Purchase, Sale, Exchange and Retirement

A U.S. Holder’s tax basis in a note generally will equal the cost of such note to such holder, increased by any amounts includable in income by the holder as OID and market discount and reduced by any amortized premium and payments other than payments of qualified stated interest made on such note. Upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest not previously included in income by such holder, which will be taxable as such) and the U.S. Holder’s tax basis in such note. Except as discussed above with respect to market discount, such gain or loss recognized by a U.S. Holder generally will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Under current U.S. federal income tax law, information reporting requirements apply with respect to payments made to U.S. Holders of notes unless an exemption exists. In addition, U.S. Holders who are not exempt will be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the Company or its paying agent. All individuals are subject to these requirements. In general, corporations, tax-exempt organizations and individual retirement accounts are exempt from these requirements.

Tax Consequences to Non-U.S. Holders

Under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding, no withholding of U.S. federal income tax generally will be required with respect to the payment by us or any issuing and paying agent of principal or interest (including OID) on a note owned by a Non-U.S. Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, and (iii) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements, generally made, under current procedures, on IRS Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that is it a Non-U.S. Holder).

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of a note, unless (i) such gain is effectively connected with the conduct by the holder of a trade or business in the United States or (ii) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met.

A note beneficially owned by an individual who at the time of death is a Non-U.S. Holder will generally not be subject to U.S. federal estate tax as a result of such individual’s death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and provided that the interest payments with respect to such note would not have been, if received at the time of such individual’s death, effectively connected with the conduct of a U.S. trade or business by such individual.

Notwithstanding the foregoing, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest income that is effectively connected with its U.S. trade or business. In addition, under certain circumstances, effectively connected interest income of a corporate Non-U.S. Holder may be subject to a “branch profits” tax imposed at a 30% rate. A Non-U.S. Holder with effectively connected income will, however, generally not be subject to withholding tax on interest income if, under current procedures, it delivers a properly completed IRS Form W-8ECI.

Information Reporting and Backup Withholding

U.S. information reporting requirements and backup withholding tax will not apply to payments on a note if the beneficial owner (i) certifies its Non-U.S. Holder status under penalties of perjury, generally made, under current procedures, on IRS Form W-8BEN, or satisfies documentary evidence requirements for establishing that it is a Non-U.S. Holder, or (ii) otherwise establishes an exemption.

The rules regarding withholding, backup withholding and information reporting for Non-U.S. Holders are complex, may vary depending on a holder’s particular situation, and are subject to change. In addition, special rules apply to certain types of Non-U.S. Holders including partnerships, trusts and other entities treated as pass-through entities for U.S. federal income tax purposes. Non-U.S. Holders should accordingly consult their own tax advisors as to the specific methods to use and forms to complete to satisfy these rules.

EU Directive on the Taxation of Savings Income

Under European Council Directive 2003/48/EC on the taxation of savings income, each EU Member State is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Austria, Belgium and Luxembourg will (unless during such period they elect otherwise) instead apply a withholding system in relation to such payments.  Under such a withholding system, tax will be deducted at rates rising over time to 35 per cent, unless the recipient of the interest payment elects instead for an exchange of information procedure. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

A number of non-EU countries, and certain dependent or associated territories of certain EU Member States, have agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within their respective jurisdictions to an individual resident in an EU Member State. In addition, the EU Member States have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in an EU Member State to an individual resident in one of those territories.

PLAN OF DISTRIBUTION

This prospectus is to be used by Credit Suisse Securities (USA) LLC in connection with the offers and sales of the registered securities in market-making transactions it effects from time to time.  Credit Suisse Securities (USA) LLC may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both.  Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.  We will not receive any of the proceeds from such sales.

Affiliates of Credit Suisse Securities (USA) LLC are agents, joint bookrunners, joint lead arrangers and lenders under our senior secured credit facilities and receive customary fees in connection therewith.  Credit Suisse Securities (USA) LLC acted as the financial advisor to Neiman Marcus, Inc. and received customary fees in connection with the acquisition.  Affiliates of Credit Suisse Securities (USA) LLC hold approximately 6.9% of the share capital of Newton Holding, LLC and have the contractual right to appoint one member of our board of directors.  Credit Suisse Securities (USA) LLC has, from time to time, provided investment banking and other financial advisory services to us in the past for which it has received customary compensation, and may provide such services and financial advisory services to us in the future.  Credit Suisse Securities (USA) LLC acted as an initial purchaser in connection with the original sale of the notes and received an underwriting discount in connection therewith.

Credit Suisse Securities (USA) LLC has informed us that it does not intend to confirm sales of the securities to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.  We have been advised by Credit Suisse Securities (USA) LLC that, subject to applicable laws and regulations, Credit Suisse Securities (USA) LLC intends to make a market in the securities.  However, Credit Suisse Securities (USA) LLC is under no obligation to do so and may interrupt or discontinue any such market-making at any time without notice.  In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act.  We cannot assure you that an active trading market will be sustained.  See “Risk Factors—Risks Related to the Notes.  We cannot assure you that an active trading market for the notes will develop.”

LEGAL MATTERS

The validity of the notes has been passed upon for us by Cleary Gottlieb Steen & Hamilton LLP New York, New York.  Kirkpatrick & Lockhart Nicholson Graham LLP have passed upon certain matters governed by the laws of the states of California, Texas, Florida and Virginia and Wilmer Cutler Pickering Hale and Dorr LLP have passed upon certain matters governed by the laws of the State of Massachusetts.

EXPERTS

The consolidated financial statements and schedule of Neiman Marcus, Inc. at August 2, 2008 and July 28, 2007 and for each of the two years in the period ended August 2, 2008 and the effectiveness of Neiman Marcus, Inc.’s internal control over financial reporting as of August 2, 2008 incorporated in this prospectus by reference from Neiman Marcus, Inc.’s Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated statements of earnings, cash flow and shareholders’ equity for the forty-three weeks ended July 29, 2006 and the nine weeks ended October 1, 2005 and the related financial statement schedule incorporated in this prospectus by reference from Neiman Marcus, Inc.’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have “incorporated by reference” into this prospectus certain information that our parent files with the SEC.  This means that we can disclose important business, financial and other information in the prospectus by referring you to the documents containing this information.  All information incorporated by reference is deemed to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the SEC and incorporated later.  Information which is furnished but not filed with the SEC shall not be incorporated by reference into this prospectus.

We incorporate by reference our parent’s Annual Report on Form 10-K for the fiscal year ended August 2, 2008, as filed with the SEC on September 24, 2008 and our parent’s Current Report on Form 8-K dated September 30, 2008.  We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of our parent’s Annual Report on Form 10-K and our parent’s Current Reports on Form 8-K.  Requests should be directed to:

Nelson A. Bangs, Esq.
The Neiman Marcus Group, Inc.
One Marcus Square, 1618 Main Street
Dallas, Texas 75201
Telephone: (214) 741 6911

The documents listed above which have been incorporated into this prospectus are also available through our website at http://www.neimanmarcusgroup.com.  The information found on our website is not incorporated into or part of this prospectus.

The Neiman Marcus Group, Inc.

9%/9 3/4% Senior Notes due 2015
10 3/8% Senior Subordinated Notes due 2015

PROSPECTUS

October 3, 2008